UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

Citigroup Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

2017	Citigroup Inc. Notice of Annual Meeting and Proxy Statement

April 25, 2017 The Great Hall of The Cooper Union 7 East 7th Street New York, New York 10003

Citigroup Inc.
388 Greenwich Street
New York, New York 10013

March 15, 2017

Dear Stockholder:

We cordially invite you to attend Citi’s 2017 Annual Stockholders’ Meeting. The Annual Meeting will be held on Tuesday, April 25, 2017, at 9:00 a.m. at The Great Hall of The Cooper Union in New York, New York. Directions to the Annual Meeting location are provided on page 119 of this Proxy Statement.

At the Annual Meeting, stockholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached Proxy Statement.

Thank you for your support of Citi.

Sincerely,

Michael E. O’Neill Chairman of the Board

4

Letter from the Board of Directors to our Stockholders

Engaging with our stockholders is a critical element of good governance, and we will continue to make it a priority.

Much was accomplished by our management team in 2016, but there is still work left to do to properly reward you, our investors, for your trust and patience.

Since the financial crisis our management team has shed over $800 billion in non-core assets while also improving and investing in the businesses we believe will provide solid risk-adjusted returns into the future. Over the past several years, the focus of management’s efforts has progressively moved to the latter task as the assets in Citi Holdings have been systematically wound down in an economically rational manner. At year-end 2016, Holdings’ assets were $54 billion and represented only about 3% of Citigroup’s total assets. As a result, beginning in 2017, Citi Holdings will no longer be separately reported, marking the end of what has arguably been the largest bank restructuring ever.

In April we received feedback on our 2015 Resolution and Recovery Plan and we commend management for the successful outcome. Among the plans submitted by the largest U.S. banks, Citi’s was the only one deemed to have no deficiencies by both the Federal Reserve Board and Federal Deposit Insurance Corporation. We are also pleased with the progress made in resolving legacy issues and management’s continued strong emphasis on Risk Management, Controls, and Conduct.

Our 2016 Comprehensive Capital Analysis and Review (CCAR) results also demonstrated tangible progress. Not only did Citi pass, but the $12.2 billion in capital return approved by the Federal Reserve in this CCAR cycle was by far the largest amount approved for Citi to date. And even with the increase in our dividend and our stepped-up stock buyback activity, our Common Equity Tier 1 Ratio ended the year at 12.6%, 50 basis points higher than it was at the end of last year.

Despite the progress made on a number of important fronts, Citi’s operating performance in 2016 fell short of our expectations. Net income, at just under $15 billion, was more than 10% below 2015’s. The three traditional measures we and others in our industry use to gauge financial performance – Efficiency Ratio, Return on Assets (ROA), and Return on Tangible Common Equity (ROTCE) – all worsened. Our operating performance was constrained by the tepid global economic environment, particularly at the beginning of the year, and much of the profit shortfall in 2016 is explained by investments we continued to make throughout the year, as well as the absence of material gains contributed in 2015 by the shrinking Citi Holdings, and the costs associated with the acquisition of the large Costco card portfolio.

Citi 2017 Proxy Statement

5

Management has recently announced updated financial targets, including a ROTCE of 10% in 2019, and has also indicated their belief that Citi is capable of generating a 14% ROTCE in the longer term. Accomplishing those objectives will require a combination of improved operating performance and optimized capital management.

Investing in areas we believe to be crucial to Citi’s future performance is a vital component of management’s plan to achieve its financial objectives. Areas of focus are our Cards, Treasury and Trade Solutions, Equities and Citibanamex businesses, as well as continued productivity-enhancing investments in technology.

Engaging with our stockholders is a critical element of good governance, and we will continue to make it a priority. You are encouraged to write your thoughts, concerns, or suggestions to Citigroup Inc. Board of Directors, c/o Rohan Weerasinghe, General Counsel and Corporate Secretary, 388 Greenwich Street, New York, NY 10013.

Michael L. Corbat Ellen M. Costello Duncan P. Hennes Peter B. Henry Franz B. Humer Renée J. James	Eugene M. McQuade Michael E. O’Neill Gary M. Reiner Judith Rodin Anthony M. Santomero Joan E. Spero	Diana L. Taylor William S. Thompson, Jr. James S. Turley Deborah C. Wright Ernesto Zedillo Ponce de Leon

A WORD OF APPRECIATION

We would like to thank Judith Rodin and Joan Spero, who are retiring from our Board, having reached the mandatory retirement age. We will miss their commitment and valuable perspectives.

www.citigroup.com

6

(Intentionally Left Blank)

7

Notice of Annual Meeting of Stockholders

Citigroup Inc.
388 Greenwich Street
New York, New York 10013

Dear Stockholder:

Citi’s Annual Stockholders’ Meeting will be held on Tuesday, April 25, 2017, at 9:00 a.m. at The Great Hall of The Cooper Union in New York, New York. Directions to the 2017 Annual Meeting location are provided on page 119 of this Proxy Statement. You will need an admission ticket or proof of ownership of Citi stock to enter the meeting. Live audio of the Annual Meeting will be webcast at www.citigroup.com.

At the meeting, stockholders will be asked to:
1.	elect the directors listed in this proxy statement,
2.	ratify the selection of Citi’s independent registered public accounting firm for 2017,
3.	consider an advisory vote to approve Citi’s 2016 executive compensation,
4.	consider an advisory vote to approve the frequency of future advisory votes on executive compensation,
5.	act on certain stockholder proposals, and
6.	consider any other business properly brought before the meeting, or any adjournment or postponement thereof, by or at the direction of the Board of Directors.

Citi has utilized the Securities and Exchange Commission rule allowing companies to furnish proxy materials to its stockholders over the Internet. This process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of distribution, and reduce the environmental impact of our 2017 Annual Meeting.

In accordance with this rule, on or about March 15, 2017, we sent to those current stockholders who were stockholders at the close of business on February 27, 2017, a notice of the 2017 Annual Meeting containing a Notice of Internet Availability of Proxy Materials (Notice). The Notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you received a Notice and would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the Notice.

By order of the Board of Directors,

Rohan Weerasinghe
Corporate Secretary
March 15, 2017

www.citigroup.com

8

Citi 2017 Proxy Statement

9

Proxy Statement Highlights

Voting Items
Proposal 1: Election of Directors (Page 40) The Board recommends you vote FOR each nominee
Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm (Page 63) The Board recommends you vote FOR this proposal
Proposal 3: Advisory Vote to Approve Citi’s 2016 Executive Compensation (Page 66) The Board recommends you vote FOR this proposal
Proposal 4: Advisory Vote to Approve the Frequency of Future Advisory Votes on Executive Compensation (Page 106) The Board recommends you vote FOR an ANNUAL advisory vote on executive compensation
Stockholder Proposals 5-9 (Pages 107-117) The Board recommends you vote AGAINST the stockholder proposals

Meeting and Voting Information
Date and Time April 25, 2017, 9:00 a.m.
Place The Great Hall of The Cooper Union 7 East 7th Street New York, New York 10003
Record Date February 27, 2017
Voting Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each Director nominee and one vote for each of the other proposals to be voted on.
Admission An admission ticket or proof of ownership of Citi’s stock is required to enter Citi’s Annual Meeting.

Board and Corporate Governance
Highlights

Summary of Director Nominees

The nominees for the Board of Directors each have the qualifications and experience to approve and guide Citi’s strategy and to oversee management’s execution of that strategic vision. Citi’s Board of Directors consists of individuals with the skills and backgrounds necessary to oversee Citi’s efforts toward becoming a simpler, smaller, safer, and stronger financial institution, while mitigating risk and operating within a complex financial and regulatory environment.

Independence	85% of our Board Nominees are Independent
Tenure	The average board tenure of our nominees is 3.9 years and no nominee has served for more than 8 years
Diversity	Citi’s Board is committed to ensuring that it is composed of individuals whose backgrounds reflect the diversity represented by our employees, customers and stakeholders.

www.citigroup.com

10	PROXY STATEMENT HIGHLIGHTS

Director Nominees

				Citi Committee Memberships
Name and Primary Qualifications	Age	Director Since	Principal Occupation and Other Current Public Company Directorships	A	EC	E	NGP	OT	PC	RM
Michael L. Corbat	56	2012	Chief Executive Officer, Citigroup Inc.
Ellen M. Costello	62	2016	Former President and CEO, BMO Financial Corporation, and Former U.S. Country Head, BMO Financial Group Board: DH Corporation	•				•
Duncan P. Hennes	60	2013	Co-Founder and Partner, Atrevida Partners, LLC						•	•
Peter B. Henry	47	2015	Dean, New York University, Leonard N. Stern School of Business Board: General Electric Company	•			•
Franz B. Humer	70	2012	Former Chairman, Roche Holdings Ltd. Boards: Chugai Pharmaceuticals Ltd., Kite Pharmaceuticals, WISeKey SA		•	•				•
Renée J. James	52	2016	Operating Executive, The Carlyle Group Boards: Oracle Corporation, Sabre Corporation, Vodafone Group Plc					•		•
Eugene M. McQuade	68	2015	Former Vice Chairman, Citigroup Inc. and Former CEO, Citibank, N.A. Board: XL Group, Ltd. (Chairman)							•
Michael E. O’Neill	70	2009	Chairman, Citigroup Inc.		•	•	•		•	•
Gary M. Reiner	62	2013	Operating Partner, General Atlantic LLC Boards: Hewlett Packard Enterprise Company, Box Inc.					•	•
Anthony M. Santomero	70	2009	Former President, Federal Reserve Bank of Philadelphia Boards: RenaissanceRe Holdings, Ltd., Penn Mutual Life Insurance Company	•		•				•
Diana L. Taylor	62	2009	Vice Chair, Solera Capital LLC Boards: Brookfield Asset Management, Sotheby’s			•	•		•
William S. Thompson, Jr.	71	2009	Former CEO, Pacific Investment Management Company (PIMCO)			•			•	•
James S. Turley	61	2013	Former Chairman and CEO, Ernst & Young Boards: Emerson Electric Co., Intrexon Corporation, Northrop Grumman Corporation	•		•				•
Deborah C. Wright	59	2017	Former Chairman Carver Bancorp, Inc. Boards: Time Warner Inc., Voya Financial, Inc.	•	•
Ernesto Zedillo Ponce de Leon	65	2010	Director, Center for the Study of Globalization and Professor in the Field of International Economics and Politics, Yale University Boards: Alcoa Corp., Procter & Gamble Company, Grupo Prisa		•		•			•
Qualifications		• committee member
• committee chair
Compensation	International Business or Economics	A	Audit
Consumer Business and Financial Services	Legal Matters	EC E	Ethics and Culture Executive
Corporate Affairs	Operations and Technology	NGP	Nomination, Governance and Public Affairs
Corporate Governance	Regulatory and Compliance	OT PC	Operations and Technology Personnel and Compensation
Financial Reporting	Risk Management	RM	Risk Management
Institutional Business

Citi 2017 Proxy Statement

PROXY STATEMENT HIGHLIGHTS	11

Corporate Governance Highlights

Citi is active in ensuring its governance practices are at the leading edge of best practices. Highlights include:

Alignment with Stockholders	Compensation Governance	Adherence to Corporate
Governance Best Practices
●The By-laws grant stockholders the right to have stockholder nominees to the Board included in the Company’s proxy materials
●Citi has an independent Chair
●If there is no independent Chairman of the Board, the Board will appoint a Lead Independent Director
●Majority vote standard for uncontested Director elections
●Stockholders have the right to call a special meeting and to act by written consent
●No super-majority vote provisions in our governing instruments

●Emphasize pay-for-performance alignment
●Base a majority of total compensation on performance
●The Personnel and Compensation Committee retains an independent compensation consultant
●Expanded clawback policies for employees
●Executive officers and Directors are required to retain at least 75% of the equity awarded to them as incentive compensation as long as they serve as executive officers or Directors, respectively; executive officers are required to retain 50% of such equity awards for one year following the termination of their employment

●Formed an Ethics and Culture Committee of the Board in 2014
●Published a meaningful Political Activities Statement and disclosed Citi’s political contributions
●Posted the names of significant trade and business associations in which Citi is a participant on Citi’s website
●Members of Citi’s Board of Directors and Citi’s executive officers are not permitted to hedge their Citi securities or to pledge their Citi securities as collateral for a loan
●Currently, Citi’s Board includes six women and three minorities
●No nominee has served for more than eight years

Our Investor Engagement Program

Summer Members of the Board and senior management conduct follow-up calls with investors regarding votes at the Annual Meeting and other governance issues.
Fall Management reviews the vote and feedback received from investors and analyzes governance and compensation trends.
Winter Members of the Board and senior management conduct calls with investors for input on a variety of governance and compensation matters under consideration.
Spring
Members of the Board and senior management conduct conversations with our institutional investors in advance of the Annual Meeting to provide an opportunity for discussion of compensation, management and stockholder proposals, and other governance and annual meeting issues.
Annual Stockholders’ Meeting

www.citigroup.com

12

About the 2017 Annual Meeting

Q:	Who is soliciting my vote?
A:	The Board of Directors of Citigroup Inc. is soliciting your vote at the 2017 Annual Meeting of Citi's stockholders.

Q:	Where and when will the 2017 Annual Meeting take place?
A:

The Annual Meeting is scheduled to begin at 9:00 a.m. on April 25, 2017 at The Great Hall of The Cooper Union in New York, New York. Directions to the 2017 Annual Meeting location are provided on page 119 of this Proxy Statement. Live audio of the 2017 Annual Meeting will be webcast at www.citigroup.com.

Q:	Why did I receive a one-page Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?
A:

Pursuant to rules adopted by the Securities and Exchange Commission (SEC), we have elected to mail to many of our stockholders a Notice of Internet Availability of the Proxy Materials (Notice) instead of a paper copy of the proxy materials. All stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and receive a paper copy of the proxy materials by mail on request. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may access proxy materials in printed form by mail or electronically on an ongoing basis. This process has allowed us to expedite our stockholders' receipt of proxy materials, lower the costs of distribution, and reduce the environmental impact of our 2017 Annual Meeting.

Q:	Why didn't I receive a Notice in the mail about the Internet availability of the proxy materials?
A:

We are providing some of our stockholders, including stockholders who have previously asked to receive paper copies of the proxy materials and some of our stockholders who are living outside of the United States, with paper copies of the proxy materials instead of a Notice. In addition, we are providing a Notice by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

Q:	How can I access Citi's proxy materials and Annual Report electronically?
A:

This Proxy Statement and the 2016 Annual Report are available on Citi’s website at www.citigroup.com. Click on “About Us,” and then “Corporate Governance.” Most stockholders can elect not to receive paper copies of future Proxy Statements and Annual Reports and can instead view those documents on the Internet.

If you are a stockholder of record, you can choose this option and save Citi the cost of producing and mailing these documents by following the instructions provided when you vote over the Internet. If you hold your Citi stock through a bank, broker, or other holder of record, please refer to the information provided by that entity for instructions on how to elect not to receive paper copies of future Proxy Statements and Annual Reports.

If you choose not to receive paper copies of future Proxy Statements and Annual Reports, you will receive an e-mail message next year containing the Internet address to use to access Citi’s Proxy Statement and Annual Report. Your choice will remain in effect until you tell us otherwise or until your consent is deemed to be revoked under applicable law. You do not have to elect Internet access each year. To view, cancel, or change your enrollment profile, please go to www.InvestorDelivery.com.

Citi 2017 Proxy Statement

ABOUT THE ANNUAL MEETING	13

Q:	What will I be voting on?
A:	●	Election of Directors (see pages 40-61).
	●	Ratification of KPMG as Citi’s independent registered public accounting firm for 2017 (see pages 63-65).
	●	An advisory vote to approve Citi’s 2016 executive compensation (see pages 66-105).
	●	An advisory vote to approve the frequency of future advisory votes on executive compensation (see page 106).
	●	Five stockholder proposals (see pages 107-117).

An agenda will be distributed at the meeting.

Q:	How many votes do I have?
A:	You will have one vote for every share of Citi common stock you owned on February 27, 2017 (the record date).

Q:	How many votes can be cast by all stockholders?
A:	2,764,865,317, consisting of one vote for each of Citi’s shares of common stock that were outstanding on the record date. There is no cumulative voting.

Q:	How many votes must be present to hold the meeting?
A:

To constitute a quorum to transact business at the 2017 Annual Meeting, the holders of a majority of the votes that can be cast, or 1,382,432,660 shares, must be present or represented by proxy at the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting, so that we will know as soon as possible that enough votes will be present for us to hold the Annual Meeting. Persons voting by proxy will be deemed present at the meeting even if they abstain from voting on any or all of the proposals presented for stockholder action. Shares held by brokers who vote such shares on any proposal will be counted as present for purposes of establishing a quorum, and shares treated as broker non-votes for one or more proposals will nevertheless be deemed present for purposes of constituting a quorum for the Annual Meeting.

Q:	Does any single stockholder control 5% or more of any class of Citi’s voting stock?
A:

Yes, there are two stockholders that each control more than 5%. According to a Schedule 13G Information Statement filed by BlackRock, Inc. and certain subsidiaries (BlackRock) on January 19, 2017, BlackRock may be deemed to beneficially own 7.2% of Citi’s common stock. According to a Schedule 13G Information Statement filed by The Vanguard Group, Inc. (Vanguard) on February 9, 2017, Vanguard may be deemed to beneficially own 6.27% of Citi’s common stock.

For further information, see Stock Ownership — Owners of More than 5% of Citi Common Stock on page 39 in this Proxy Statement.

Q:	How do I vote?
A:	You can vote by proxy whether or not you attend the Annual Meeting. To vote by proxy, stockholders have a choice of voting over the Internet, by mobile phone, by telephone, by QR code or by using a traditional proxy card.

Vote by Internet Go to www.proxyvote.com. You will need the 16-digit number included in your proxy card, voter instruction form, or Notice.	Vote by QR code You can scan this QR code to vote your proxy card. You will need the 16-digit number included in your proxy card, voter instruction form, or Notice.	Vote by Phone Call the number on your proxy card or the number on your voter instruction form. You will need the 16-digit number included in your proxy card, voter instruction form, or Notice.	Vote by Mail Send the completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.	Vote in Person See the instructions below regarding attendance at the Annual Meeting.

www.citigroup.com

14	ABOUT THE ANNUAL MEETING

To reduce our administrative and postage costs, we ask that you vote using the Internet, by telephone, by mobile phone, or by QR code, all of which are available 24 hours a day. To ensure that your vote is counted, please remember to submit your vote by 11:59 p.m. ET on April 24, 2017. If you hold your shares in a Citi employee benefit plan, please submit your vote by the date indicated on your proxy card.

If you are a record holder of Citi common stock, you may attend the 2017 Annual Meeting and vote in person. If you want to vote in person at the Annual Meeting, and you hold your Citi common stock through a securities broker (that is, in “street name”), you must obtain a proxy from your broker and bring that proxy to the Annual Meeting.

Q:	How do I get a printed proxy card?
A:

There are three ways for stockholders to request a proxy card and a full set of materials at no charge if you received a Notice instead of the printed materials. In all three examples you will need the 16-digit Control Number printed on the Notice.

Requesting a proxy card
By telephone: 1-800-579-1639;
By Internet: www.proxyvote.com; or
By e-mail: sendmaterial@proxyvote.com (send a blank e-mail with the 16-digit Control Number in the subject line).

Q:	Can I change my vote?
A:

Yes. Just send in a new proxy card or voter instruction form with a later date, cast a new vote by telephone or Internet, or send a written notice of revocation to Citi’s Corporate Secretary at 388 Greenwich Street, New York, New York 10013. If you attend the 2017 Annual Meeting and want to vote in person, you can request that your previously submitted proxy not be used.

Q:	What if I don’t vote for some of the matters listed on my proxy card?
A:

If you return a signed proxy card without indicating voting instructions, your shares will be voted in accordance with the Board’s recommendation for the nominees listed on the card, for KPMG as independent registered public accounting firm for 2017, for Citi’s 2016 executive compensation, for an annual advisory vote on executive compensation, and against the stockholder proposals. See also “Could other matters be decided at the 2017 Annual Meeting?”

Q:	Can my shares held in street name be voted if I don’t return my voter instruction card and don’t attend the 2017 Annual Meeting?
A:	If you don’t vote your shares held in street name, your broker can vote your shares on matters that the New York Stock Exchange (NYSE) has ruled discretionary.

Discretionary Items. KPMG’s appointment is a discretionary item. NYSE member brokers who do not receive instructions from beneficial owners may vote on this proposal as follows: (i) a Citi affiliated member is permitted to vote your shares in the same proportion as all other shares are voted with respect to this proposal; and (ii) all other NYSE member brokers are permitted to vote your shares at their discretion.

Non-discretionary Items. Brokers will not be able to vote your shares on the election of Directors, the advisory vote to approve Citi’s 2016 executive compensation, the advisory vote on the frequency of future advisory votes on executive compensation, and the stockholder proposals if you fail to provide instructions. Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.

If your shares are registered directly in your name, not in the name of a bank or broker, you must vote your shares or your vote will not be counted. Please vote your proxy so your vote can be counted.

Citi 2017 Proxy Statement

ABOUT THE ANNUAL MEETING	15

Q:	If I hold shares through Citigroup’s employee benefit plans and do not provide voting instructions, how will my shares be voted?
A:

If you hold shares of common stock through Citigroup’s employee benefit plans or stock incentive plans and do not provide voting instructions to the plans’ trustees or administrators, your shares will be voted in the same proportion as the shares beneficially owned through such plans for which voting instructions are received, unless otherwise required by law.

Q:	What vote is required, and how will my votes be counted, to elect Directors and to adopt the other proposals?
A:

The following chart describes the proposals to be considered at the meeting, the vote required to elect Directors and to adopt each of the other proposals, and the manner in which votes will be counted:

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”(1)
Election of Directors.	For, against, or abstain on each nominee.	A nominee for Director will be elected if the votes cast for such nominee exceed the votes cast against such nominee.	No effect.	No effect.
Ratification of KPMG.	For, against, or abstain.	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon.	Treated as votes against.	Brokers have discretion to vote.
Advisory vote to approve Citi’s 2016 executive compensation.	For, against, or abstain.	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon.	Treated as votes against.	No effect.
Advisory vote to approve the frequency of future advisory votes on executive compensation.	Stockholders may select whether such votes should occur every year, every two years or every three years, or stockholders may abstain from voting.

The Company will treat the voting option that receives the greatest number of affirmative votes of the shares of common stock represented at the Annual Meeting and entitled to vote thereon as the option that is approved by the stockholders.

			No effect.	No effect.
Five stockholder proposals.	For, against, or abstain.	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon.	Treated as votes against.	No effect.

(1)	A broker non-vote generally occurs when a broker is not permitted to vote on a matter without instructions from a customer having beneficial ownership in the securities and has not received such instructions. Broker non-votes will not be counted as shares entitled to vote on the proposal.

www.citigroup.com

16	ABOUT THE ANNUAL MEETING

If a nominee for Director is not re-elected by the required vote, he or she will remain in office until a successor is elected and qualified or until his or her earlier resignation or removal. Citi’s By-laws provide that in the event a Director nominee is not re-elected, such Director shall offer to resign from his or her position as a Director. Unless the Board decides to reject the offer or to postpone the effective date of the offer, the resignation shall become effective 60 days after the date of the election.

The result of the votes on an advisory vote on Citi’s 2016 executive compensation and on frequency of future advisory votes are not binding on the Board, whether or not the resolution is passed under the voting standards described above. In evaluating the stockholder vote on the advisory resolution, the Board will consider the voting results in their entirety.

Q:	Is my vote confidential?
A:

In 2006, the Board adopted a confidential voting policy as part of its Corporate Governance Guidelines. Under the policy, except as necessary to meet applicable legal requirements or as otherwise described below, all votes, whether submitted by proxies, ballots, Internet voting, telephone voting, or otherwise are kept confidential for registered stockholders who request confidential treatment. If you are a registered stockholder and would like your vote kept confidential, please check the appropriate box on the proxy card or follow the instructions when submitting your vote by telephone, mobile phone, or by the Internet. If you hold your shares in “street name” or through an employee benefit plan or stock incentive plan, your vote already receives confidential treatment and you do not need to request confidential treatment in order to maintain the confidentiality of your vote.

The confidential voting policy will not apply in the event of a proxy contest or other solicitation based on an opposition Proxy Statement and in certain other limited circumstances. For further details regarding this policy, please see the Corporate Governance Guidelines, available on Citi’s website at www.citigroup.com.

Q:	Could other matters be decided at the 2017 Annual Meeting?
A:

We don’t know of any matters that will be considered at the Annual Meeting other than those described above. If a stockholder proposal that was excluded from this Proxy Statement is brought before the meeting, the Chairman will declare such proposal out of order, and it will be disregarded, or we will vote the proxies against the proposal. If any other matters arise at the Annual Meeting that are properly presented at the meeting, the proxies will be voted at the discretion of the proxy holders.

Q:	What happens if the meeting is postponed or adjourned?
A:	Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Citi 2017 Proxy Statement

ABOUT THE ANNUAL MEETING	17

Q:	Do I need a ticket to attend the 2017 Annual Meeting?
A:

Yes, you will need an admission ticket or proof of ownership of Citi common stock to enter the Annual Meeting. When you arrive at the Annual Meeting, you may be asked to present photo identification, such as a driver’s license.

	●	If you received a Notice of Internet Availability of Proxy Materials, you must bring the Notice to gain admission to the Annual Meeting.
●

If you did not receive a Notice but received a paper copy of the proxy materials and your shares are held in your name, please bring the admission ticket printed on the top half of the proxy card supplied with your materials.

●

If you did not receive a Notice but received a paper copy of the proxy materials and your shares are held in the name of a bank, broker, or other holder of record, please bring the admission ticket that was enclosed with your materials.

●

If you receive your proxy materials by e-mail, you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership.

●

If you arrive at the meeting without an admission ticket, we will admit you only if we are able to verify that you are a Citi stockholder. If you hold your shares in a joint account, both owners can be admitted to the Annual Meeting, provided that proof of joint ownership is given. Citi will not be able to accommodate guests at the Annual Meeting. Any persons needing special assistance should contact Shareholder Relations by phone at 813-604-2778 or at the following e-mail address: shareholderrelations@citi.com.

How We Have Done

Annual Report

If you received these materials by mail, you should have also received Citi’s Annual Report to Stockholders for 2016 with them. The 2016 Annual Report is also available on Citi’s website at www.citigroup.com. We urge you to read these documents carefully. In accordance with the SEC’s rules, the Five-Year Performance Graph appears in the 2016 Annual Report on Form 10-K.

www.citigroup.com

18

Corporate Governance

Citigroup Inc. (Citigroup, Citi, or the Company) continually strives to maintain the highest standards of ethical conduct: reporting results with accuracy and transparency and maintaining full compliance with the laws, rules, and regulations that govern Citi’s businesses. Citi is active in ensuring its governance practices are at the leading edge of best practices. Below is a compilation of Citi’s Corporate Governance initiatives:

Good Governance	●	Formed a standing Ethics and Culture Committee of the Board of Directors to oversee management’s efforts to foster a culture of ethics within Citi;
	●	Eliminated super-majority vote provisions previously contained in our Restated Certificate of Incorporation;
	●	Amended our By-laws, after electing an independent Chair in 2009, to provide that if Citi does not have an independent Chairman of the Board, the Board shall elect a lead independent Director;
	●	Amended our By-laws to include a majority vote standard for uncontested Director elections; and
	●	Implemented a stock ownership commitment for the Board and executive officers.
Stockholder Rights	●	Adopted a proxy access by-law;
	●	Amended our By-laws to give stockholders of at least 25% of the outstanding common stock the right to call a special meeting; and
	●	Permitted stockholders to act by written consent.
Executive Compensation	●

Adopted strong executive compensation governance practices, including expanded clawback policies and a requirement that executive officers must hold a substantial amount of vested Citi common stock for at least one year after they cease being executive officers; and

	●	Amended our Corporate Governance Guidelines to provide that members of Citi’s Board of Directors and Citi’s executive officers (i.e., Section 16 Insiders) are not permitted to hedge their Citi securities or to pledge their Citi securities as collateral for a loan.
Political Activity	●

Amended our Political Activities Statement (formerly Citi’s Political Contributions and Lobbying Statement) to increase disclosure about our lobbying practices and oversight. The Political Activities Statement provides meaningful disclosure about:

➢ our lobbying policies and procedures including grassroots lobbying;
➢ payments made by Citi for direct lobbying;
➢ trade and business association participation;
➢ membership in any tax-exempt group that writes and endorses model legislation; and
➢ the Board’s oversight of lobbying activities, trade and business association participation, and political contributions;
●

Amended the charter of the Nomination, Governance and Public Affairs Committee to clarify that the Committee has oversight responsibility for trade association payments in addition to oversight responsibility for political contributions and lobbying activities; and

	●	Provided more clarity on our political contributions and trade and business associations disclosure by:
➢ creating a link on our website to federal and state government websites where our lobbying activities are reported;
➢ initiating a process to require trade and business associations to which Citi pays dues to attest that no portion of such payments are used for independent expenditures; and
➢ listing the names of our significant trade and business associations on Citi’s website.

Citi 2017 Proxy Statement

CORPORATE GOVERNANCE	19

Corporate Governance Materials Available on Citi’s Website

In addition to our Corporate Governance Guidelines, other information relating to corporate governance at Citi is available on the Corporate Governance section of our website at www.citigroup.com. Click on “About Us” and then “Corporate Governance.”

www.citigroup.com/citi/ investor/corporate_ governance.html	●	Audit Committee Charter
	●	Ethics and Culture Committee Charter
	●	Nomination, Governance and Public Affairs Committee Charter
	●	Operations and Technology Committee Charter
	●	Personnel and Compensation Committee Charter
	●	Risk Management Committee Charter
	●	Code of Conduct
	●	Code of Ethics for Financial Professionals
	●	Citi’s Compensation Philosophy
	●	By-laws and Restated Certificate of Incorporation
	●	Corporate Political Activities Statement
	●	Global Citizenship Report
	●	A list of our 2016 Political Contributions and the names of Citi’s significant trade and business associations

Citi stockholders may obtain printed copies of these documents by writing to Citigroup Inc., Corporate Governance, 601 Lexington Avenue, 19th Floor, New York, New York 10022.

Corporate Governance Guidelines

Citi’s Corporate Governance Guidelines (the Guidelines) embody many of our long-standing practices, policies, and procedures, which are the foundation of our commitment to best practices. The Guidelines are reviewed at least annually, and revised as necessary, to continue to reflect best practices. The full text of the Guidelines, as approved by the Board, is set forth on Citi’s website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Corporate Governance Guidelines.” The Guidelines outline the responsibilities, operations, qualifications, and composition of the Board.

Our goal is that at least two-thirds of the members of the Board be independent. A description of our independence criteria and the results of the Board’s independence determinations are set forth below.

The Guidelines require that all members of the required committees of the Board (Audit; Nomination, Governance and Public Affairs; and Personnel and Compensation) be independent. Committee members are appointed by the Board upon recommendation of the Nomination, Governance and Public Affairs Committee. Committee membership and Chairs are rotated periodically. The Board and each Committee have the power to hire and fire independent legal, financial or other advisors, as they may deem necessary, without consulting or obtaining the approval of management. Meetings of the non-management Directors are held as part of every regularly scheduled Board meeting and are presided over by the independent Chairman.

The number of other for-profit public or non-public company boards on which a Director may serve is subject to a case-by-case review by the Nomination, Governance and Public Affairs Committee, in order to ensure that each Director is able to devote sufficient time to performing his or her duties as a Director. Interlocking directorates are prohibited (inside Directors and executive officers of Citi may not sit on boards of companies where a Citi outside Director is an executive officer).

If a Director has a substantial change in professional responsibilities, occupation or business association, he or she is required to notify the Nomination, Governance and Public Affairs Committee and to offer his or her resignation from the Board. The Nomination, Governance and Public Affairs Committee will evaluate the facts and

www.citigroup.com

20	CORPORATE GOVERNANCE

circumstances and make a recommendation to the Board whether to accept the resignation or request that the Director continue to serve on the Board. If a Director assumes a significant role in a not-for-profit entity, he or she is asked to notify the Nomination, Governance and Public Affairs Committee.

Directors are expected to attend Board meetings and meetings of the Committees on which they serve and the Annual Meeting of stockholders. All of the Directors then in office attended Citi’s 2016 Annual Meeting (either in person or via audioconference), except for William S. Thompson, Jr. who was unable to attend due to a personal matter.

The Nomination, Governance and Public Affairs Committee nominates one of the members of the Board to serve as Chairman of the Board on an annual basis. The Nomination, Governance and Public Affairs Committee also conducts an annual review of Board performance in which the full Board participates, and each required committee (except for the Executive Committee) conducts its own self-evaluation. As part of the self-evaluation, the Board engages in an examination of its own performance of its obligations on such matters as regulatory requirements, strategic and financial oversight, oversight of risk management, executive compensation, succession planning, and governance matters, among many other topics. The committees evaluate their performance against the requirements of their charters and other aspects of their responsibilities. The full Board and each committee then discuss the results of their respective self-evaluations in executive session, highlighting actions to be taken in response to the discussion.

Directors have full and free access to senior management and other employees of Citi. New Directors are provided with an orientation program to familiarize them with Citi’s businesses, regions and functions as well as its legal, compliance, regulatory, and risk profile. Citi provides educational sessions on a variety of topics throughout the year for all members of the Board. These sessions are designed to allow Directors to, for example, develop a deeper understanding of a business issue or a complex financial product.

The Board reviews the Personnel and Compensation Committee’s report on the performance of senior executives in order to ensure that they are providing the highest quality leadership for Citi. The Board also works with the Nomination, Governance and Public Affairs Committee and the Personnel and Compensation Committee to evaluate potential successors to the Chief Executive Officer (CEO). With respect to regular succession of the CEO and senior management, Citi’s Board evaluates internal, and, when appropriate, external candidates. To find external candidates, Citi seeks input from the members of the Board and senior management and/or from recruiting firms. To develop internal candidates, Citi engages in a number of practices, formal and informal, designed to familiarize the Board with Citi’s talent pool. The formal process involves an annual talent review conducted by senior management at which the Board studies the most promising members of senior management. The Board learns about each person’s experience, skills, areas of expertise, accomplishments, and goals. This review is conducted at a regularly scheduled Board meeting on an annual basis. In addition, members of senior management are periodically asked to make presentations to the Board at Board meetings and at the Board strategy sessions. These presentations are made by senior managers at the various business units as well as those who serve in corporate functions. The purpose of the formal review and other interaction is to ensure that Board members are familiar with the talent pool inside Citi from which the Board would be able to choose successors to the CEO and evaluate succession for other senior managers as necessary from time to time.

If a Director, or an immediate family member who shares the Director’s household, serves as a director, trustee or executive officer of a foundation, university, or other not-for-profit organization, and such entity receives contributions from Citi and/or the Citi Foundation, such contributions must be reported to the Nomination, Governance and Public Affairs Committee at least annually.

Members of Citi’s Board of Directors and Citi’s executive officers (i.e., Section 16 Insiders) are not permitted to hedge their Citi securities or to pledge their Citi securities as collateral for a loan. The Guidelines restrict certain financial transactions between Citi and its subsidiaries on the one hand and Directors, senior management and their immediate family members on the other. Personal loans from Citi or its subsidiaries to Citi’s Directors and its most senior executives, or immediate family members who share any such person’s household, are prohibited, except for mortgage loans, home equity loans, consumer loans, credit cards, overdraft checking privileges and margin loans to employees of a broker-dealer subsidiary of Citi made on market terms in the ordinary course of business. See Certain Transactions and Relationships, Compensation Committee Interlocks, and Insider Participation on pages 32-34 of this Proxy Statement.

Citi 2017 Proxy Statement

CORPORATE GOVERNANCE	21

The Guidelines prohibit investments or transactions by Citi or its executive officers and those immediate family members who share an executive officer’s household in a partnership or other privately held entity in which an outside Director is a principal, or in a publicly traded company in which an outside Director owns or controls more than a 10% interest. Directors and those immediate family members who share the Director’s household are not permitted to receive initial public offering allocations. Directors and their immediate family members may participate in Citi-sponsored investment activities, provided they are offered on the same terms as those offered to similarly situated non-affiliated persons. Under certain circumstances, or with the approval of the appropriate committee, members of senior management may participate in certain Citi-sponsored investment opportunities. Finally, there is a prohibition on certain investments by Directors and executive officers in third-party entities when the opportunity comes solely as a result of their position with Citi.

Director Independence

The Board has adopted categorical standards to assist the Board in evaluating the independence of each of its Directors. The categorical standards, which are set forth below, describe various types of relationships that could potentially exist between a Director or an immediate family member of a Director and Citi, and set thresholds at which such relationships would be deemed to be material. Provided that no relationship or transaction exists that would disqualify a Director under the categorical standards and no other relationships or transactions exist of a type not specifically mentioned in the categorical standards that, in the Board’s opinion, taking into account all facts and circumstances, would impair a Director’s ability to exercise his or her independent judgment, the Board will deem such person to be independent.

The Board and the Nomination, Governance and Public Affairs Committee reviewed certain information obtained from Directors’ responses to a questionnaire asking about their relationships with Citi, and those of their immediate family members and primary business or charitable affiliations and other potential conflicts of interest, as well as certain data collected by Citi’s businesses related to transactions, relationships or arrangements between Citi on the one hand and a Director, immediate family member of a Director, or a primary business or charitable affiliation of a Director, on the other. The Board reviewed certain relationships or transactions between the Directors or immediate family members of the Directors or their primary business or charitable affiliations and Citi and determined that the relationships or transactions complied with the Corporate Governance Guidelines and the related categorical standards. The Board also determined that, applying the Guidelines and standards, which are intended to comply with the NYSE corporate governance rules, and all other applicable laws, rules, and regulations, each of the following Director nominees standing for re-election and current board members are independent:

●Ellen M. Costello ●Duncan P. Hennes ●Peter B. Henry ●Franz B. Humer ●Renée J. James ●Michael E. O’Neill	●Gary M. Reiner ●Judith Rodin ●Anthony M. Santomero ●Joan E. Spero ●Diana L. Taylor ●William S. Thompson, Jr.	●James S. Turley ●Deborah C. Wright ●Ernesto Zedillo Ponce de Leon

The Board has determined that Michael L. Corbat and Eugene M. McQuade are not independent. Mr. Corbat is our Chief Executive Officer and Mr. McQuade previously served as the Chief Executive Officer of Citibank, N.A., our largest banking subsidiary.

www.citigroup.com

22	CORPORATE GOVERNANCE

Independence Standards

To be considered independent, a Director must meet the following categorical standards as adopted by our Board and reflected in our Corporate Governance Guidelines. In addition, there are other independence standards under NYSE corporate governance rules that apply to all directors and certain independence standards under SEC and Federal Deposit Insurance Corporation (FDIC) rules that apply to specific committees.

Categorical Standards

Advisory, Consulting and Employment Arrangements
●	During any 12-month period within the last three years, neither a Director nor any immediate family member of a Director shall have received from the Company, directly or indirectly, any compensation, fees or benefits in an amount greater than $120,000, other than amounts paid (a) pursuant to the Company’s Amended and Restated Compensation Plan for Non-Employee Directors or (b) to an immediate family member of a Director who is a non-executive employee of the Company or one of its affiliated legal entities.
●	In addition, no member of the Audit Committee, nor any immediate family member who shares such individual’s household, nor any entity in which an Audit Committee member is a partner, member or executive officer shall, within the last three years, have received any payment for accounting, consulting, legal, investment banking or financial advisory services provided to the Company.

Business Relationships
●	All business relationships, lending relationships, deposit and other banking relationships between the Company and a Director’s primary business affiliation or the primary business affiliation of an immediate family member of a Director must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.
●	In addition, the aggregate amount of payments for property or services in any of the last three fiscal years by the Company to, and to the Company from, any company of which a Director is an executive officer or employee or where an immediate family member of a Director is an executive officer, must not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues in any single fiscal year.
●	Loans may be made or maintained by the Company to a Director’s primary business affiliation or the primary business affiliation of an immediate family member of a Director, only if the loan: (i) is made in the ordinary course of business of the Company or one of its subsidiaries, is of a type that is generally made available to other customers, and is on market terms, or terms that are no more favorable than those offered to other customers; (ii) complies with applicable law, including the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley), Regulation O of the Board of Governors of the Federal Reserve, and the Federal Deposit Insurance Corporation (FDIC) Guidelines; (iii) when made does not involve more than the normal risk of collectability or present other unfavorable features; and (iv) is not classified by the Company as Substandard (II) or worse, as defined by the Office of the Comptroller of the Currency in its “Rating Credit Risk” Comptroller’s Handbook.

Charitable Contributions

Annual contributions in any of the last three calendar years from the Company and/or the Citi Foundation to a charitable organization of which a Director, or an immediate family member who shares the Director’s household, serves as a Director, trustee or executive officer (other than the Citi Foundation and other charitable organizations sponsored by the Company) may not exceed the greater of $250,000 or 10% of the charitable organization’s annual consolidated gross revenue.

Citi 2017 Proxy Statement

CORPORATE GOVERNANCE	23

Employment/Affiliations

●	A Director shall not:

(i)	be or have been an employee of the Company within the last three years;
(ii)	be part of, or within the past three years have been part of, an interlocking directorate in which a current executive officer of the Company serves or has served on the compensation committee of a company that concurrently employs or employed the Director as an executive officer; or
(iii)	be or have been affiliated with or employed by (a) the Company’s present or former primary outside auditor or (b) any other outside auditor of the Company and personally worked on the Company’s audit, in each case within the three-year period following the auditing relationship.

●	A Director may not have an immediate family member who:

(i)	is an executive officer of the Company or has been within the last three years;
(ii)	is, or within the past three years has been, part of an interlocking directorate in which a current executive officer of the Company serves or has served on the compensation committee of a company that concurrently employs or employed such immediate family member as an executive officer; or
(iii)	(a) is a current partner of the Company’s outside auditor, or a current employee of the Company’s outside auditor and personally works on the Company’s audit, or (b) was within the last three years (but is no longer) a partner of or employed by the Company’s outside auditor and personally worked on the Company’s audit within that time.

Immaterial Relationships and Transactions

The Board may determine that a Director is independent notwithstanding the existence of an immaterial relationship or transaction between the Company and (i) the Director, (ii) an immediate family member of the Director or (iii) the Director’s or immediate family member’s business or charitable affiliations, provided the Company’s Proxy Statement includes a specific description of such relationship as well as the basis for the Board’s determination that such relationship does not preclude a determination that the Director is independent. Relationships or transactions between the Company and (i) the Director, (ii) an immediate family member of the Director or (iii) the Director’s or immediate family member’s business or charitable affiliations that comply with the Corporate Governance Guidelines, including but not limited to the Director Independence Standards that are part of the Corporate Governance Guidelines and the sections titled Financial Services, Personal Loans and Investments/Transactions, are deemed to be categorically immaterial and do not require disclosure in the Proxy Statement (unless such relationship or transaction is required to be disclosed pursuant to Item 404 of SEC Regulation S-K).

Definitions

For purposes of the Corporate Governance Guidelines, (i) the term “immediate family member” means a Director’s or executive officer’s (designated as such pursuant to Section 16 of the Securities Exchange Act of 1934) spouse, parents, step-parents, children, step-children, siblings, mother- and father-in law, sons- and daughters-in-law, and brothers- and sisters-in-law and any person (other than a tenant or domestic employee) who shares the Director’s household; (ii) the term “primary business affiliation” means an entity of which the Director or executive officer, or an immediate family member of such a person, is an officer, partner or employee or in which the Director, executive officer or immediate family member owns directly or indirectly at least a 5% equity interest; and (iii) the term “related party transaction” means any financial transaction, arrangement or relationship in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (b) the Company is a participant, and (c) any related person (any Director, any executive officer of the Company, any nominee for Director, any stockholder owning in excess of 5% of the total equity of the Company, and any immediate family member of any such person) has or will have a direct or indirect material interest.

www.citigroup.com

24	CORPORATE GOVERNANCE

Meetings of the Board of Directors and Committees

The Board of Directors met 21 times in 2016. During 2016, the Audit Committee met 16 times, the Ethics and Culture Committee met 5 times, the Nomination, Governance and Public Affairs Committee met 8 times, the Operations and Technology Committee met 5 times, the Personnel and Compensation Committee met 12 times, and the Risk Management Committee met 14 times. In addition, a subcommittee of the Risk Management Committee met 7 times. The Executive Committee met once in 2016.

During 2016, substantially all of the members of the Board served on and/or chaired a number of ad hoc committees covering such topics as compliance and M&A matters and international subsidiary governance. In addition, during 2016, Mses. Costello, Spero and Taylor and Messrs. Hennes, Henry, McQuade, Reiner, Santomero and Turley, at one time or another, served on the Board of Directors of Citibank, N.A., which is a wholly owned subsidiary of Citi.

Each incumbent director attended at least 75% of the meetings of the Board and of the standing committees of which he or she was a member during 2016.

Meetings of Non-Management Directors

Citi’s non-management Directors meet in executive session without any management Directors in attendance each time the full Board convenes for a regularly scheduled meeting, which is usually six times each year, and, if the Board convenes a special meeting, the non-management Directors ordinarily meet in executive session. During 2016, Mr. O’Neill presided at each executive session of the non-management Directors. In addition, the independent Directors met in executive session during 2016.

Board Leadership Structure

Citi has had an independent Chairman since 2009.

Citi currently has an independent Chairman separate from the CEO, a structure that has been in place since 2009. The Board believes it is important to maintain flexibility in its Board leadership structure and has had in place different leadership structures over the past years, depending on the Company’s needs at the time, but firmly supports having an independent Director in a Board leadership position at all times. Accordingly, Citi’s Board, on December 15, 2009, adopted a By-law amendment which provides that if Citi does not have an independent Chairman, the Board shall elect a lead independent Director having similar duties to an independent Chairman, including leading the executive sessions of the non-management Directors at Board meetings. Citi’s Chairman provides independent leadership of the Board. Having an independent Chairman or lead Director enables non-management Directors to raise issues and concerns for Board consideration without immediately involving management. The Chairman or Lead Director also serves as a liaison between the Board and senior management. Citi’s Board has determined that the current structure, an independent Chair separate from the CEO, is the most appropriate structure at this time, while ensuring that, at all times, there will be an independent Director in a Board leadership position. The Board believes its approach to risk oversight, including, importantly, having a standing Risk Management Committee and the reporting line of the Chief Risk Officer to the Risk Management Committee, ensures that the Board can choose many leadership structures without experiencing a material impact on its oversight of risk.

Citi 2017 Proxy Statement

CORPORATE GOVERNANCE	25

Board Diversity

Diversity is among the critical factors that the Nomination, Governance and Public Affairs Committee considers when evaluating the composition of the Board. For a company like Citi, which operates in more than 100 countries around the globe, diversity includes race, ethnicity and gender as well as the diversity of the communities and geographies in which Citi operates. Included in the qualifications for Directors listed in the Company’s Corporate Governance Guidelines is “whether the candidate has special skills, expertise and background that would complement the attributes of the existing Directors, taking into consideration the diverse communities and geographies in which the Company operates.” Citi’s Board is committed to ensuring that it is composed of individuals whose backgrounds reflect the diversity represented by our employees, customers and stakeholders. The candidates nominated for election at Citi’s 2017 Annual Meeting exemplify that diversity: four nominees are women and three nominees are African-American or Hispanic. In addition, each Director candidate contributes to the Board’s overall diversity by providing a variety of perspectives, personal and professional experiences and backgrounds, as well as other characteristics, such as global and international business experience. The Board believes that the current nominees reflect an appropriate diversity of gender, age, race, geographical background and experience and is committed to continuing to consider diversity issues in evaluating the composition of the Board.

* Judith Rodin and Joan Spero will be retiring from Citi’s Board on April 25, 2017.

Board’s Role in Risk Oversight

The Board oversees Citi’s global risk management framework.

Risk Management Committee

- reviews risk management and compliance policies and programs for Citi and its subsidiaries
- approves and adjusts risk limits
- consults with management on the effectiveness of risk identification, measurement, and monitoring processes, and the adequacy of staffing and action plans
- provides oversight of, among others, matters related to Citi’s Comprehensive Capital Analysis and Review (CCAR) practices, Resolution and Recovery Planning, and Citi’s compliance with the Volcker Rule of the Dodd-Frank Act

Chief Risk Officer
- delivers risk report at regularly scheduled Board meetings
- responsible for Global Risk Management
- responsible for an integrated effort to identify, assess and manage risks
- reports to the Chief Executive Officer and Risk Management Committee
- reports at least twice annually to the Personnel and Compensation Committee on incentive compensation
Other Board Committees:
Nomination, Governance and Public Affairs Committee
- reviews reputational issues

Personnel and Compensation Committee
- provides oversight of incentive compensation plans

Ethics and Culture Committee
- provides oversight of Citi’s Conduct Risk Program

www.citigroup.com

26	CORPORATE GOVERNANCE

At each regularly scheduled Board meeting, the Board receives a risk report from the Chief Risk Officer with respect to the Company’s approach to management of major risks, including management’s risk mitigation efforts, where appropriate. Global Risk Management, led by the Chief Risk Officer, is a company-wide function that is responsible for an integrated effort to identify, assess and manage risks that may affect Citi’s ability to execute on its corporate strategy and fulfill its business objectives. The Board’s role is to oversee this effort.

The Risk Management Committee enhances the Board’s oversight of risk management. The Committee’s role is one of oversight, recognizing that management is responsible for executing Citi’s risk management policies.

Committees of the Board of Directors

The following are standing committees of the Board of Directors:

Audit Committee	Committee Roles and Responsibilities: The Audit Committee assists the Board in fulfilling its oversight responsibility relating to

Members:

Ellen M. Costello
Peter B. Henry
Anthony M. Santomero
James S. Turley (Chair)
Deborah C. Wright

Committee Meetings
in 2016:

16

Charter:

The Audit Committee Charter, as adopted by the Board, is available on our website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Citigroup Board of Directors’ Committee Charters.”

	(i)	the integrity of Citigroup’s consolidated financial statements, financial reporting process and systems of internal accounting and financial controls;
	(ii)	the performance of the internal audit function (“Internal Audit”);
(iii)

the annual independent integrated audit of Citigroup’s consolidated financial statements and effectiveness of Citigroup’s internal control over financial reporting, the engagement of the independent registered public accounting firm (“Independent Auditors”) and the evaluation of the Independent Auditors’ qualifications, independence and performance;

	(iv)	policy standards and guidelines for risk assessment and risk management;
	(v)	Citigroup’s compliance with legal and regulatory requirements, including Citigroup’s disclosure controls and procedures; and
	(vi)	the fulfillment of the other responsibilities set out in the Audit Committee’s charter. The report of the Committee required by the rules of the SEC is included in this Proxy Statement.

The Board has determined that each of Ms. Costello and Messrs. Santomero and Turley qualifies as an “audit committee financial expert” as defined by the SEC and each such director as well as Ms. Wright and Mr. Henry are considered “financially literate” under NYSE rules, and, in addition to being independent according to the Board’s independence standards as set out in its Corporate Governance Guidelines, each is independent within the meaning of applicable SEC rules, the corporate governance rules of the NYSE, and the FDIC guidelines.

Citi 2017 Proxy Statement

CORPORATE GOVERNANCE	27

Ethics and Culture Committee

Committee Roles and Responsibilities:

The Ethics and Culture Committee oversees Management’s efforts to foster a culture of ethics within the organization; oversees and helps shape the definition of Citi’s value proposition; oversees Management’s efforts to enhance and communicate Citi’s value proposition, evaluates Management’s progress, and provides feedback on these efforts; reviews and assesses the culture of the organization to determine if further enhancements are needed to foster ethical decision-making by employees; and oversees Management’s efforts to support ethical decision-making in the organization, evaluates Management’s progress, and provides feedback on these efforts. The Committee also reviews and assesses the adequacy of Citi’s Code of Conduct and Code of Ethics for Financial Professionals and approves any waivers to either Code. The Committee also provides oversight of Citi’s Conduct Risk Program, whose objective is to enhance Citi’s culture of compliance and control through the management, minimization, and mitigation of Citi’s conduct risks.

Members:

Franz B. Humer (Chair)
Michael E. O’Neill
Judith Rodin
Deborah C. Wright
Ernesto Zedillo
Ponce de Leon

Committee Meetings
in 2016:

5

Charter:

The Ethics and Culture Committee Charter, as adopted by the Board, is available on our website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Citigroup Board of Directors’ Committee Charters.”

Executive Committee	Committee Roles and Responsibilities: The Executive Committee acts on behalf of the Board if a matter requires Board action before a meeting of the full Board can be held.

Members: Franz B. Humer Michael E. O’Neill (Chair) Anthony M. Santomero Diana L. Taylor William S. Thompson, Jr. James S. Turley Committee Meetings in 2016: 1

www.citigroup.com

28	CORPORATE GOVERNANCE

Nomination, Governance and Public Affairs Committee

Committee Roles and Responsibilities:

The Nomination, Governance and Public Affairs Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the Director nominees for the next Annual Meeting of stockholders. It leads the Board in its annual review of the Board’s performance and makes recommendations as to the composition of the committees for appointment by the Board. The Committee takes a leadership role in shaping corporate governance policies and practices, including recommending to the Board the Corporate Governance Guidelines and monitoring Citi’s compliance with these policies and practices and the Guidelines. The Committee is responsible for reviewing and approving all related party transactions involving a Director or an immediate family member of a Director and any related party transaction involving an executive officer or immediate family member of an executive officer if the transaction is valued at $50 million or more, in each case, other than certain enumerated ordinary course transactions. See Certain Transactions and Relationships, Compensation Committee Interlocks, and Insider Participation on pages 32-34 of this Proxy Statement for a complete description of the Policy on Related Party Transactions. The Committee, as part of the Board’s executive succession planning process, in conjunction with the Personnel and Compensation Committee, evaluates and nominates potential successors to the CEO and provides an annual report to the Board on CEO succession. The Committee also reviews Director Compensation and Benefits. The Committee is also responsible for reviewing Citi’s policies and programs that relate to public issues of significance to Citi and the public at large and reviewing relationships with external constituencies and issues that impact Citi’s reputation. The Committee also has the responsibility for reviewing public policy and reputational issues facing Citi; reviewing political contributions and lobbying expenditures and payments to trade associations made by Citi, charitable contributions made by Citi and the Citi Foundation; reviewing Citi’s policies and practices regarding supplier diversity; reviewing the work of Citi’s Business Practices Committees; and reviewing Citi’s Citizenship and Sustainability policies and programs, including environmental policies. The Committee’s focus is global, reflecting Citi’s global footprint. The Committee also makes recommendations to the Board regarding amendments to the Company’s Major Expenditure Program — Limits of Authority.

The Board has determined that, in addition to being independent according to the Board’s independence standards as set out in its Corporate Governance Guidelines, each of the members of the Nomination, Governance and Public Affairs Committee is independent according to the corporate governance rules of the NYSE.

Members:

Peter B. Henry
Michael E. O’Neill
Judith Rodin
Diana L. Taylor (Chair)
Ernesto Zedillo
Ponce de Leon

Committee Meetings in 2016:

8

Charter:

The Nomination, Governance and Public Affairs Committee Charter, as adopted by the Board, is available on our website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Board of Directors’ Committee Charters.”

Citi 2017 Proxy Statement

CORPORATE GOVERNANCE	29

Operations and Technology Committee

Committee Roles and Responsibilities:

The Operations and Technology Committee oversees the scope, direction, quality and execution of Citi’s technology strategies formulated by management, and provides guidance on technology as it may pertain to, among other things, Citi business products and technology platforms.

Members:

Ellen M. Costello
Renée J. James
Gary M. Reiner (Chair)

Committee Meetings in 2016:

5

Charter:

The Operations and Technology Committee Charter, as adopted by the Board, is available on our website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Board of Directors’ Committee Charters.”

www.citigroup.com

30	CORPORATE GOVERNANCE

Personnel and Compensation Committee

Committee Roles and Responsibilities:

The Personnel and Compensation Committee has been delegated broad authority to oversee compensation of employees of the Company and its subsidiaries and affiliates. The Committee regularly reviews Citi’s management resources and performance of senior management. The Committee is responsible for determining the compensation for the CEO and approving the compensation of other executive officers of the Company and members of Citi’s Operating Committee. The Committee is also responsible for approving the incentive compensation structure for other members of senior management and certain highly compensated employees (including discretionary incentive awards to covered employees as defined in applicable bank regulatory guidance), in accordance with guidelines established by the Committee from time to time. The Committee also has broad oversight of compliance with bank regulatory guidance governing Citi’s incentive compensation.

The Committee annually reviews and discusses the Compensation Discussion and Analysis required to be included in the Company’s Proxy Statement with management, and, if appropriate, recommends to the Board that the Compensation Discussion and Analysis be included. Additionally, the Committee reviews and approves the overall goals of Citi’s material incentive compensation programs, including as expressed through Citi’s Compensation Philosophy, and provides oversight for Citi’s incentive compensation programs so that they both (i) appropriately balance risk and financial results in a manner that does not encourage employees to expose Citi to imprudent risks, and (ii) are consistent with bank safety and soundness. Toward that end, the Committee meets periodically with Citi’s Chief Risk Officer to discuss the risk attributes of Citi’s incentive compensation programs.

The Committee has the power to hire and fire independent compensation consultants, legal counsel, or financial or other advisors as it may deem necessary to assist it in the performance of its duties and responsibilities, without consulting or obtaining the approval of senior management of the Company. The Committee has retained Frederic W. Cook & Co. (FW Cook) to provide the Committee with advice on Citi’s compensation programs for senior management. The amount paid to FW Cook in 2016 is disclosed in the Compensation Discussion and Analysis on page 93 of this Proxy Statement.

The Board has determined that in addition to being independent according to the Board’s independence standards as set out in its Corporate Governance Guidelines, each of the members of the Personnel and Compensation Committee is independent according to the corporate governance rules of the NYSE. Each of such Directors is a “non-employee Director,” as defined in Section 16 of the Securities Exchange Act of 1934, as amended (the Exchange Act), and is an “outside Director,” as defined by Section 162(m) of the Internal Revenue Code.

Members:

Duncan P. Hennes
Michael E. O’Neill
Gary M. Reiner
Judith Rodin
Diana L. Taylor
William S. Thompson, Jr.
(Chair)

Committee Meetings in 2016:

12

Charter:

The Personnel and Compensation Committee Charter is available on our website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Board of Directors’ Committee Charters.”

Citi 2017 Proxy Statement

CORPORATE GOVERNANCE	31

Risk Management Committee

Committee Roles and Responsibilities:

The Risk Management Committee has been delegated authority to assist the Board in fulfilling its responsibility with respect to (i) oversight of Citigroup’s risk management framework, including the significant policies and practices used in managing credit, market, operational and certain other risks, (ii) oversight of Citigroup’s policies and practices relating to funding risk, liquidity risk and price risk, which constitute significant components of market risk, and risks pertaining to capital management, and (iii) oversight of the performance of the Fundamental Credit Risk (“FCR”) credit review function. The Committee reports to the Board of Directors regarding Citigroup’s risk profile and its risk management framework, including the significant policies and practices employed to manage risks in Citigroup’s businesses, and the overall adequacy of the Risk Management function. The Committee provides oversight of Citi’s CCAR and Resolution and Recovery Planning Compliance efforts. The Committee also reviews risk related to information security and cybersecurity, including steps taken by management to control such risks, and coordinates with the Personnel and Compensation Committee in relation to that committee’s role with respect to risk matters related to compensation.

The Risk Management Committee created a subcommittee in 2016 to provide oversight of data governance, data quality and data integrity. Ms. James and Messrs. Santomero (Chair) and Turley are members of the Risk Subcommittee. The Risk Subcommittee met seven times in 2016.

Members:

Duncan P. Hennes
Franz B. Humer
Renée J. James
Eugene M. McQuade
Michael E. O’Neill
Anthony M. Santomero
(Chair)
William S. Thompson, Jr.
James S. Turley
Ernesto Zedillo
Ponce de Leon

Committee Meetings in 2016:

14

Charter:

The Risk Management Committee Charter is available on our website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Board of Directors’ Committee Charters.”

	Audit	Ethics and Culture	Executive	Nomination, Governance and Public Affairs	Operations and Technology	Personnel and Compensation	Risk Management
Michael L. Corbat
Ellen M. Costello	●				●
Duncan P. Hennes						●	●
Peter B. Henry	●			●
Franz B. Humer		●	●				●
Renée J. James					●		●
Eugene M. McQuade							●
Michael E. O’Neill		●	●	●		●	●
Gary M. Reiner					●	●
Judith Rodin		●		●		●
Anthony M. Santomero	●		●				●
Joan E. Spero*
Diana L. Taylor			●	●		●
William S. Thompson, Jr.			●			●	●
James S. Turley	●		●				●
Deborah C. Wright	●	●
Ernesto Zedillo
Ponce de Leon		●		●			●
● committee member
● committee chair

*	Ms. Spero serves on several ad hoc committees and on the Board of Directors of Citibank, N.A. Dr. Rodin and Ms. Spero will retire from the Board on April 25, 2017.

www.citigroup.com

32	CORPORATE GOVERNANCE

Involvement in Certain Legal Proceedings

There are no legal proceedings to which any Director, officer, or principal stockholder, or any affiliate thereof, is a party adverse to Citi or in which any such person has a material interest adverse to Citi.

Certain Transactions and Relationships, Compensation Committee Interlocks, and Insider Participation

The Board has adopted a policy setting forth procedures for the review, approval, and monitoring of transactions involving Citi and related persons (Directors, Senior Managers, 5% stockholders, Immediate Family Member or Primary Business Affiliations). A copy of Citi’s Policy on Related Party Transactions is available on our website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Citi Policies.” Under the policy, the Nomination, Governance and Public Affairs Committee is responsible for reviewing and approving all related party transactions involving related persons. Directors may not participate in any discussion or approval of a related party transaction in which he or she or any member of his or her immediate family is a related person, except that the Director must provide all material information concerning the related party transaction to the Nomination, Governance and Public Affairs Committee. The Nomination, Governance and Public Affairs Committee is also responsible for reviewing and approving all related party transactions valued at more than $50 million involving an executive officer or an Immediate Family Member of an executive officer. The Transaction Review Committee, composed of Citi’s President, General Counsel, Chief Financial Officer, Chief Compliance Officer, Chief Risk Officer and Head of Human Resources, is responsible for reviewing and approving all related party transactions valued at less than $50 million involving an executive officer or an immediate family member of an executive officer. The policy also contains a list of categories of transactions involving related persons that are pre-approved under the policy, and therefore need not be brought to the Nomination, Governance and Public Affairs Committee or the Transaction Review Committee for approval.

The Nomination, Governance and Public Affairs Committee and the Transaction Review Committee will review the following information when assessing a related party transaction:

●	the terms of such transaction;
●	the related person’s interest in the transaction;
●	the purpose and timing of the transaction;
●	whether Citi is a party to the transaction, and if not, the nature of Citi’s participation in the transaction;
●	if the transaction involves the sale of an asset, a description of the asset, including date acquired and cost basis;
●	information concerning potential counterparties in the transaction;
●	the approximate dollar value of the transaction and the approximate dollar value of the related person’s interest in the transaction;
●	a description of any provisions or limitations imposed as a result of entering into the proposed transaction;
●	whether the proposed transaction includes any potential reputational risk issues that may arise as a result of or in connection with the proposed transaction; and
●	any other relevant information regarding the transaction.

Based on information contained in a Schedule 13G filed with the SEC, BlackRock and Vanguard reported that they beneficially owned 5% or more of the outstanding shares of Citi’s common stock as of December 31, 2016 — see Stock Ownership — Owners of More than 5% of Citi Common Stock in this Proxy Statement on page 39. During 2016, our subsidiaries provided ordinary course lending, trading, and other financial services to BlackRock and Vanguard and their respective affiliates and clients. These transactions were entered into on an arm’s length basis and contain customary terms and conditions and were on substantially the same terms as comparable transactions with unrelated third parties.

Citi 2017 Proxy Statement

CORPORATE GOVERNANCE	33

Citi has established funds in which employees have invested. In addition, certain of our executive officers have from time to time invested their personal funds directly, or directed that funds for which they act in a fiduciary capacity be invested, in funds arranged by Citi’s subsidiaries on the same terms and conditions as the other outside investors in these funds, who are not our executive officers, or employees. Other than certain “grandfathered” investments, in accordance with Sarbanes-Oxley and the Citi Corporate Governance Guidelines, executive officers may invest in certain Citi-sponsored investment opportunities only under certain circumstances and with the approval of the appropriate committee.

Citigroup Capital Partners II, L.P. is a fund that was formed in 2006. The fund invests either directly or via a master fund in private equity investments. Citi matches each dollar invested by an employee with an additional two-dollar commitment to each fund, or feeder fund, in which an employee has invested. Citi’s match is made by a loan to the fund. Each eligible employee, subject to vesting, receives the benefit of any increase in the value of the fund attributable to the loan made by Citi, less the interest paid by the fund on the loan, as well as any increase in the value of the fund attributable to the employee’s own investment. In accordance with the fund’s offering memoranda, executive officers are not eligible to participate in the fund on a leveraged basis.

The following distributions exceeding $120,000 with respect to investments in Citigroup Capital Partners II, L.P. were made to executive officers in 2016.

Citigroup Capital Partners II, L.P. Cash Distributions
James Cowles	$233,333
James Forese	$184,413

In 2016, Citi performed corporate banking and securities brokerage services in the ordinary course of our business for certain organizations in which some of our Directors are officers or directors. In addition, in the ordinary course of business, Citi may use the products or services of organizations in which some of our Directors are officers or directors.

The persons listed on page 94 of this Proxy Statement are the current members of the Personnel and Compensation Committee. No current or former member of the Personnel and Compensation Committee was a part of a “compensation committee interlock” during fiscal year 2016 as described under SEC rules. In addition, none of our executive officers served as a director or member of the compensation committee of another entity that would constitute a “compensation committee interlock.” No member of the Personnel and Compensation Committee had any material interest in a transaction with Citi or is a current or former officer of Citi, and no member of the Personnel and Compensation Committee is a current employee of Citi or any of its subsidiaries. In addition, no member of the Board, or any immediate family member of the Board, engaged FW Cook for any compensation-related services in 2016.

Mr. Corbat has entered into an Aircraft Time Sharing Agreement with Citigroup Inc. that allows him to reimburse Citi for the cost of his personal use of corporate aircraft based on the aggregate incremental cost of the flight to Citi. Aggregate incremental cost is calculated based on a cost-per-flight-hour charge developed by a nationally recognized and independent service or, if higher, the charge allowed under Federal Aviation Regulation 91.501(d). Mr. Corbat reimbursed Citi $167,468 related to his personal use of corporate aircraft during 2016.

In 2017, certain previously awarded shares granted to Mr. McQuade when he was an employee of Citigroup vested; this included Performance Share Units and Capital Accumulation Program Awards. On February 18, 2014, Mr. McQuade received from Citi a target award of 44,398.36 Performance Share Units. Based on adjustments due to performance conditions described in the Compensation Discussion and Analysis section of this Proxy Statement, Mr. McQuade became entitled to receive 22,332.38 Performance Share Units on February 17, 2017, when the share units vested. Performance Share Units are paid in cash, and Mr. McQuade received a cash payment of $1,301,040 for the share units on February 17, 2017. During his employment at Citi, Mr. McQuade also received shares of Citi common stock awarded under the Capital Accumulation Program. Approximately 23,049 shares vested on

www.citigroup.com

34	CORPORATE GOVERNANCE

January 20, 2017, representing the deferred portion of Mr. McQuade’s annual incentive awards for 2012 and 2013, which were awarded to him under the Capital Accumulation Program. These shares are reported in the Beneficial Ownership Table on page 38 of this Proxy Statement. Mr. McQuade has 11,099 unvested shares remaining from his Capital Accumulation Program awards. These unvested shares remain subject to fluctuations in Citi’s common stock price as well as the Citi clawbacks.

An adult child of Mr. Humer, a Director, is employed by Citi’s Institutional Clients Group and received 2016 compensation of $752,864. An adult child of John Gerspach, Citi’s CFO, is employed in Citi’s Compliance function and received 2016 compensation of $140,000. In addition, Mr. Gerspach’s son-in-law worked for Citi in 2016 and received compensation of $132,781. The son-in-law left Citi in February 2017. The compensation for these employees was established by Citi in accordance with its employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. Mr. Humer and Mr. Gerspach do not have a material interest in the employment relationship of, nor do they share a household with, their respective family members who are or were employees of Citi.

Indebtedness

Other than certain “grandfathered” margin loans, in accordance with Sarbanes-Oxley and the Citi Corporate Governance Guidelines, no margin loans may be made to any executive officer unless such person is an employee of a broker-dealer subsidiary of Citi and such loan is made in the ordinary course of business.

Certain transactions in excess of $120,000 involving loans, deposits, credit cards, and sales of commercial paper, certificates of deposit, and other money market instruments and certain other banking transactions occurred during 2016 between Citibank, N.A. and other Citi banking subsidiaries on the one hand, and certain Directors or executive officers of Citi, members of their immediate families, corporations or organizations of which any of them is an executive officer or partner or of which any of them is the beneficial owner of 10% or more of any class of securities, or associates of the Directors, the executive officers or their family members, on the other. The transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, that prevailed at the time for comparable transactions with other persons not related to the lender and did not involve more than the normal risk of collectability or present other unfavorable features. Personal loans made to any Director or an executive officer must comply with Sarbanes-Oxley, Regulation O, and the Corporate Governance Guidelines, and must be made in the ordinary course of business.

Business Practices Committees

The business practices committees for each of Citi’s businesses and regions review business activities, sales practices, product design, potential conflicts of interest, and other franchise or reputational risk issues escalated to these committees. The business practices committee at the corporate level reviews issues escalated by business practices committees at the business or regional level that may present franchise, reputational and/or systemic risks. All reviews by the business practices committees are conducted with due consideration of the context and facts presented to the committees.

The business practices committees, which are composed of our most senior executives, provide the guidance necessary for Citi’s business practices to meet the highest standards of professionalism, integrity, and ethical behavior consistent with Citi’s Mission and Value Proposition. Our business leaders, in addition to confirming our commitment to the principles of responsible finance and protecting Citi’s franchise, are responsible for establishing a framework for compliance with applicable laws and regulations, Citi policies, and ethical standards.

Citi 2017 Proxy Statement

CORPORATE GOVERNANCE	35

Business practices concerns may be raised through a variety of sources, including business practices working groups, other in-business committees, or the control functions. Relevant issues from the business practices committees are reported on a regular basis to the Nomination, Governance and Public Affairs Committee of the Board.

Conduct and Culture

At Citi, our mission is to serve as a trusted partner to our clients by responsibly providing financial services that enable growth and economic progress.

We foster a culture of ethics through our governance framework, programs and efforts that embed our culture and expectations for behavior throughout the organization, and collaboration with key stakeholders outside Citi to improve Citi’s and the banking industry’s culture.

Governance over Conduct and Culture

The cornerstone of our approach to conduct and culture is our governance framework, which begins with a strong “tone from the top” starting with the Citigroup Board of Directors. In 2014, Citi’s Board established a standing Ethics and Culture Committee of the Board to oversee senior management’s ongoing efforts to foster a culture of ethics throughout Citi. The Chairman of the Citi Board is a member of the Ethics and Culture Committee. For more information, please see the Ethics and Culture Committee Charter, which is set forth on Citi’s website at www.citigroup.com.

Among its first actions taken in 2014, the Ethics and Culture Committee directed Citi senior management to undertake a review of Citi’s culture. Since that time, with oversight from the Ethics and Culture Committee, senior management has undertaken a number of efforts in support of Citi’s culture, including developing Citi’s Mission and Value Proposition and Leadership Standards. On an ongoing basis, the Ethics and Culture Committee remains responsible for overseeing senior management’s efforts to reinforce and enhance a culture of ethics within Citi, including by:

●	Overseeing efforts to enhance and communicate Citi’s Mission and Value Proposition, evaluating management’s progress, and providing feedback on these efforts;
●

Reviewing and assessing Citi’s culture to determine if further enhancements are needed to foster ethical decision-making by employees and overseeing efforts to support ethical decision-making by employees;

●	Reviewing Citi’s Code of Conduct and Code of Ethics for Financial Professionals; and
●	Reviewing Citi’s Conduct Risk Program.

www.citigroup.com

36	CORPORATE GOVERNANCE

Programs and Efforts that Embed Culture

To promote ethical conduct and enhance Citi’s culture, Citi focuses on empowering individuals by establishing global policies, programs and processes that embed our values throughout the organization and guide and support our employees in making ethical decisions and adhering to Citi’s standards of conduct. Under the oversight of and with input and feedback from the Ethics and Culture Committee, senior management has prioritized a number of efforts to further embed our values and conduct expectations into the organization. The following are a few examples of our programs and associated efforts to set, reinforce, and embed our culture at Citi:

●

Communications and awareness efforts concerning our Mission and Value Proposition, including Citi-wide videos from senior management articulating our core principles and providing examples of these principles in action.

●	Embedding the Leadership Standards into key aspects of our employee lifecycle, such as hiring and performance reviews.
●

Our global Conduct Risk Program, which we continue to implement across businesses and control functions to manage and mitigate conduct risk, or intentional or negligent actions of employees or agents that may lead to negative outcomes for customers, clients, and markets.

●

Communications and awareness efforts on the importance of escalation, which reinforce the principles embodied in Citi’s global Escalation Policy, including emphasizing employees’ obligation to escalate potentially significant risks.

●	Training of employees on key culture-related themes, including on our Code of Conduct, ethical decision-making, and the importance of leadership.

Collaboration with Key Stakeholders

At Citi, we partner with key stakeholders on ways to collectively enhance culture in the banking industry. In October 2016, we, along with industry leaders and regulators, participated in The Federal Reserve Bank of New York’s third workshop on culture and behavior in the financial services industry, which focused on the roles of supervisors, banks, other industry groups, and institutional investors in improving culture in the banking industry. Representatives from Citi’s Board, including the Chair of the Ethics and Culture Committee, and Citi senior management have participated in these workshops since their inception in 2014. Additionally, at the start of 2017, six leading financial institutions, including Citi, organized a one-day symposium to discuss the dynamics of culture at financial institutions. This symposium brought together a range of stakeholders, including senior leaders from across the industry, regulators, and thought leaders to share their insights on financial industry culture. The Chair of the Ethics and Culture Committee served as a panelist in this symposium.

Finally, Citi is also a member of the Banking Standards Board in the United Kingdom (“BSB”). Together with over 30 member firms, Citi supports the BSB’s independent role to help rebuild trust and confidence across the U.K. banking industry by promoting high ethical and professional standards for behavior and competence. We remain engaged with the BSB directly through Citi’s U.K. senior management.

Code of Ethics for Financial Professionals

The Citi Code of Ethics for Financial Professionals applies to Citi’s Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer) and Controller (Principal Accounting Officer) and all finance professionals and administrative staff in a finance role, including Controllers, CSS Finance & Risk Operations, Financial Planning & Analysis, Treasury, Tax, Strategy and M&A, Investor Relations, and the Regional/Business teams. Citi expects all of its employees to act in accordance with the highest standards of personal and professional integrity in all aspects of their activities, to comply with all applicable laws, rules, and regulations, to deter wrongdoing, and abide by the Citi Code of Conduct and other policies and procedures adopted by Citi that govern the conduct of its employees. The Code of Ethics is intended to supplement the Citi Code of Conduct. A

Citi 2017 Proxy Statement

CORPORATE GOVERNANCE	37

copy of the Code of Ethics is available on our website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Code of Ethics for Financial Professionals.” We will disclose amendments to, or waivers from, the Code of Ethics, if any, on our website.

Ethics Hotline

Citi expects employees to raise concerns or questions regarding ethics, discrimination or harassment matters, and to promptly report suspected violations of these and other applicable laws, regulations, Citi policies, procedures or standards. Citi offers several channels by which employees and others may report ethical concerns, including concerns about accounting, internal controls or auditing matters. We provide a global Ethics Hotline, a toll-free number that is available 24 hours a day, seven days a week, 365 days a year, and is staffed by live operators who can connect to translators to accommodate multiple languages.

Calls to the Ethics Hotline are received by a third-party vendor, located in the United States, which reports the calls to the Citi Ethics Office for handling. Ethical concerns may also be reported through a dedicated e-mail address, multilingual website submission, fax line, and conventional mailing address. Any individual may also raise a concern by accessing Citi’s public-facing corporate website. Individuals may choose to remain anonymous to the extent permitted by applicable laws and regulations. We prohibit retaliatory actions against anyone who raises concerns or questions in good faith, or who participates in a subsequent investigation of such concerns. The Ethics Office reports on analysis of reporting and trends on Ethics Hotline matters to the Audit Committee of the Board of Directors of Citigroup Inc. on a quarterly basis.

Code of Conduct

The Board has adopted a Code of Conduct, which provides an overview of the laws, regulations and Citi policies and procedures applicable to the activities of Citi, and sets forth Citi’s Mission and Value Proposition, as well as the standards of ethics and professional behavior expected of employees and representatives of Citi. The Code of Conduct applies to every Director, officer and employee of Citi and its consolidated subsidiaries. All Citi employees, directors, and officers are required to read and comply with the Code of Conduct. In addition, other persons performing services for Citi may be subject to the Code of Conduct by contract or other agreement. The Code of Conduct is publicly available in multiple languages at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Code of Conduct.”

Communications with the Board

Stockholders or other interested parties who wish to communicate with a member or members of the Board, including the Chairman or the non-management Directors as a group, may do so by addressing their correspondence to the Board member or members, c/o the Corporate Secretary, Citigroup Inc., 388 Greenwich Street, New York, NY 10013. The Board of Directors has approved a process pursuant to which the office of the Corporate Secretary will review and forward correspondence to the appropriate person or persons for response.

www.citigroup.com

38

Stock Ownership

Citi has long encouraged stock ownership by its Directors, officers and employees to align their interests with the long-term interests of stockholders. The Board and executive officers are subject to a stock ownership commitment, which requires these individuals to maintain a minimum ownership level of Citigroup stock. Executive officers are required to retain at least 75% of the equity awarded to them as incentive compensation (net of amounts required to pay taxes and option exercise prices) as long as they are executive officers. In addition, a stock holding period applies after the executive officer leaves Citi, or is no longer an executive officer. He or she must retain, for one year after ending executive officer status, 50% of the shares previously subject to the stock ownership commitment. Directors are similarly required to retain at least 75% of the net equity awarded to them, further aligning their interests with stockholders. The Board may revise the terms of the stock ownership commitment from time to time to reflect legal and business developments warranting a change. In addition, Directors and executive officers may not enter into hedging transactions in respect of Citi’s common stock or other securities issued by Citi, including securities granted by the Company to the Director or executive officer as part of his or her compensation and securities purchased or acquired by the Director or executive officer in a non-compensatory transaction.

The following table shows the beneficial ownership of Citi common stock by our Directors and certain executive officers at February 27, 2017. For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person, or group of persons, is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the date of determination.

BENEFICIAL OWNERSHIP TABLE

Name	Common Stock Beneficially Owned Excluding Options	(1)	Options Exercisable Within 60 Days	Owned by or Tenant in Common with Family Member, Trust, Mutual Fund or 401(K)	(2)	Total Beneficial Ownership	Receipt Deferred	(3)	Total Ownership
Stephen Bird	119,386		—	95,000		214,386	—		214,386
Michael L. Corbat	226,214		—	1,781		227,995	—		227,995
Ellen M. Costello	6,637		—	—		6,637	2,549		9,186
James A. Forese	271,764		59,490	—		331,254	—		331,254
Jane Nind Fraser	16,567		—	—		16,567	—		16,567
John Gerspach	154,783		—	111,799		266,582	—		266,582
Duncan P. Hennes	10,546		—	—		10,546	2,549		13,095
Peter B. Henry	9,029		—	—		9,029	2,549		11,578
Franz B. Humer	17,836		—	—		17,836	2,549		20,385
Renée J. James	4,077		—	—		4,077	2,549		6,626
Eugene M. McQuade	44,761		—	72,802		117,563	2,549		120,112
Michael E. O’Neill	100,666		—	53,250		153,916	—		153,916
Gary M. Reiner	19,335		—	—		19,335	2,549		21,884
Judith Rodin	35,825		—	—		35,825	637		36,462
Anthony M. Santomero	33,595		—	—		33,595	2,549		36,144
Joan E. Spero	29,600		—	—		29,600	637		30,237
Diana L. Taylor	25,941		—	—		25,941	2,549		28,490
William S. Thompson, Jr.	4,077		—	97,633		101,710	2,549		104,259
James S. Turley	11,672		—	—		11,672	2,549		14,221
Deborah C. Wright	—		—	—		—	2,549		2,549
Ernesto Zedillo Ponce de Leon	24,582		—	—		24,582	2,549		27,131
Total (30 Directors and
Executive Officers as
a group)	2,082,416		98,472	452,738		2,633,626	34,411		2,668,037

Citi 2017 Proxy Statement

STOCK OWNERSHIP	39

(1)	The stock reported for certain Directors in this column includes deferred common stock, which is fully vested and which the Director or Directors have the right to acquire within 60 days.
(2)	Stock held as a tenant-in-common with a family member or trust, owned by a family member, held by a trust for which the Director or executive officer is a trustee but not a beneficiary or held by a mutual fund which invests substantially all of its assets in Citi common stock.
(3)	Amounts represent Directors’ deferred common stock. The deferred common stock becomes distributable approximately on the second anniversary of the date of grant; however, if a Director retired or resigned from the Board during the year when the award was granted, the Director would forfeit a pro rata portion of the award.

At February 27, 2017, no Director or executive officer owned more than 1% of Citi’s common stock.

At February 27, 2017, all of the Directors and executive officers as a group beneficially owned approximately 0.10% of Citi’s common stock.

Mr. Reiner also owns 485 Depositary Shares of Citi’s 5.9% Fixed Rate/Floating Rate Noncumulative Preferred Stock, Series B, which represents 0.065% of such series of preferred stock.

Mr. Thompson also owns 18,768 Depositary Shares of Citi’s 6.875% Fixed Rate/Floating Rate Noncumulative Preferred Stock, Series K, which represents 0.031% of such series of preferred stock.

Mr. Don Callahan, an executive officer at Citi, also owns 4,170 Depositary Shares of Citi’s 6.3% Noncumulative Preferred Stock, Series S, which represents 0.010% of such series of preferred stock.

Mr. William Mills, an executive officer at Citi, also owns 1,000 Depositary Shares of Citi’s 5.95% Fixed Rate/Floating Rate Noncumulative Preferred Stock, Series Q, which represents 0.080% of such series of preferred stock.

OWNERS OF MORE THAN 5% OF CITI COMMON STOCK
Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Class
BlackRock, Inc.(a)
55 East 52nd Street, New York, NY 10055	205,442,301	7.2%
The Vanguard Group, Inc.(b)
100 Vanguard Blvd., Malvern, PA 19355	178,807,594	6.27%

(a)	Based on the Schedule 13G filed with the SEC on January 19, 2017 by BlackRock and certain subsidiaries, BlackRock reported that it had sole voting power over 178,681,324 shares; shared voting power over 126,632 shares; had sole dispositive power over 205,315,669 shares; and shared dispositive power over 126,632 shares. The Schedule 13G states that the shares are beneficially owned by funds and accounts managed by BlackRock and any economic interests of the securities covered are held by BlackRock for the benefits of the funds and accounts and not for BlackRock’s own account.
(b)	Based on the Schedule 13G filed with the SEC on February 9, 2017 by Vanguard and certain subsidiaries, Vanguard reported that it had sole voting power over 4,531,654 shares; sole dispositive power over 173,789,583 shares; shared voting power over 530,741 shares; and shared dispositive power over 5,018,111 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 3,703,923 shares or .12% of Citi’s common stock as a result of its serving as investment manager of collective trust accounts. In addition, Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 2,141,819 shares or .07% of Citi’s common stock as a result of its serving as investment manager of Australian investment offerings.

www.citigroup.com

40

Section 16(a) Beneficial Ownership
Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Citi’s officers and Directors, and persons who own more than 10% of a registered class of Citi’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE, and to furnish Citi with copies of the forms. Based on its review of the forms it received, or written representations from reporting persons, Citi believes that, during 2016, each of its officers and Directors complied with all such filing requirements.

Proposal 1: Election of Directors

The Board has nominated all of the current Directors for re-election at the 2017 Annual Meeting, except for Judith Rodin and Joan Spero, who will not stand for re-election to the Board having reached the retirement age under Citi’s Corporate Governance Guidelines. Directors are not eligible to stand for re-election after reaching the age of 72. Ms. Deborah Wright was elected by the Board in December 2016 for a term commencing January 1, 2017. Ms. Wright was identified as a potential Director by Egon Zehnder, the Board’s nominating consultant. If elected, each nominee will hold office until the 2018 Annual Meeting or until his or her successor is elected and qualified.

The one-year term of all of Citi’s Directors expires at the 2017 Annual Meeting; Ms. Wright’s term, which commenced on January 1, 2017, will also expire at the 2017 Annual Meeting.

Director Criteria and Nomination Process

The Nomination, Governance and Public Affairs Committee considers all qualified candidates identified by members of the Nomination, Governance and Public Affairs Committee, by other members of the Board, by senior management, and by security holders. During 2016, the Committee engaged Egon Zehnder to assist in identifying and evaluating potential nominees. Stockholders who would like to propose a Director candidate for consideration by the Nomination, Governance and Public Affairs Committee may do so by submitting the candidate’s name, résumé and biographical information to the attention of the Corporate Secretary, Citigroup Inc., 388 Greenwich Street, New York, New York 10013. All proposals for nominations received by the Corporate Secretary will be presented to the Committee for its consideration.

In considering the composition of the Board of Directors, the Nomination, Governance and Public Affairs Committee inventories the categories of risks faced by Citi, given its size, business mix and geographical presence, and seeks to identify candidates with the skills and experience necessary to enable the Board of Directors to provide proper oversight of those risks. The Board’s composition, and the individuals nominated for consideration by stockholders, are the result of careful consideration by the Committee of the correspondence between the risk inventory and skills and experience of the Board members and candidates. In addition to the ability to assist the Board in its oversight of a particular risk or risks, as more fully described in each nominee’s biography, the members of the Board are assessed based on a variety of factors, including the following criteria, which have been developed by the Nomination, Governance and Public Affairs Committee and approved by the Board:

●	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards;
●

Whether the candidate has had business, governmental, non-profit or professional experience at the chairman, chief executive officer, chief operating officer or equivalent policy-making and operational level of a large organization with significant international activities across many regulatory jurisdictions and regions that indicates that the candidate will be able to make a meaningful and immediate contribution to the Board’s discussion of and decision-making on the array of complex issues facing a large financial services business that operates on a global scale;

Citi 2017 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	41

●

Whether the candidate has special skills, expertise and background that would complement the attributes of the existing Directors, taking into consideration the diverse communities and geographies in which the Company operates;

●	Whether the candidate has the financial expertise required to provide effective oversight of a diversified financial services business that operates on a global scale;
●

Whether the candidate has achieved prominence in his or her business, governmental, or professional activities and has built a reputation that demonstrates the ability to make the kind of important and sensitive judgments that the Board is called upon to make;

●

Whether the candidate will effectively, consistently, and appropriately take into account and balance the legitimate interests and concerns of all of the Company’s stockholders and other stakeholders in reaching decisions, rather than advancing the interests of a particular constituency;

●	Whether the candidate possesses a willingness to challenge management while working constructively as part of a team in an environment of collegiality and trust; and
●	Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a Director.

Application of these factors involves the exercise of judgment by the Nomination, Governance and Public Affairs Committee and the Board.

Based on its assessment of each candidate’s independence, skills and qualifications and the criteria described above, the Nomination, Governance and Public Affairs Committee will make recommendations regarding potential Director candidates to the Board.

The Nomination, Governance and Public Affairs Committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board of Directors, and members of senior management. For the 2017 Annual Meeting, Citi did not receive notice from any stockholders regarding a nomination to the Board of Directors.

Director Qualifications

The nominees for the Board of Directors each have the qualifications and experience to approve and guide Citi’s strategy and to oversee management’s execution of that strategic vision. Citi’s Board of Directors consists of individuals with the skills, experience, and backgrounds necessary to oversee Citi’s efforts toward becoming a simpler, smaller, safer, and stronger financial institution, while mitigating risk and operating within a complex financial and regulatory environment.

The nominees listed below are leaders in business, the financial community, and academia because of their intellectual acumen and analytic skills, strategic vision, ability to lead and inspire others to work with them, and records of outstanding accomplishments over a period of decades. Each has been chosen to stand for election in part because of his or her ability and willingness to ask difficult questions, understand Citi’s unique challenges, and evaluate the strategies proposed by management, as well as their implementation.

Each of the nominees has a long record of professional integrity, a dedication to his or her profession and community, a strong work ethic that includes coming fully prepared to meetings and being willing to spend the time and effort needed to fulfill professional obligations, the ability to maintain a collegial environment, and the experience of having served as a Board member of a sophisticated global company.

Many of our nominees are either current or former chief executive officers or chairmen of other large international corporations or have experience operating large, complex academic, governmental or philanthropic institutions or departments. As such, they have a deep understanding of, and extensive experience in, many of the areas that are outlined below as being of critical importance to Citi’s proper operation and success. For the purposes of its analysis, the Board has determined that nominees who have served as a chief executive officer or a chairman of a major corporation or large, complex institution have extensive experience with financial statement preparation, compensation determinations, regulatory compliance (if their businesses are or were regulated), corporate governance, public affairs, and legal matters.

www.citigroup.com

42	PROPOSAL 1: ELECTION OF DIRECTORS

In evaluating the composition of the Board, the Nomination, Governance and Public Affairs Committee seeks to find and retain individuals who, in addition to having the qualifications set forth in Citi’s Corporate Governance Guidelines, have the skills, experience and abilities necessary to meet Citi’s unique needs as a highly regulated financial services company with operations in the corporate and consumer business within the United States and more than 100 countries around the globe. The Committee has determined it is critically important to Citi’s proper operation and success that its Board has, in addition to the qualities described above, expertise and experience in the following areas:

Compensation

Citi’s Personnel and Compensation Committee is responsible for determining the compensation of the CEO and approving the compensation of other executive officers of the Company and members of Citi’s Operating Committee. In order to properly carry out its responsibilities with respect to compensation, Citi’s Board must include members who have experience evaluating the structure of compensation for senior executives. They must understand the various forms of compensation that can be utilized, the purpose of each type and how various elements of compensation can be used to motivate and reward executives and drive performance, while not encouraging imprudent risk-taking or simply having short-term goals.

Consumer Business and Financial Services

With more than 200 million customer accounts, Citi provides services to its retail customers in connection with its retail banking, private banking, credit cards, consumer finance, real estate lending, personal loans, investment services, auto loans, small- and middle-market commercial banking, and other financial services. Citi looks to its Board members with extensive consumer experience to assist it in evaluating its business model and strategies for reaching and servicing its retail customers domestically and around the world. Citi is a global diversified bank whose businesses provide a broad range of financial services to consumer and institutional customers, making it critically important that its Board include members who have deep financial services backgrounds.

Corporate Affairs

Citi’s reputation is a vital asset in building trust with its clients and other stakeholders, and Citi makes every effort to communicate its corporate values to its stockholders and clients, its achievements in the areas of corporate social responsibility, sustainability, and philanthropy, and its efforts to improve the communities in which we live and work. Members of the Board with experience in the areas of corporate affairs, philanthropy, community development, communications, and corporate social responsibility assist management by reviewing Citi’s policies and programs that relate to significant public issues, including environment, social and governance factors, as well as by reviewing Citi’s relationships with external stakeholders and issues that impact Citi’s reputation.

Corporate Governance

Citi aspires to the highest standards of corporate governance and ethical conduct: doing what we say, reporting results with accuracy and transparency, and maintaining compliance with the laws, rules, and regulations that govern the Company’s businesses. The Board is responsible for shaping corporate governance policies and practices, including adopting the corporate governance guidelines applicable to the Company and monitoring the Company’s compliance with governance policies and the guidelines. To carry out these responsibilities, the Board must include experienced leaders in the area of corporate governance who must be familiar with governance issues, the constituencies most interested in those issues, and the impact that governance policies have on the functioning of a company.

Financial Reporting

Citi’s internal controls over financial reporting are designed to ensure that Citi’s financial reporting and its financial statements are prepared in accordance with generally accepted accounting principles. While the Board and its committees are not responsible for preparing our financial statements, they have oversight responsibility, including the selection of outside independent auditors, subject to stockholder ratification. The Board must include members with direct or supervisory experience in the preparation of financial statements, as well as finance, audit, and accounting expertise.

Institutional Business

Citi provides a wide variety of services to its corporate clients, including strategic and financial advisory services, such as mergers, acquisitions, financial restructurings, loans, foreign exchange, cash management, underwriting and distributing equity, and debt and derivative services; and global transaction services, including treasury and trade solutions and securities and fund services. With a corporate business as extensive and complex as Citi’s, it is crucial that members of the Board have the depth of understanding and experience necessary to guide management’s conduct of these lines of business.

Citi 2017 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	43

International Business or Economics

As a company with a broad international reach, Citi’s Board values the perspectives of Directors with international business or governmental experience or expertise in global economics. Citi’s presence in markets outside the United States is an important competitive advantage for Citi, because it allows us to serve U.S. and foreign businesses and individual clients whose activities span the globe. Directors with international business experience can use the experience that they have developed through their own business dealings to assist Citi’s Board and management in understanding and successfully navigating the business, political, and regulatory environments in countries in which Citi does, or seeks to do, business. Directors with global economics expertise can help guide Citi management in understanding the challenges faced by other markets and in developing its global strategy.

Legal Matters

In addition to the regulatory supervision described below, Citi is subject to myriad laws and regulations and is party to legal actions and regulatory proceedings from time to time. Citi’s Board has an important oversight function with respect to compliance with applicable requirements, monitors the progress of legal proceedings, and evaluates major settlements. Citi’s Board must include members with experience in regulatory compliance, as well as an understanding of complex litigation and litigation strategies.

Operations and Technology

Citi has a long history as a technology innovator — Citibank, N.A. was one of the first banks to offer automatic teller machines for its customers during the 1970s. Since then, Citi has expanded its technology to include such products as online banking; mobile and tablet banking; mobile check deposit; eBills; and Popmoney®. Financial institutions rely on gathering, processing, analyzing, and providing information in order to meet the needs of their customers, and, for Citi, it is crucial to be at the forefront of technology innovations. Citi must be able to use and protect its data and must be able to rely on the accuracy of its data to ensure that it complies with regulatory requirements including anti-money laundering, sanctions, and other security issues. In addition, Citi must ensure that its operations are efficient, enhancing productivity to meet our strategic goals. The Board must include members that have knowledge and experience in technology, including such technology-driven issues as privacy and cybersecurity, data management, and the changing supervisory and regulatory technology landscape, as well as customer-friendly technology and operations. Members of the Board provide oversight of Citi’s technology initiatives to service its consumer and institutional clients; the maintenance of Citi’s technology platforms; Citi’s compliance with regulatory requirements; Citi’s efficiency and productivity strategies; and the use and protection of Citi’s systems and customer data.

Regulatory and Compliance

Citi and its subsidiaries are regulated and supervised by numerous regulatory agencies, both domestically and internationally, including in the U.S. the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the Consumer Financial Protection Bureau, and state banking and insurance departments, as well as international financial services authorities. Having Directors with experience interacting with regulators or operating businesses subject to extensive regulation is important to furthering Citi’s continued compliance with its many regulatory requirements and fostering productive relationships with its regulators. Several of Citi’s Board members have experience with ethics and compliance and building an effective, values-based ethics and compliance program.

Risk Management

Risk management is a critical function of a complex global financial services company and its proper supervision requires Board members with sophisticated risk management skills and experience. Directors provide oversight of the Company’s risk management framework, including the significant policies, procedures, and practices used in managing credit, market, and certain other risks, including liquidity, capital, and balance sheet risks, as well as capital markets risks, and review recommendations by management regarding risk mitigation. Citi’s Board must include members with risk expertise to assist Citi in its efforts to properly identify, measure, monitor, report, analyze, and control or mitigate risk.

www.citigroup.com

44	PROPOSAL 1: ELECTION OF DIRECTORS

The Nominees

The following tables give information — provided by the nominees — about their principal occupation, business experience, and other matters.

Each nominee’s biography highlights his or her particular skills, qualifications and experience that support the conclusion of the Nomination, Governance and Public Affairs Committee that the nominee is extremely qualified to serve on Citi’s Board.

Board Recommendation
The Board of Directors recommends that you vote FOR each of the following nominees.

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Michael L. Corbat
Age: 56

Director of Citigroup
since 2012

Other Directorships:
None

Previous Directorships
within the last five years:
EMI

Other Activities:
British/American Business, Inc. (Director), New York City Partnership (Director), The U.S. Ski & Snowboard Team Foundation (Director), The Clearing House Association (Member of the Supervisory Board), Financial Services Forum (Member), Institute of International Finance (Board Member), and International Business Council of WEF (Member)

Chief Executive Officer
Citigroup Inc.

●Chief Executive Officer, Citigroup Inc. — October 2012 to Present
●Chief Executive Officer, Europe, Middle East and Africa — December 2011 to October 2012
●Chief Executive Officer, Citi Holdings — January 2009 to December 2011
●Chief Executive Officer, Citi’s Global Wealth Management — September 2008 to January 2009
●Head of Global Corporate Bank and Global Commercial Bank — March 2008 to September 2008
●Head of Global Corporate Bank — April 2007 to March 2008
●Head of Global Relationship Bank — March 2004 to April 2007
●Head of EM Sales & Trading and Capital Markets, FICC — October 2001 to March 2004
●Head of EM Sales & Fixed Income Origination — March 1988 to October 2001

Skills and Qualifications

Mr. Corbat is an experienced financial services executive and finance professional and has been nominated to serve on the Board because of his extensive experience and expertise in the areas of Financial Services, Risk Management, Financial Reporting, International Business, Corporate and Consumer Businesses, Regulatory Compliance and Corporate Affairs. In his role as Chief Executive Officer of Citigroup Inc., his prior experience as Citi’s CEO of Europe, Middle East and Africa, and his extensive career at Citi he has gained experience in all of Citi’s business operations, including consumer banking, corporate and investment banking, securities and trading and private banking services. In these roles, Mr. Corbat has gained extensive financial services, financial reporting, corporate business, and risk management experience. Additionally, in his role as CEO of Citi Holdings, Citi’s portfolio of non-core businesses and assets, he oversaw the divestiture of more than 40 businesses, including the IPO and sale of Citi’s remaining stake in Primerica. Mr. Corbat also successfully oversaw the restructuring of Citi’s consumer finance and retail partner cards businesses and divested more than $500 billion in assets, reducing risk on the Company’s balance sheet and freeing up capital to invest in Citi’s core banking business.

Primary Qualifications
Consumer Business and Financial Services
Financial Reporting
Regulatory and Compliance
Risk Management

Citi 2017 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	45

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Ellen M. Costello
Age: 62

Director of Citigroup
since 2016

Director of Citibank, N.A.
since 2016

Other Directorships:
DH Corporation

Previous Directorships
within the last five years:
BMO Financial
Corporation

Other Activities:
The United Way of Metropolitan Chicago (Chair of Board), Chicago Council on Global Affairs (Board), and The Economic Club of Chicago (Member)

Former President, Chief Executive Officer, BMO Financial Corporation and Former
U.S. Country Head, BMO Financial Group

●President and CEO, BMO Financial Corporation and U.S. Country Head, BMO Financial Group — 2011 to July 2013
●Group Head, Personal and Commercial Banking, U.S. and President and Chief Executive Officer, BMO Harris Bank N.A., BMO Financial Group — 2006 to 2011
●Vice Chairman and Head, Securitization and Credit Investment Management, Merchant Banking and Head of N.Y. Office, Capital Markets Group, BMO Financial Group — 2000 to 2006
●Executive Vice President, Strategic Initiatives, Capital Markets Group, BMO Financial Group — 2000
●Executive Vice President and Head, Global Treasury Group, BMO Financial Group — 1997 to 1999
●Senior Vice President and Deputy Treasurer, Global Treasury Group, BMO Financial Group — 1995 to 1997
●Managing Director and Regional Treasurer, Asia Pacific, Global Treasury Group, BMO Financial Group — 1993 to 1994
●Managing Director and Head, North American Financial Product Sales, Global Treasury Group, BMO Financial Group — 1991 to 1993

Skills and Qualifications

Ms. Costello is an experienced financial services executive and has been nominated to serve on the Board because of her extensive skills and experience in the areas of Financial Services, Risk Management, Institutional and Consumer Businesses, Financial Reporting, Operations and Technology, and Regulatory Compliance. Because Citi is an international financial services company with both consumer and institutional businesses, having former banking executives with extensive banking experience, like Ms. Costello, as Board members enables the Board to provide knowledgeable oversight to its business and regulatory activities. In her 30 years at BMO Financial Group, a global financial institution, Ms. Costello acquired extensive experience in personal and commercial banking, wealth management and capital markets businesses in Canada, Asia and the U.S. In her roles in Global Treasury and Global Capital Markets, she gained experience in corporate, institutional and investment banking, securities, trading and asset management. As CEO of BMO Harris Bank N.A., Ms. Costello gained experience in personal and commercial banking, strategic planning, marketing, regulatory compliance, financial reporting and personnel matters. Additionally, as CEO, BMO Financial Corporation and U.S. Country Head, she gained further experience in regulatory compliance, including capital and resolution planning, risk management and governance. Her board service at DH Corporation gives her experience with global operations and financial technologies businesses. Ms. Costello’s extensive financial services background also adds significant value to Citi’s and Citibank’s relationships with various regulators and stakeholders.

Primary Qualifications
Consumer Business and Financial Services
Financial Reporting
Operations and Technology
Regulatory and Compliance

www.citigroup.com

46	PROPOSAL 1: ELECTION OF DIRECTORS

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Duncan P. Hennes
Age: 60

Director of Citigroup
since 2013

Director of Citibank, N.A.
since 2013

Other Directorships:
None

Previous Directorships
within the last five years:
Syncora Holdings, Ltd.

Other Activities:
Freeman & Co.
(Advisory Board)

Co-Founder and Partner
Atrevida Partners, LLC

●Co-Founder and Partner, Atrevida Partners, LLC — June 2007 to Present
●Co-Founder and Partner, Promontory Financial Group — 2000 to 2006
●Chief Executive Officer, Soros Fund Management — 1999 to 2000
●Executive Vice President/Treasurer, Bankers Trust Corporation — 1987 to 1999
●Audit Manager, Arthur Andersen & Co. — 1979 to 1987

Skills and Qualifications

Mr. Hennes is an experienced financial services professional and has been nominated to serve on the Board because of his extensive experience and expertise in the areas of Compensation, Financial Services, Risk Management, Financial Reporting, Institutional Business, and Regulatory Compliance. Because Citi is an international financial services company with a significant institutional business and a need to ensure proper risk management, having an executive, like Mr. Hennes, with extensive institutional and risk management experience, enables the Board to provide knowledgeable oversight of its institutional business and its risk management function. In his role as the Co-Founder of Atrevida Partners, LLC and his prior experience at Promontory Financial Group and Bankers Trust Corporation, Mr. Hennes has gained extensive experience in financial services, regulatory compliance, corporate and investment banking, and securities and trading. While at Bankers Trust Corporation, Mr. Hennes was Chairman of Oversight Partners I, the consortium of 14 firms that participated in the equity recapitalization of Long-Term Capital Management. As the Chairman of Oversight Partners I, Mr. Hennes gained experience in credit and risk management, and personnel matters. Additionally, in his role as CEO of Soros Fund Management, Mr. Hennes gained experience in investing, operational infrastructure, and trading, including arbitrage activities. Mr. Hennes’s experience as a Certified Public Accountant has also given him audit, financial reporting, and risk management expertise.

Primary Qualifications
Compensation
Institutional Business
Regulatory and Compliance
Risk Management

Citi 2017 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	47

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Peter B. Henry
Age: 47

Director of Citigroup
since 2015

Other Directorships:
General Electric Company

Previous Directorships
within the last five years: Kraft Foods Inc. and Kraft Foods Group, Inc. (split into two companies in October 2012)

Other Activities:
British-American Business Council, Council on Foreign Relations (Board), National Bureau of Economic Research (Board), and The Economic Club of New York (Board)

Dean
New York University, Leonard N. Stern School of Business*

●Dean, New York University, Leonard N. Stern School of Business – January 2010 to Present
●Faculty Member, Stanford University – 1997 to 2009
●Fellow, National Science Foundation – 1993 to 1996

Skills and Qualifications

Dr. Henry, a leading academic and seasoned international economist, has been nominated to serve on the Board because of his extensive expertise in the areas of International Business and Economics, Financial Services, Risk Management, Financial Reporting, Consumer Business, Corporate Affairs, and Governance. As a renowned international economist, he shares important perspectives with the Board on emerging markets, which is a focus of Citi’s strategy. The experience he has gained in his role as Dean of the Leonard N. Stern School of Business enables him to provide an important perspective to the Board’s discussions on public affairs, financial and operational matters. As a former member of the Board of Kraft Foods Group, Inc. and its Audit and Governance Committees, Dr. Henry has gained valuable insights about the consumer business environment, financial reporting, and governance. Dr. Henry’s governmental advisory roles, including leadership of President Obama’s Transition Team’s review of international lending agencies and his service as an economic advisor to governments in developing and emerging markets, have given him valuable insights and perspectives on international business and financial services. Dr. Henry brings to the Board extensive experience in executive leadership at a large private university, including a robust understanding of the issues facing companies and governments in both mature and emerging markets around the world.

Primary Qualifications
Consumer Business and Financial Services
Corporate Governance
Financial Reporting
International Business or Economics
* Dr. Henry has announced his intention to step down as Dean of the Leonard N. Stern School of Business at the end of 2017.

www.citigroup.com

48	PROPOSAL 1: ELECTION OF DIRECTORS

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Franz B. Humer
Age: 70

Director of Citigroup
since 2012

Other Directorships:
Chugai Pharmaceuticals Ltd., Kite Pharmaceuticals, and WISeKey SA

Previous Directorships within the last five years:
Diageo plc and Roche Holdings Ltd.

Other Activities:
International Centre for Missing and Exploited Children (Chairman), Humer Foundation, and Bial Pharmaceuticals (Member of the Board)

Former Chairman
Roche Holdings Ltd.

●Chairman, Roche Holdings Ltd. – 2008 to March 2014
●Chairman & Chief Executive Officer, Roche Group – 2001 to 2008
●Chief Executive Officer, Roche Group – 1998 to 2001
●Chief Operating Officer, F. Hoffmann-La Roche Ltd. – 1996 to 1998
●Head of Pharmaceuticals, F. Hoffmann-La Roche Ltd. – 1995 to 1996

Skills and Qualifications

Mr. Humer is an experienced executive and has been nominated to serve on the Board because of his extensive experience in the areas of International and Consumer Businesses, Financial Reporting, Risk Management, Compensation, Regulatory Compliance, Legal Matters, and Corporate Governance. Mr. Humer gained extensive experience in international and consumer business, risk management, compensation, regulatory compliance, financial reporting, and corporate governance in his roles as CEO and Chair of Roche Holdings and other executive positions at Roche as well as in his service as Chair of Diageo plc. With his many years of experience leading large, complex global organizations in the U.S. and in Europe in an extensively regulated industry, Mr. Humer is able to offer insights on the implementation of business strategies in major global markets, advise on regulatory compliance, and provide strategic guidance on the development and expansion of important franchises and brands. Mr. Humer’s previous experience in addressing ethics issues that arose in the pharmaceutical industry is beneficial to Citi in providing guidance on our ethics and conduct initiatives. As a former member of the International Advisory Board of Allianz, and as a member of several philanthropic organizations, he is able to provide important perspectives on international and consumer business and corporate affairs.

Primary Qualifications
Consumer Business and Financial Services
International Business or Economics
Legal Matters
Regulatory and Compliance

Citi 2017 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	49

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Renée J. James
Age: 52

Director of Citigroup
since 2016

Other Directorships:
Oracle Corporation, Sabre Corporation and Vodafone Group Plc

Previous Directorships within the last five years:
VMware, Inc.

Other Activities:
President’s National Security Telecommunications Advisory Committee (Chair)

Operating Executive
The Carlyle Group

●Operating Executive, The Carlyle Group – February 2016 to Present
●President, Intel Corporation – 2014 to 2016
●Executive Vice President and Head, Group GM Intel Software and Services Business – 2004 to 2013
●Group Vice President and Division General Manager, Sales and Marketing; Group and General Manager, Microsoft Program Office, Intel – 2001 to 2004
●Division Chief Operating Officer, Intel Online Solutions – 1999 to 2001
●Chief of Staff to Intel Chairman and CEO Andrew Grove – 1995 to 1999

Skills and Qualifications

Ms. James is an experienced executive and has been nominated to serve on the Board because of her experience in the areas of Technology, Risk Management, and International and Consumer Businesses. She is a seasoned technology executive with broad, international experience managing large scale, complex global operations. Through her 28-year career as a technology executive at Intel and in her current role with the Media and Technology Practice at The Carlyle Group, as well as in her role as the Chair of the National Security Telecommunications Advisory Committee to the President of the United States, Ms. James developed extensive expertise in cybersecurity and emerging technologies. These skills are particularly important to Citi as a member of an industry facing cyber threats and as a company embracing innovation and new technologies. Through her career at Intel and her service on the boards of other prominent international companies (Oracle Corporation, Sabre Corporation and Vodafone Group Plc), Ms. James has had executive experience with consumer risk management and corporate governance issues.

Primary Qualifications
Consumer Business and Financial Services
International Business or Economics
Operations and Technology
Risk Management

www.citigroup.com

50	PROPOSAL 1: ELECTION OF DIRECTORS

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Eugene M. McQuade
Age: 68

Director of Citigroup Inc.
since 2015

Director of Citibank, N.A.
since 2009

Other Directorships:
XL Group, Ltd. (Chairman)

Previous Directorships within the last five years:
None

Other Activities:
Promontory Financial Group (Vice Chairman), a subsidiary of IBM, Boys and Girls Clubs of America (Governor), American Ireland Fund (Director), and Catholic Charities of New York (Director)

Former Vice Chairman, Citigroup Inc. and
Former Chief Executive Officer, Citibank, N.A.

●Vice Chairman, Citigroup Inc. – 2014 to May 2015
●Chief Executive Officer, Citibank, N.A. – July 2009 to April 2014
●Vice Chairman and President, Merrill Lynch Bank – 2008 to 2009
●President and Chief Operating Officer, FreddieMac – 2004 to 2007
●President, Bank of America – 2004
●President and Chief Operating Officer, FleetBoston Financial – 2002 to 2004
●Vice Chairman and Chief Financial Officer, FleetBoston Financial – 1997 to 2002

Skills and Qualifications

Mr. McQuade is an experienced financial services executive and has been nominated to serve on the Board because of his extensive skills and experience in the areas of Financial Services, Risk Management, Institutional and Consumer Businesses, Financial Reporting, Legal Matters, and Regulatory Compliance. As the former Chief Executive Officer of Citibank, N.A., he has a deep understanding of all aspects of Citi’s institutional and consumer businesses and has managed Citibank’s capital structure, regulatory compliance, enterprise risk, and strategic planning. While a member of management, he provided oversight of Citi’s CCAR process, which enables him to significantly enhance the Board’s and the Risk Management Committee’s oversight of this process. Mr. McQuade has extensive financial services experience and expertise through his service in management positions such as CEO, president, vice chairman, chief financial officer and chief operating officer of several global, publicly traded financial institutions. He has gained broad experience in consumer banking and commercial banking through his previous experience at Bank of America, FleetBoston Financial, and Merrill Lynch. In addition, his board service at XL Group, Ltd. gives him experience with global operations and regulated businesses. Mr. McQuade’s extensive financial services background also adds significant value to Citi’s and Citibank’s relationships with various regulators and stakeholders.

Primary Qualifications
Consumer Business and Financial Services
Legal Matters
Regulatory and Compliance
Risk Management

Citi 2017 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	51

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Michael E. O’Neill
Age: 70

Director of Citigroup
since 2009

Other Directorships:
None

Previous Directorships within the last five years:
None

Other Activities:
University of Virginia, Darden Graduate School of Business Foundation (Trustee), The Economic Club of New York (Trustee), The National WWII Museum (Trustee), USO of Metropolitan New York (Trustee), and FTV Capital (Advisory Board)

Chairman
Citigroup Inc.

●Chairman, Citigroup Inc. – April 2012 to Present
●Chairman, Chief Executive Officer and Director, Bank of Hawaii Corporation – 2000 to 2004
●Elected Chief Executive Officer, Barclays PLC – 1999
●Vice Chairman and Chief Financial Officer, Bank of America – 1995 to 1998
●Chief Financial Officer, Continental Bank – 1993 to 1995

Skills and Qualifications

Mr. O’Neill is an experienced financial services executive and has been nominated to serve on the Board because of his extensive experience in the areas of Financial Services, International Business, Institutional and Consumer Businesses, Regulatory Compliance, Risk Management, Corporate Governance, Compensation, and Financial Reporting. Because Citi is a highly regulated financial services company engaged in both consumer and institutional businesses, and engaged in an extensive effort to restructure its business to focus those businesses critical to Citi’s strategy, Citi’s Board benefits from the leadership of its Chair, Mike O’Neill, who has extensive banking experience, has executed bank turnarounds and workouts at Bank of Hawaii and Continental Bank, and has significant regulatory experience. As the former Chairman and Chief Executive Officer of the Bank of Hawaii, Vice Chairman and Chief Financial Officer at Bank of America, and Chief Financial Officer of Continental Bank, Mr. O’Neill has had extensive experience and developed his expertise in the areas of financial services, international, corporate and consumer businesses, regulatory compliance, risk management, corporate governance and financial reporting. Furthering his regulatory compliance expertise, while at the Bank of Hawaii, Mr. O’Neill served as the 12th District representative of the Federal Reserve Advisory Council. During his tenure at Continental Bank and while he was an independent financial consultant, Mr. O’Neill gained extensive international financial services experience.

Primary Qualifications
Compensation
Consumer Business and Financial Services
Corporate Governance
Regulatory and Compliance

www.citigroup.com

52	PROPOSAL 1: ELECTION OF DIRECTORS

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Gary M. Reiner
Age: 62

Director of Citigroup
since 2013

Other Directorships:
Hewlett Packard Enterprise Company and Box Inc.

Previous Directorships within the last five years:
None

Other Activities:
Norwalk Hospital (Member)

Operating Partner
General Atlantic LLC

●Operating Partner, General Atlantic LLC – September 2010 to Present
●Senior Vice President and Chief Information Officer, General Electric Company – 1996 to 2010
●Partner, Boston Consulting Group – 1986 to 1991

Skills and Qualifications

Mr. Reiner is an experienced executive and has been nominated to serve on the Board because of his experience in the areas of Operations and Technology, Financial Reporting, Compensation, Corporate Governance, and International and Consumer Businesses. In his current role as Operating Partner of General Atlantic LLC, he has continued to broaden his considerable expertise in technology and management. Through his tenure as Chief Information Officer at General Electric, Mr. Reiner gained extensive experience in the management of a large, complex, multinational operation, developing technology innovations, strategic planning and marketing to an international consumer and institutional customer base. He also has significant experience in information technology through his many years of experience as a partner of Boston Consulting Group, where he focused on strategic issues for technology businesses and in advising on cybersecurity issues. Mr. Reiner’s expertise as an innovative technology leader assists Citi in meeting the operational, technology and cybersecurity challenges inherent in operating a financial services company in the 21st century. Through his service on the Hewlett Packard Board of Directors, Mr. Reiner has developed additional leadership and corporate governance expertise as the Chair of its Nominating, Governance and Social Responsibility Committee.

Primary Qualifications
Compensation
Consumer Business and Financial Services
International Business or Economics
Operations and Technology

Citi 2017 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	53

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Anthony M. Santomero
Age: 70

Director of Citigroup
since 2009

Director of Citibank, N.A.
since 2009

Other Directorships:
RenaissanceRe Holdings, Ltd. and Penn Mutual Life Insurance Company Previous

Previous Directorships within the last five years:
None

Other Activities:
Columbia Funds Series Trust

Former President
Federal Reserve Bank of Philadelphia

●Senior Advisor, McKinsey & Company – 2006 to January 2008
●President, Federal Reserve Bank of Philadelphia – 2000 to 2006
●Richard K. Mellon Professor, Finance, The Wharton School at the University of Pennsylvania – 1984 to 2002

Skills and Qualifications

Dr. Santomero is a seasoned economist and economic policy advisor and has been nominated to serve on the Board because of his extensive experience in the areas of Risk Management, Regulatory Compliance, Corporate Governance, and Financial Reporting. Because Citi is an institution engaged in a highly regulated industry with a focus on ensuring that risk management is embedded in company practices, having a Board member, like Dr. Santomero, with extensive regulatory management experience is critical to enhancing the Board’s oversight of these functions. Among many other distinguished positions at which he had wide-ranging risk and regulatory experience, Dr. Santomero was most recently a Senior Advisor at McKinsey & Company, served as the President of the Federal Reserve Bank of Philadelphia from 2000 to 2006, was Chair of the System’s Committee on Credit and Risk Management, and was a member of the Financial Services Policy Committee and the Payments System Policy Advisory Committee. As the Richard K. Mellon Professor of Finance at The Wharton School of the University of Pennsylvania and Deputy Dean of the School, Dr. Santomero’s particular focus was on issues related to managing risk at the firm level as well as ways to improve productivity and performance, while working closely with industry executives and practitioners to ensure that the research was informed by the operating realities and competitive demands facing industry participants as they pursue competitive excellence, further enhancing his risk management capabilities.

Primary Qualifications
Corporate Governance
Financial Reporting
Regulatory and Compliance
Risk Management

www.citigroup.com

54	PROPOSAL 1: ELECTION OF DIRECTORS

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Diana L. Taylor
Age: 62

Director of Citigroup
since 2009

Other Directorships:
Brookfield Asset
Management and
Sotheby’s

Previous Directorships
within the last five years:
Brookfield Office
Properties

Other Activities:
Accion (Chair), AMFAR, Columbia Business School (Board of Overseers), Girls Educational & Mentoring Services (GEMS) (Member), Hudson River Park Trust (Chair), Friends of Hudson River Park, Ideas42, International Women’s Health Coalition, Mailman School of Public Health (Board of Overseers), Mayo Clinic (Member), The After School Corporation (Member), The Economic Club of New York, Council on Foreign Relations (Member) and Hot Bread Kitchen

Vice Chair
Solera Capital LLC

●Vice Chair, Solera Capital LLC – July 2014 to Present
●Managing Director, Wolfensohn Fund Management, L.P. – 2007 to 2014
●Superintendent of Banks, State of New York – 2003 to 2007
●Deputy Secretary, Governor Pataki, State of New York – 2002 to 2003
●Chief Financial Officer, Long Island Power Authority – 2001 to 2002
●Vice President, KeySpan Energy – 1999 to 2001
●Assistant Secretary, Governor Pataki, State of New York – 1996 to 1999
●Executive Vice President, Muriel Siebert & Company – 1993 to 1994
●President, M.R. Beal & Company – 1988 to 1993 and 1995 to 1996

Skills and Qualifications

Ms. Taylor is an experienced financial services executive and regulator and has been nominated to serve on the Board because of her wide-ranging experience in the areas of Financial Services, Institutional Business, Regulatory Compliance, Risk Management, Corporate Affairs, Compensation, Corporate Governance, and Legal Matters. Citi’s Board provides oversight of Citi’s banking businesses and regulatory relationship, areas where Ms. Taylor has extensive experience; it also provides oversight of Citi’s compensation programs and governance, including public affairs matters, where Ms. Taylor is able to use her extensive experience to enhance the Board’s oversight. Ms. Taylor has extensive bank regulatory and risk management experience, having served as the Superintendent of Banks for the New York State Banking Department. Her financial services and corporate business experience includes in-depth private equity, fund management, and investment banking experience as a Vice Chair at Solera Capital LLC and as a Managing Director of Wolfensohn Fund Management, L.P., a fund manager; and Founding Partner and President of M.R. Beal & Company, a full service investment banking firm. Ms. Taylor also served as Chief Financial Officer of the Long Island Power Authority. In addition, through her work on the Sotheby’s Compensation Committee, the Brookfield Properties Governance Committee, as chair of Accion and the Hudson River Park Trust, and former chair of the New York Women’s Foundation and the YMCA of Greater New York, Ms. Taylor has gained additional experience in corporate affairs, corporate governance, financial reporting, compensation, and legal matters.

Primary Qualifications
Compensation
Corporate Affairs
Corporate Governance
Regulatory and Compliance

Citi 2017 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	55

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
William S. Thompson, Jr.
Age: 71

Director of Citigroup
since 2009

Other Directorships:
None

Previous Directorships
within the last five years:
None

Other Activities:
Pacific Life Corporation, Pacific Symphony Orchestra (Life Director), Thompson Foundation for Autism (Chair), Thompson Family Foundation (President), University of Missouri (President’s Financial Advisory Council), and Orange County Community Foundation (Advisory Director)

Former Chief Executive Officer
Pacific Investment Management Company (PIMCO)

●Chief Executive Officer, PIMCO – 1993 to January 2009
●Chairman, Salomon Brothers Asia Ltd. – 1991 to 1993
●Salomon Brothers Inc. – 1975 to 1993

Skills and Qualifications

Mr. Thompson is an experienced financial services executive and has been nominated to serve on the Board of Directors because of his extensive experience in the areas of Financial Services, Risk Management, Financial Reporting, Compensation, and International and Institutional Businesses. Citi, as a company with a significant institutional business, benefits from having Board members like Mr. Thompson, whose careers were focused extensively in the institutional business. In addition, Citi’s Board benefits from Mr. Thompson’s compensation experience in leading the Personnel and Compensation Committee of the Board. As Chief Executive Officer of PIMCO from 1993 to 2009, Chairman of Salomon Brothers Asia Ltd. in Tokyo from 1991 to 1993, and head of Corporate Finance, Western Region and Head of Institutional Sales, Western Region, at Salomon Brothers, Mr. Thompson gained extensive financial services, risk management and institutional and international business skills and experience. As a former Chief Executive Officer of PIMCO and Lead Director of Pacific Life Corporation, Mr. Thompson developed extensive skills and experience in corporate governance, financial reporting, compensation, and legal matters.

Primary Qualifications
Compensation
Consumer Business and Financial Services
Institutional Business
Risk Management

www.citigroup.com

56	PROPOSAL 1: ELECTION OF DIRECTORS

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
James S. Turley
Age: 61

Director of Citigroup
since 2013

Director of Citibank, N.A.
since 2013

Other Directorships:
Emerson Electric Co.,
Intrexon Corporation
and Northrop Grumman
Corporation

Previous Directorships
within the last five years:
None

Other Activities:
Boy Scouts of America (Board Member), Boy Scouts of Greater St. Louis (President), World Scout Foundation (Board Member), Committee for Economic Development (Trustee), Theatre Forward (Chair), and Municipal Theatre Association of St. Louis (Board Member)

Former Chairman and CEO Ernst & Young ●Chairman and CEO, Ernst & Young – 2001 to June 2013 ●Regional Managing Partner, Ernst & Young – 1994 to 2001
Skills and Qualifications

Mr. Turley, the retired Global Chair and CEO of Ernst & Young, brings to Citi his insights and expertise from his exceptional career in the accounting profession, both in the U.S. and internationally, as well as his executive experience from leading a major public accounting firm. Mr. Turley has been nominated to serve on the Board because of his extensive knowledge and expertise in the areas of Financial Reporting, Legal Matters, Corporate Affairs, International Business, Regulatory Compliance, and Risk Management. As Chair of the Audit Committee and a member of the Risk Management Committee, Mr. Turley adds significant value to the Board’s oversight of financial reporting, regulatory matters, compliance, internal audit, legal issues and risk. Having served as Chair and CEO of Ernst & Young, he has developed significant expertise in the areas of compensation, litigation, and corporate affairs. Mr. Turley, the former Chairman of the Board of Catalyst, is recognized as a champion of diversity, having received the prestigious Crystal Leadership Award for his support of equal marketplace access for women and the groundbreaking programs he oversaw at Ernst & Young that enable the strategic development of women-owned businesses, and provides guidance to Citi on diversity matters as well.

Primary Qualifications
Financial Reporting
International Business or Economics
Regulatory and Compliance
Risk Management

Citi 2017 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	57

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Deborah C. Wright
Age: 59

Director of Citigroup
since 2017

Other Directorships:
Time Warner Inc. and
Voya Financial, Inc.

Previous Directorships
within the last five years:
Carver Bancorp, Inc.

Other Activities:
Director, chairman of the audit committee and member of the executive committee of Memorial Sloan-Kettering Cancer Center

Former Chairman
Carver Bancorp, Inc.

●Chairman, Carver Bancorp, Inc. – 2005 to 2016
●President and Chief Executive Officer of Carver Bancorp, Inc. and Carver Federal Savings Bank – 1999 to 2014
●President and Chief Executive Officer of the Upper Manhattan Empowerment Zone Development Corporation, a redevelopment fund – 1996 to 1999
●Commissioner of the Department of Housing Preservation and Development – 1994 to 1996
●Member of the New York City Housing Authority Board – 1992 to 1994, and served on the New York City Planning Commission – 1990 to 1992

Skills and Qualifications

Ms. Wright is an experienced financial services executive and has been nominated to serve on the Board because of her extensive experience in the areas of Financial Services, Consumer Business, Risk Management, Corporate Affairs, Financial Reporting, and Regulatory Compliance. As a highly regulated financial services company with an extensive consumer business and a commitment to community development, Citi benefits from having Directors, like Ms. Wright, with distinguished careers in financial services and who are knowledgeable about, and committed to, community development. Ms. Wright’s experience as the former Chairman and Chief Executive Officer of Carver Bancorp, Inc. and Carver Federal Savings Bank, where she gained experience in personal and commercial banking, strategic planning, marketing, regulatory compliance, financial reporting, and personnel matters, brings leadership qualities to Citi and demonstrates a practical understanding of organizations, processes, strategy, and risk management. She has corporate affairs experience through years of leadership roles at non-profit organizations and governmental bodies. Ms. Wright also has extensive financial reporting experience as Chair of the Audit and Finance Committee at Time Warner Inc. As a board member of Voya Financial, Inc., and through her prior long-term service as a director of Kraft Foods Inc., she also brings the perspective and experience of overseeing firms that provide a wide variety of consumer products to customers.

Primary Qualifications
Consumer Business and Financial Services
Financial Reporting
Regulatory and Compliance
Risk Management

www.citigroup.com

58	PROPOSAL 1: ELECTION OF DIRECTORS

Name and Age at Record Date	Position, Principal Occupation, Business Experience and Directorships
Ernesto Zedillo
Ponce de Leon
Age: 65

Director of Citigroup
since 2010

Other Directorships:
Alcoa Corp., Procter &
Gamble Company, and
Grupo Prisa

Previous Directorships
within the last five years:
None

Other Activities:
BP (Member of International Advisory Board), Credit Suisse Research Institute (Advisor), The Group of Thirty (Member), Inter-American Dialogue (Co-Chair of Board), Natural Resource Governance Institute (Chair of the Board), and Presidential Counselor of Laureate International Universities

Director, Center for the Study of Globalization and Professor in the Field of
International Economics and Politics, Yale University

●Director, Center for the Study of Globalization and Professor in the Field of International Economics and Politics, Yale University – September 2002 to Present
●President of Mexico – 1994 to 2000
●Secretary of Education, Government of Mexico – 1992 to 1993
●Secretary of Economic Programming and the Budget, Government of Mexico – 1988 to 1992
●Undersecretary of the Budget, Government of Mexico – 1987 to 1988
●Banco de México – Economist, Deputy Manager of Economic Research, Director General of FICORCA, Deputy Director – 1978 to 1987

Skills and Qualifications

Mr. Zedillo Ponce de Leon is the former President of Mexico, a seasoned economist, and an academic. He has been nominated to serve on the Board because of his extensive experience in the areas of International Business and Economics, Regulatory Compliance, Corporate Affairs, Risk Management, and Corporate Governance. As a financial services company with a significant business in Mexico, Citi benefits from having Mr. Zedillo Ponce de Leon on its Board to provide a greater understanding of the business, governmental, regulatory, and economic environment in Mexico. Through his extensive governmental experience, including his service from 1978 to 1987 at the Central Bank of Mexico, as Undersecretary of Budget for the Mexican government from 1987 to 1988, as Secretary of Economic Programming and the Budget from 1988 to 1992, and as President of Mexico from 1994 to 2000, as well as his academic experience, including his roles as the Director of the Center for the Study of Globalization, Professor of International Economics and Politics and Professor of International and Area Studies at Yale, he has had extensive experience in the areas of international business, regulatory compliance, and risk management. His service as Chair of the Global Development Network, Chair of the High Level Commission on Modernization of World Bank Group Governance, on the Group of Thirty, and on the International Advisory Boards of BP and the Coca-Cola Company, has given him extensive international business and corporate affairs experience. Mr. Zedillo Ponce de Leon has gained experience in risk management, corporate governance, and corporate affairs as a member of the Board of Alcoa Corp., serving on the Audit Committee and Public Issues Committee; at Procter & Gamble Company, as a member of the Governance and Public Responsibility Committee; as a member of the Innovation and Technology Committee, Grupo Prisa of Spain; as a past Director of the Union Pacific Corporation, where he served on the Audit and Finance Committees; and as a Director of EDS, where he served on the Governance Committee.

Primary Qualifications
Corporate Affairs
Corporate Governance
International Business or Economics
Risk Management

PROPOSAL 1: ELECTION OF DIRECTORS	59

Directors’ Compensation

Directors’ compensation is determined by the Board. Since its initial public offering in 1986, Citi has paid outside Directors all or a portion of their compensation in common stock to ensure that the Directors have an ownership interest in common with other stockholders. The Nomination, Governance and Public Affairs Committee makes recommendations to the Board with respect to compensation of Directors. The Committee periodically reviews benchmarking assessments in order to determine the level of compensation to attract qualified candidates for Board service and to reinforce our practice of encouraging stock ownership by our Directors. In 2016, the Committee received benchmarking assessments of peer company director compensation from outside expert advisors. After reviewing the current compensation program against the assessment and taking account of such factors as it considered relevant, the Committee determined that a change to the Committee fee payment structure was appropriate.

Key features of our non-employee Director Compensation Program:

●

Non-employee Directors receive an annual cash retainer of $75,000 and a deferred stock award valued at $150,000, except for the Chairman who declines receipt of such compensation. The deferred stock award is generally granted on the same date that annual incentives are granted to the senior executives. The deferred stock award generally becomes distributable on the second anniversary of the date of the grant, and Directors may elect to defer receipt of the award beyond that date. In the event a Director leaves the Board for personal reasons prior to the conclusion of the deferral period of a deferred stock award grant and before age 72, the Director will not forfeit the deferred stock and the award, prorated for the portion of the one-year period served by the Director, will be distributed as scheduled. Directors may elect to receive all or a portion of their cash retainer in the form of common stock, and Directors may elect to defer receipt of this common stock.

●	Directors who are employees of Citi or its subsidiaries do not receive any compensation for their services as Directors.
●	Citi’s Chairman receives annual compensation in the form of a $500,000 Chairman’s Fee, payable 75% in deferred shares of Citi common stock and 25% in cash or deferred shares of Citi common stock.
●

Beginning on April 1, 2016, a Director of Citi who serves as Chair of the Audit Committee, Personnel and Compensation Committee and/or Risk Management Committee is entitled to an annual $50,000 Chair Fee. A Director who serves as Chair of any other Committee is entitled to an annual $35,000 Chair Fee. A Citi Director who serves as a member of the Audit Committee, Personnel and Compensation Committee and/or Risk Management Committee is entitled to an annual $30,000 Committee Fee. A Citi Director who serves as a member of any other Committee (excluding the Executive Committee and the Preferred Stock Committee) is entitled to an annual $15,000 Committee Fee. Directors are permitted to receive all or a part of their Committee Fee(s) and Chair Fee(s) in common stock.*

●

Mses. Costello and Spero and Messrs. Hennes, McQuade, Santomero, and Turley serve on Citibank’s Board of Directors. Ms. Taylor and Messrs. Henry and Reiner served on Citibank’s Board for a portion of 2016. Each non-employee Director of Citibank is entitled to receive $25,000 as an annual cash retainer. The Chair of Citibank’s Board is entitled to an annual $50,000 Chair Fee.

●	All annual retainers and Chair Fees for Citi and Citibank are paid in four equal quarterly installments per annum. These fees are reported in the Non-Employee Director Compensation Table below.
●

Citi reimburses its Board members for expenses incurred in attending Board and Committee meetings or performing other services for Citi in their capacities as Directors. Such expenses include food, lodging, and transportation.

*	The Committee Fee structure that was in place for the period January 1, 2016 to April 1, 2016 is as described in Citi’s 2016 Proxy Statement.

www.citigroup.com

60	PROPOSAL 1: ELECTION OF DIRECTORS

The following table provides information on 2016 compensation for non-employee Directors.

2016 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Ellen M. Costello	$147,500	$150,000	$2,050	$299,550
Duncan P. Hennes	$245,000	$150,000	$4,033	$399,033
Peter B. Henry	$132,500	$150,000	$2,643	$285,143
Franz B. Humer	$155,000	$150,000	$7,252	$312,252
Renée J. James	$126,250	$150,000	$1,502	$277,752
Eugene M. McQuade(4)	$175,000	$150,000	$2,135	$327,135
Michael E. O’Neill(5)	$500,000	—	$28,077	$528,077
Gary M. Reiner	$150,000	$150,000	$2,745	$302,745
Judith Rodin	$126,250	$150,000	$16,024	$292,274
Anthony M. Santomero	$251,250	$150,000	$13,912	$415,162
Joan E. Spero	$170,000	$150,000	$11,185	$331,185
Diana L. Taylor	$217,500	$150,000	$10,639	$378,139
William S. Thompson, Jr.	$183,750	$150,000	$2,756	$336,506
James S. Turley	$253,750	$150,000	$4,033	$407,783
Ernesto Zedillo Ponce de Leon	$126,250	$150,000	$10,072	$286,322

(1)	Directors may elect to receive all or a portion of the cash retainer in the form of Citi common stock and may elect to defer receipt of Citi common stock. Certain Directors elected to defer receipt of the shares. Mses. Costello and Spero and Mr. Henry elected to receive all or a portion of their Citigroup 2016 cash retainer and/or Chair Fee in deferred stock as represented in the chart below. Mr. O’Neill elected to receive his entire Chairman Fee in deferred stock as represented in the chart below. Messrs. Reiner and Thompson elected to receive their cash retainers in stock (100%) but did not elect to defer receipt of their retainers; therefore, their 2,991 and 3,819 shares, respectively, were distributed to them quarterly on January 1, April 1, July 1, and October 1. The price used to determine the number of shares awarded was the average consolidated NYSE closing price of Citigroup common stock for the first ten days of the last month of the quarter.

		Deferred Fees To Be Paid in Stock
Name	Fees Paid Currently in Cash	Number of Units	Value of Units
Ellen M. Costello	$25,000	2,547	$122,500
Duncan P. Hennes	$245,000	—	—
Peter B. Henry	$6,250	2,630	$126,250
Franz B. Humer	$155,000	—	—
Renée J. James	$126,250	—	—
Eugene M. McQuade	$175,000	—	—
Michael E. O’Neill	—	10,517	$500,000
Gary M. Reiner	$6,250	—	—
Judith Rodin	$126,250	—	—
Anthony M. Santomero	$251,250	—	—
Joan E. Spero	$25,000	3,062	$145,000
Diana L. Taylor	$217,500	—	—
William S. Thompson, Jr.	—	—	—
James S. Turley	$253,750	—	—
Ernesto Zedillo Ponce de Leon	$126,250	—	—

Citi 2017 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	61

(2)	The values in this column represent the aggregate grant date fair values of the 2016 deferred stock awards. The grant date fair value is based on a grant date of February 16, 2016 and a grant price determined by the average NYSE closing prices of Citi’s common stock on the immediately preceding five trading days. The amounts in the chart below represent deferred stock awards only and not shares awarded in lieu of the cash retainer and/or Chair or Committee Chair Fees. The grant date fair value of the deferred stock awards is set forth below:

Name	Deferred Stock Granted in 2016 (#)	Grant Date Fair Value ($)
Ellen M. Costello	4,048	$150,000
Duncan P. Hennes	4,048	$150,000
Peter B. Henry	4,048	$150,000
Franz B. Humer	4,048	$150,000
Renée J. James	4,048	$150,000
Eugene M. McQuade	4,048	$150,000
Michael E. O’Neill	—	—
Gary M. Reiner	4,048	$150,000
Judith Rodin	4,048	$150,000
Anthony M. Santomero	4,048	$150,000
Joan E. Spero	4,048	$150,000
Diana L. Taylor	4,048	$150,000
William S. Thompson, Jr.	4,048	$150,000
James S. Turley	4,048	$150,000
Ernesto Zedillo Ponce de Leon	4,048	$150,000

(3)	The amounts shown in “All Other Compensation” are the amount of dividend equivalents and interest paid to the non-employee Directors in 2016 with respect to shares of Citi common stock held in their deferred stock accounts. Dividend equivalents are paid quarterly, in the same amount per share and at the same time as dividends are paid to stockholders. Interest accrues on the amount of the dividend equivalent from the payment date until the end of the quarter, at which time the dividend equivalent is either distributed to the Director in cash or reinvested in additional shares of deferred stock. The number of shares owned by each Director is reported on page 38 of this Proxy Statement.
(4)	Mr. McQuade previously served as an executive at Citigroup. His fiscal year-end holdings of outstanding Performance Share Units and Capital Accumulation Program awards are reported under the Certain Transactions and Relationships section of this Proxy Statement on pages 33-34.
(5)	Mr. O’Neill receives a Chairman’s Fee of $500,000 annually for his service as Citi’s Chairman.

The aggregate number of shares of deferred stock outstanding for each Director at the end of 2016 was:

Name	Number of Shares
Ellen M. Costello	6,637
Duncan P. Hennes	10,134
Peter B. Henry	8,074
Franz B. Humer	17,836
Renée J. James	4,077
Eugene M. McQuade	5,564
Michael E. O’Neill	71,966
Gary M. Reiner	7,014
Judith Rodin	38,824
Anthony M. Santomero	33,595
Joan E. Spero	28,600
Diana L. Taylor	25,941
William S. Thompson, Jr.	7,077
James S. Turley	10,134
Ernesto Zedillo Ponce de Leon	24,582

www.citigroup.com

62

Audit Committee Report

The Audit Committee (“Committee”) operates under a charter that specifies the scope of the Committee’s responsibilities and how it carries out those responsibilities.

The Board of Directors has determined that all five members of the Committee are independent based upon the standards adopted by the Board, which incorporate the independence requirements under applicable laws, rules and regulations.

Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, risk management and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. KPMG LLP, Citigroup’s independent registered public accounting firm (“independent auditors”) is responsible for the integrated audit of the consolidated financial statements and internal control over financial reporting. The Committee’s responsibility is to monitor and oversee these processes and procedures. The members of the Committee are not professionally engaged in the practice of accounting or auditing and are not professionals in these fields. The Committee relies, without independent verification, on the information provided to us and on the representations made by management regarding the effectiveness of internal control over financial reporting, that the financial statements have been prepared with integrity and objectivity and that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Committee also relies on the opinions of the independent auditors on the consolidated financial statements and the effectiveness of internal control over financial reporting.

The Committee’s meetings facilitate communication among the members of the Committee, management, the internal auditors, and Citigroup’s independent auditors. The Committee separately met with each of the internal and independent auditors with and without management, to discuss the results of their examinations and their observations and recommendations regarding Citigroup’s internal controls. The Committee also discussed with Citigroup’s independent auditors all communications required by PCAOB Auditing Standard Nos. 16 and 18.

The Committee reviewed and discussed the audited consolidated financial statements of Citigroup as of and for the year ended December 31, 2016 with management, the internal auditors, and Citigroup’s independent auditors.

The Committee has received the written disclosures required by PCAOB Rule 3526 – “Communication with Audit Committees Concerning Independence.” The Committee discussed with the independent auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence.

The Committee has reviewed and approved the amount of fees paid to the independent auditors for audit, audit related and tax compliance services. The Committee concluded that the provision of services by the independent auditors did not impair their independence.

Based on the above-mentioned review and discussions, and subject to the limitations on our role and responsibilities described above and in the Committee charter, the Committee recommended to the Board that Citigroup’s audited consolidated financial statements be included in Citigroup’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

The Audit Committee:

James S. Turley (Chair)
Ellen M. Costello
Peter B. Henry
Anthony M. Santomero
Deborah C. Wright

Dated: February 23, 2017

Citi 2017 Proxy Statement

63

Proposal 2: Ratification of Selection of
Independent Registered Public Accounting
Firm

The Audit Committee has selected KPMG LLP (KPMG) as the independent registered public accounting firm of Citi for 2017. KPMG has served as the independent registered public accounting firm of Citi and its predecessors since 1969.

Arrangements have been made for representatives of KPMG to attend the 2017 Annual Meeting. The representatives will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate stockholder questions.

Disclosure of Independent Registered Public Accounting Firm Fees

The following is a description of the fees earned by KPMG for services rendered to Citi for the years ended December 31, 2016 and 2015:

	2016	2015
	(in millions of dollars)
Audit Fees	$67.0	$67.5
Audit-Related Fees	$19.1	$21.0
Tax Fees	$9.3	$9.9
All Other Fees	$0.0	$—
Total Fees	$95.4	$98.4

Audit Fees

This includes fees earned by KPMG in connection with the annual integrated audit of Citi’s consolidated financial statements, internal control over financial reporting under Sarbanes-Oxley Section 404, audits of subsidiary financial statements, comfort letters and consents related to SEC registration statements and other capital-raising activities and certain reports relating to Citi’s regulatory filings, reports on internal-control reviews required by regulators, accounting advice on completed transactions, and reviews of Citi’s interim financial statements.

Audit-Related Fees

This includes fees for services performed by KPMG that are closely related to audits and in many cases could only be provided by our independent registered public accounting firm. Such services may include accounting consultations, internal control reviews not required by regulators, securitization-related services, employee benefit plan audits, certain attestation services as well as certain agreed upon procedures, and due diligence services related to contemplated mergers and acquisitions.

www.citigroup.com

64	PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Tax Fees

This includes preparation and review of corporate tax returns, expense allocation reports for tax purposes, and other tax compliance services.

All Other Fees

Citi engaged KPMG for services in 2016 related to conducting surveys on the Company’s operations. The aggregate fee amount paid to KPMG was $10,000 and is represented as “All Other Fees.” This fee is included in the total fee amount, but due to rounding, is not represented in the “All Other Fees” column.

Approval of Independent Registered Public Accounting
Firm Services and Fees

Citi’s Audit Committee has reviewed and approved all fees earned in 2016 and 2015 by Citi’s independent registered public accounting firm and actively monitored the relationship between audit and non-audit services provided. The Audit Committee has concluded that the fees earned by KPMG were consistent with the maintenance of the external auditors’ independence in the conduct of its auditing functions.

The Audit Committee must pre-approve all services provided and fees earned by Citi’s independent registered public accounting firm. The Audit Committee annually considers the provision of audit services and, if appropriate, pre-approves certain defined audit fees, audit-related fees, and tax-compliance fees with specific dollar-value limits for each category of service. The Audit Committee also considers on a case-by-case basis specific engagements that are not otherwise pre-approved (e.g., internal control and certain tax compliance engagements) or that exceed pre-approved fee amounts. On an interim basis, any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Chair of the Audit Committee for approval and to the full Audit Committee at its next regular meeting.

The Accounting Firm Engagement Standard is the primary basis upon which management ensures the independence of its independent registered public accounting firm. Administration of the Standard is centralized in, and monitored by, Citi senior corporate financial management, which reports the engagements earned by KPMG throughout the year to the Audit Committee. The Standard also includes limitations on the hiring of KPMG partners and other professionals to ensure that Citi satisfies applicable auditor independence rules.

KPMG has served as the independent registered public accounting firm of Citi and its predecessors since 1969. As in prior years, Citi and its Audit Committee have engaged in a review of KPMG in connection with the Audit Committee’s consideration of whether to recommend that stockholders ratify the selection of KPMG as Citi’s independent auditor for the following year. In that review, the Audit Committee considers both the continued independence of KPMG and whether retaining KPMG is in the best interests of Citi and its stockholders. Citi’s management prepares an annual assessment of KPMG for the Audit Committee that includes (i) the results of a management survey of KPMG’s overall performance; (ii) an analysis of KPMG’s known legal risks and significant proceedings that may impair KPMG’s ability to perform Citi’s annual audit; and (iii) KPMG’s fees and services provided to Citi both on an absolute basis, noting, of course, that KPMG does not provide any non-audit services, other than those described in the Proxy Statement, to Citi, and compared to services provided by other auditing firms to peer institutions. In addition, KPMG reviews with the Audit Committee its analysis of its independence in accordance with the Accounting Firm Engagement Standard and PCAOB Rule 3526. In performing its analysis, the Audit Committee considered the length of time KPMG has been Citi’s independent auditor, the breadth and complexity of Citi’s business and its global footprint and the resulting demands placed on its auditing firm in terms of expertise in Citi’s businesses, the quantity and quality of staff, and global reach. The Audit Committee recognized the ability of KPMG to provide both the necessary expertise to audit Citi’s business and the matching

Citi 2017 Proxy Statement

65

global footprint to audit Citi worldwide and other factors, including the policies that KPMG follows with respect to rotation of the key audit personnel, so that there is a new partner-in-charge at least every five years. Citi’s Audit Committee oversees the process for, and ultimately approves, the selection of the independent auditor’s lead engagement partner at the five-year mandatory rotation period. At the Audit Committee’s instruction, KPMG selects candidates to be considered for the lead engagement partner role, who are then interviewed by members of Citi’s senior management. After considering the candidates recommended by KPMG, senior management makes a recommendation to the Audit Committee regarding the new lead engagement partner. After discussing the qualifications of the proposed lead engagement partner with the current lead engagement partner, the members of the Audit Committee, individually and/or as a group, interview the leading candidate. The Audit Committee then considers the appointment and votes as an Audit Committee on the selection. The Audit Committee also reviewed external data on audit quality and performance, including recent PCAOB reports on KPMG and its peer firms. Based on the results of its review this year, the Audit Committee concluded that KPMG is independent and that it is in the best interests of Citi and its investors to appoint KPMG to serve as Citi’s independent registered accounting firm for 2017.

Board Recommendation

The Board recommends that you vote FOR ratification of KPMG as Citi’s independent registered public accounting firm for 2017.

66

Proposal 3: Advisory Vote to Approve
Citi’s 2016 Executive Compensation

We are seeking a nonbinding, advisory vote approving the compensation of Citi’s named executive officers as disclosed in this Proxy Statement, as required by Section 14A and Rule 14a-21(a) of the Securities Exchange Act of 1934. You are being asked to vote on the following nonbinding advisory resolution:

RESOLVED, that the compensation paid to Citi’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.

We have asked for this advisory vote on an annual basis, and we will continue to do so pending the outcome of Proposal 4, which is our advisory vote on the frequency of our say-on-pay votes.

Board Recommendation

The Board recommends that you vote FOR Proposal 3, which is advisory approval of Citi’s executive compensation as disclosed in this Proxy Statement. We strongly urge you to review our entire Compensation Discussion and Analysis before you vote.

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis is organized into three sections:

●	Executive Summary (pages 66-75);
●	Citi’s 2016 Executive Compensation (pages 76-92); and
●	Citi’s Additional Compensation Practices (pages 92-93).

The 2016 Summary Compensation Table and Compensation Information follow on pages 95-105.

Executive Summary

Our Stockholder Engagement

The Board and management were disappointed with the outcome of last year’s say-on-pay vote, which was 63.6% favorable. In response, the Personnel and Compensation Committee (the Compensation Committee) and management undertook a year-long review of our entire compensation program with input from the Board’s independent compensation consultant. This review included direct engagement with stockholders to ensure full understanding of their perspectives, and their feedback was incorporated into the Compensation Committee’s deliberations and decisions.

Mr. O’Neill, our Board Chairman, and Mr. Thompson, the Chairman of our Compensation Committee, led the stockholder outreach effort, joined by senior Citi human resources and legal executives. While we regularly engage with stockholders each spring on our executive pay program, we held additional meetings with stockholders after

Citi 2017 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION	67

our 2016 annual meeting and before granting awards for 2016 performance. We reached out to stockholders representing about one-third of our outstanding shares; these investors were typically our larger stockholders and included some investors who voted in favor of our pay program last year and some who did not. We held meetings with each stockholder who accepted our invitation to engage, which culminated in conversations with stockholders representing approximately 20% of our outstanding shares. These discussions were in addition to conversations we held in the spring of 2016 with those stockholders and others, when we spoke with 34 stockholders representing at least 35% of our outstanding shares. We also spoke with proxy advisory firms that provide vote recommendations to gain insight into their views on our executive compensation programs and address their questions.

During our discussions with stockholders, we asked for their input on our compensation program and also sought feedback on potential changes under consideration by our Compensation Committee. The feedback from our outreach efforts was shared with the full Board and factored into the Compensation Committee’s thinking and final awards for 2016 performance. The Compensation Committee has been and remains committed to engaging with stockholders at least annually on executive compensation and making pay program changes that are directly responsive to stockholder feedback and that enhance the alignment of our program with Citi’s business strategy.

The following table summarizes the feedback we heard from our investors and the changes we made to our executive pay program in response.

What we heard…	How we responded…
On disclosure practices
●Need for more detail on our performance targets to better understand management’s business plan and the basis for pay decisions.
●Greater explanations of compensation decisions when use of judgment is involved.

●Disclosed company performance targets as well as financial results used to assess executive performance.
●Revamped scorecard disclosure providing more insight into the process for determining compensation.

On peer groups
●The peer group we use to understand market levels of pay should focus on the companies with whom we compete for talent.	●Eliminated three non-U.S. firms and added eight U.S. firms to the peer group used to develop market pay. Our new 13-firm peer group does not increase the market median pay for our roles.
On deferral percentages
●Most compensation should vest over time and be dependent on future company performance.	●Increased the percentage of the total CEO annual incentive that is awarded as deferred compensation and delivered in the form of equity-based awards from 60% to 70%.
On cash bonuses
●Preference for maximum limits on annual cash bonuses.	●Established a limit on executive officer cash bonuses.
On performance metrics used in executive pay plans
●Preference for including at least two forward-looking operational metrics that are aligned with Citi’s business strategy and enable investors to track our progress.
●Preference for metrics based on return on capital and return of capital.
●Minimal support for retaining the total shareholder return metric.
●Limited interest in a relative operational metric; we also heard a preference for company-specific targets.

●Revised our Performance Share Unit program to include two performance metrics: return on tangible common equity and cumulative earnings per share. We use these returns-based metrics in our regular discussions with analysts and investors, and they are metrics that we use to measure our progress toward improved total shareholder returns.

www.citigroup.com

68	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION

The elements of our CEO’s 2016 compensation, which reflect the changes discussed above, are summarized in the tables below and discussed in greater detail on pages 89-92 of this Compensation Discussion and Analysis. Key changes from 2015 appear in blue text.

2015 CEO Pay Elements		2016 CEO Pay Elements
Element	Form	Element	Form
Base Salary	Cash	Base Salary	Cash
Annual Incentive	Cash (40%)	Annual Incentive	Cash (30%)
Deferred Incentive	Deferred Stock (30%) Vests ratably over 4 years subject to performance conditions	Deferred Incentive	Deferred Stock (35%) Vests ratably over 4 years subject to performance conditions
	Performance Share Units (30%) Vest based on relative TSR performance over 3 years		Performance Share Units (35%) Vest based on return on tangible common equity and cumulative earnings per share performance over 3 years

Dark gray shading represents the total incentive award, which is determined through our executive compensation Framework.

Linking Pay to Performance Through Goals

The quantum of total incentive award for 2016 is based on the overall performance of Citi and each executive’s individual achievements against goals set at the beginning of the year. In addition, the portion of each executive’s total incentive award delivered in Performance Share Units is subject to additional conditions based on company performance over the three-year period beginning on January 1, 2017, and ending December 31, 2019.

Why We Selected Our Performance Metrics
●

Scorecard metrics used to determine total incentive awards. The total amount of each named executive officer’s incentive award is determined through our executive compensation Framework, which takes into account performance against a scorecard of financial and non-financial performance metrics that tie to our annual business plan.

●

Performance Share Unit metrics. As a direct result of feedback we received from stockholders, the Compensation Committee reviewed our Performance Share Unit program and chose new performance metrics that drive long-term stockholder value creation. The new metrics are return on tangible common equity and cumulative earnings per share. Together these metrics establish a strong link between our incentive awards and Citi’s financial objectives over the three-year performance period (2017-2019). Under our Performance Share Unit program, our return on tangible common equity target for 2019 is 10% and our cumulative earnings per share target for the three-year performance period is $17.70, as shown in the performance schedule on page 90.

	➢	Return on tangible common equity
		✓	We established a returns metric that aligns with our disclosed strategic long-term return on tangible common equity goal.
✓

Return on tangible common equity is net income (less preferred dividends) divided by average tangible common equity for the year. Because return on tangible common equity is regularly reported by all our peers and other banks, investors use this measure to compare earning power across the financial services industry generally.

✓

Target return on tangible common equity achievement of 10% by 2019 is an important intermediate step toward our longer-term goal of 14%. Although the target is stated as a 2019 outcome, this goal incentivizes consistent improvement in returns throughout the three-year performance period. The cumulative earnings per share goal, as described below, mitigates potential risk associated with a single year-end target and drives balanced improvement in operational performance over the three-year performance period.

Citi 2017 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION	69

	➢	Cumulative earnings per share
		✓	This metric promotes both operational improvement (through net income growth) and increased return of capital to stockholders (through appropriate increases in share buybacks).
✓

As a matter of policy, our preference is to redeploy earned capital within our businesses, provided that such investments are expected to produce returns above our cost of capital. To the extent that the capital we generate exceeds our ability to productively redeploy it in our businesses, we intend to return it to stockholders. With our shares trading below book value, we believe that share buybacks represent a particularly attractive use of excess capital at the present time.

✓

We have several mechanisms in place to ensure that our earnings per share measure drives appropriate long-term decision making. Buyback levels are subject to oversight by both the Citigroup Board and the Federal Reserve Board (through the CCAR process), and they are calibrated against a range of considerations, including current capital levels, alternative uses for excess capital, and safety and soundness.

➢

Although last year’s Performance Share Units were based solely on relative total shareholder return, we moved away from the metric this year because, during our stockholder outreach efforts, we heard little support for retaining a standalone performance metric based on total shareholder return. Nearly all investors said that they preferred operational metrics in an incentive pay program because operational results are more directly influenced by management’s decisions than total shareholder returns. Stockholders preferred metrics that drive total shareholder returns, not just measure them.

➢

In addition, this year’s Performance Share Units retain total shareholder return as a performance modifier that caps the award at target, regardless of how well we perform on the two operational metrics, if Citi’s total shareholder return is negative over the three-year performance period. Our performance modifier can only reduce (and not increase) the value of awards.

Setting Targets that Align with Our Financial Goals
The Compensation Committee selected the target levels described above because they constitute meaningful increases over current return on tangible common equity and earnings per share levels.
●

Our return on tangible common equity target, which is meaningfully higher than our 2016 return on tangible common equity, reflects management’s and the Board’s judgment that a period of rebuilding in underinvested businesses is expected to continue to impact returns in the near term in order to generate higher growth and improved returns in the longer term.

●

Our cumulative earnings per share target is reflective of double-digit earnings per share growth over the three-year performance period. Achieving the cumulative earnings per share target will require management to execute a balanced approach of revenue growth, expense discipline, and capital management, each of which is an important factor in delivering value to our clients and our stockholders.

www.citigroup.com

70	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION

Compensation Philosophy and Framework

We seek to design our executive pay program to motivate balanced behaviors, consistent with our focus on balanced long-term strategic goals. Our Compensation Philosophy, as summarized as a set of objectives below, is designed to encourage prudent risk-taking while attracting the world-class talent necessary to Citi’s success.

Citi’s Compensation Philosophy
●	Align compensation programs, structures, and decisions with stockholder and other stakeholder interests
●	Reinforce a business culture based on the highest ethical standards
●	Manage risks to Citi by encouraging prudent decision-making
●	Reflect regulatory guidance in compensation programs
●	Attract and retain the best talent to lead Citi to success

We apply our Compensation Philosophy through our executive compensation Framework, which is explained below. Full information on our executive compensation Framework appears on pages 76-77.

Our Executive Compensation Framework
●

Early in the year, the Compensation Committee establishes and approves objective financial and non-financial goals used in our executive scorecards shown on pages 78-87 as well as the relative weightings of those scorecard goals. The metrics used in the financial goals are those we use in our annual business plan, which is based on anticipated operating performance; the non-financial scorecard goals cover strategic priorities, including those relating to risk and controls.

●	After year-end, the Compensation Committee assesses each named executive officer’s performance using a scorecard and develops a performance rating.
●

We then compare that performance rating to market median (i.e., the 50th percentile within the range of pay at our peers for a given role). In general, a stronger performance rating for an executive points toward preliminary compensation above market median, while a weaker rating points toward preliminary compensation below market median.

●	The Compensation Committee then reviews the results of the previous steps and finalizes the award, applying discretion.

CITI’S EXECUTIVE COMPENSATION FRAMEWORK AT-A-GLANCE

Through the application of our Framework, our incentive compensation awards closely reflect business performance, consistent with our longstanding commitment to pay for performance.

Citi 2017 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION	71

2016 Company Performance

We believe that our executive compensation decisions should be viewed in the context of Citi’s performance both on an absolute basis and as compared to peers. The group shown in the following graphs represents our principal global business competitors across multiple financial services markets, and we have used this group as the peer group for the relative total shareholder return metric in our outstanding Performance Share Unit awards. In contrast, we adopted our new U.S.-only peer group for estimating market pay ranges under our executive compensation Framework because that group can more closely represent our competitors for top executive talent. During our most recent stockholder outreach, we learned that investors generally understood and supported our use of different peer groups for these two different purposes.

The following graphs represent specified performance measures for 2016.

EFFICIENCY RATIO(1)	NET INCOME TO COMMON SHAREHOLDERS(2)

RETURN ON ASSETS(3)	RETURN ON COMMON EQUITY(4)

(1)	Efficiency ratio is total operating expenses divided by total revenues (net of interest expense). As a result, a lower efficiency ratio is generally better than a higher efficiency ratio. Consistent with our executive scorecards, Citicorp efficiency ratio is presented. Citigroup efficiency ratio for 2016 was 59%.
(2)	Amounts shown are in USD billions. Barclays and Deutsche Bank results are converted to U.S. dollars at the 2016 average exchange rate. Preferred dividends are excluded from net income for this purpose.
(3)	Return on assets is net income divided by average total assets. Return on assets calculations are not included for the international peer group companies that report utilizing International Financial Reporting Standards (IFRS). Reported assets on financial institutions’ balance sheets prepared in accordance with U.S. GAAP standards are not comparable to the reported assets on financial institutions’ balance sheets prepared in accordance with IFRS. Therefore, the return on assets calculations are not comparable.
(4)	Return on common equity is net income available to common shareholders divided by average common equity.

www.citigroup.com

72	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION

ONE-YEAR TOTAL SHAREHOLDER RETURN(1)	THREE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN(1)

(1)	Source: Third-party public databases and company websites reflecting home stock exchange listings (London Stock Exchange for Barclays and HSBC; Frankfurt Börse for Deutsche Bank; New York Stock Exchange for all others). Total shareholder return is the increase in share price over one-year and three-year periods ending December 31, 2016, including the impact of dividend reinvestment, expressed as a percentage of the share price at the beginning of such periods.

2016 Financial Objectives

We disclose our financial results against key metrics in our executive scorecards, and we also compare those results to their goals, disclosing performance within ranges using color coding on the scorecards. During our most recent outreach to stockholders, we heard that they also wanted disclosure of our actual goals after year-end to provide a better understanding of company performance. Accordingly, the principal metrics we use in our executive scorecards and the applicable goals are set forth below:

Financial Goal (Glossary on Page 120)	2016 Goal	2016 Result
Citicorp Efficiency Ratio	57.2%	57.9%
Citigroup Return on Tangible Common Equity(1)	8.2%	7.6%
Citigroup Return on Assets	0.90%	0.82%

(1)	As used throughout the Compensation Discussion and Analysis, Return on Tangible Common Equity is a non-U.S. GAAP financial measure. For a reconciliation of this result to reported results, please see Annex A to this Proxy Statement.

Scorecard goals for 2016 were generally set at levels lower than 2015 achievements primarily due to:

●	the continued wind-down of Citi Holdings (thereby reducing its contribution to earnings from 2015 levels),
●	planned investments in our businesses that entailed incurring expenses before expected revenues were generated, and
●	anticipated higher credit costs in 2016 due to expected reductions in loan loss reserve releases as compared to 2015.

Citi 2017 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION	73

Summary of 2016 Business Performance - Shifting to Growth
The Compensation Committee recognized the following when awarding incentive pay for 2016:
●	2016 financial results reflected solid overall performance and underlying momentum across the franchise, although they did not attain the challenging targets set at the beginning of the year.
➢

The results reflected strong expense discipline, resulting in a Citicorp operating efficiency ratio of 58% in 2016 while we invested in the business and again increased our loans and deposits. In Citicorp, end-of-period loans increased 4% and deposits increased 3%. Credit quality remained broadly favorable in every region.

➢

In Global Consumer Banking, in North America we are seeing the early benefits from the acquisition of the Costco card portfolio, and our investments in other cards products also delivered results, with growth in loans and purchase sales for full year 2016 and a return to revenue growth in the second half of 2016. Internationally, we generated revenue growth and positive operating leverage in Mexico for full year 2016, and in Asia we returned to revenue growth and positive operating leverage in the second half of 2016 (each excluding the impact of foreign currency translation into U.S. dollars for reporting purposes).

➢ In Institutional Clients Group, Citi generated year-over-year revenue and net income growth, despite challenging market conditions and the volatility in the energy sector in early 2016.
●	We invested resources strategically in areas we believe to be crucial to our future growth.
➢

In Global Consumer Banking, we invested in our North America credit card businesses through the acquisition of the Costco portfolio, the renewal and extensions of key co-brand partnerships, and continued marketing spend to support new account acquisitions.

➢

In Institutional Clients Group, we continued to invest in industry-leading franchises, including our treasury and trade solutions business, as well as areas where we believe we have a significant opportunity to gain revenue share, particularly in our equities business.

➢

We announced a $1 billion investment, to be completed by 2020, to support growth and improve operating efficiency in Mexico, where we believe we have the opportunity to build upon our strong brand position and scale to achieve improved returns.

●	Management’s focus on regulatory indicators has demonstrated results.
➢ Following our 2016 CCAR result, we returned nearly $11 billion of capital to common stockholders in 2016 in the form of dividends and share repurchases while at the same time increasing our key regulatory capital metrics.
➢

While Citi has more work to do, we achieved a significant milestone during 2016 when we received feedback from the Federal Reserve Board and the FDIC that neither agency had found deficiencies in our 2015 resolution plan.

2016 CEO Compensation

Based on the results of the Framework and our business performance, the Compensation Committee awarded Mr. Corbat $15.5 million in total annual compensation for 2016, consisting of his previously approved base salary of $1.5 million and a total annual incentive award of $14 million. Mr. Corbat’s total annual compensation for 2016 represents a 6% reduction from his total annual compensation for 2015 of $16.5 million.

In making the decision on CEO pay, the Compensation Committee considered several factors, including another positive outcome from the 2016 CCAR process which led to the most meaningful capital return since before the financial crisis, objective feedback from regulators on Citi’s resolution plan, and the continued wind-down of Citi Holdings. However, the Compensation Committee believed that it was appropriate to reflect the firm’s performance relative to its financial targets in the compensation for Mr. Corbat. Overall, the Board continues to be very pleased with the progress Citi is making under Mr. Corbat’s leadership and is confident that the plan Citi’s senior management is executing will improve returns for stockholders.

www.citigroup.com

74	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION

The mix of the total direct compensation elements for our CEO is shown below. The chart outlines the size, in percentage terms, of each element of total direct compensation at the date of grant. As illustrated in the chart, 90% of CEO pay is variable or “at risk” and 70% of variable pay is deferred and subject to multi-year vesting.

CEO COMPENSATION

Performance Share Unit Payouts Demonstrate Pay for Performance

Payouts under and values of prior Performance Share Unit awards have declined by up to 65% as compared to grant date value, as shown below. The current values of outstanding Performance Share Units granted in each of the last three years are closely linked to Citi’s performance, as they have varied with Citi’s common stock price, Citi’s relative total shareholder return as compared to peers, and, in the case of awards granted in 2014 and 2015, Citi’s average return on assets as compared to target. This variability in award values demonstrates the strong link between pay and the longer-term performance of Citi. As an example, the following chart shows the value of Mr. Corbat’s outstanding Performance Share Units at January 19, 2017, assuming that the awards’ performance metrics and the price of Citi common stock at January 19, 2017, remain unchanged through the end of the applicable award performance periods:

CEO PERFORMANCE SHARE UNITS - DECREASE IN VALUE(1)

(1)	For the award granted in 2014, the value shown is the final amount earned. For the awards granted in 2015 and 2016, the value shown assumes that average return on assets at December 31, 2016, relative total shareholder return at January 19, 2017, and Citi common stock price at January 19, 2017 ($56.66) remain unchanged through the end of the applicable award performance periods.

Citi 2017 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION	75

Compensation Governance Practices

In addition to our performance-sensitive direct compensation structure, Citi has strong compensation governance practices. Over the past several years, we have refined many of our governance practices as a result of feedback obtained through our ongoing engagement with stockholders and proxy advisory firms.

Our Practices	Practices We Avoid
Investor outreach. Regular stockholder engagement to solicit feedback on compensation and governance.
Performance-based compensation. Variable performance-based incentive compensation of at least 90% of named executive officer annual compensation. The deferred variable award is further at risk based on the value of Citi common stock over multi-year vesting periods.
Limit on cash bonus. Limit of $20 million on the portion of each executive officer’s annual incentive award that may be paid in cash.
Clawbacks. Subjecting Performance Share Units and deferred stock awards to clawbacks, as described on page 91.
Independent advice. Independent compensation consultant input into the Compensation Committee’s decisions, as described on page 93.
Stock ownership commitment. Executive officers are required to hold at least 75% of the net after-tax shares acquired through our incentive compensation programs as long as they are executive officers.
Post-employment stock holding requirement. Effective January 1, 2013, each executive officer must retain at least 50% of the shares subject to the stock ownership commitment for one year after ceasing to be an executive officer, even if he or she is no longer employed by Citi.
Peer group review. Annual evaluation of peer group to ensure ongoing relevance of each member.
Risk management. Strong risk and control policies and consideration of risk management factors in making compensation decisions, as described on pages 92-93.

No excessive perks. We do not provide personal perquisites such as free personal use of private aircraft or special executive medical benefits to the executive officers.
No executive pensions. Executive officers are not eligible for additional benefit accruals under nonqualified executive retirement programs.
No hedging or pledging of Citi stock. We have a blanket prohibition against hedging or pledging Citi common stock by executive officers.
No tax gross-ups. Citi does not allow tax gross-ups except through its tax equalization program for expatriates, which is broadly available to all salaried employees.
No multi-year compensation guarantees. We avoid features that could incentivize imprudent risk-taking, such as multi-year guarantees.
No “single trigger” upon a change of control. Our stock incentive plan has a “double trigger” change-of-control feature, meaning that both a change of control of Citigroup and an involuntary termination of employment not for gross misconduct must occur for awards to vest.
No change-of-control or other “golden parachute” agreements. Executive officers do not have special agreements covering their compensation in the event of a change of control and are not entitled to severance pay upon termination of employment in excess of broad-based benefits.
No unearned dividends paid. We do not pay dividend equivalents on unearned Performance Share Units or unvested executive deferred stock awards. Dividend equivalents are paid on earned awards at the time of vesting, and the dividend rate is the same for the executive officers as for other stockholders.
No extensive use of employment agreements. None of the named executive officers has an employment agreement with Citi. We make limited use of employment agreements, and their terms are subject to controls under our policies. Under a policy adopted by the Board, employment agreements with executive officers may not provide for post-retirement personal benefits of a kind not generally available to employees or retirees.

www.citigroup.com

76	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION

Citi’s 2016 Executive Compensation

2016 Named Executive Officer Compensation

The Compensation Committee approved the following compensation for performance in 2016:

	1		2	3	4
Name	Base Salary (Reported in the Summary Compensation Table for 2016)		Cash Bonus (Reported in the Summary Compensation Table for 2016)	Deferred Stock (Reportable in the Summary Compensation Table for 2017)	Performance Share Units (Reportable in the Summary Compensation Table for 2017)	Annual Compensation for 2016 (Sum of Columns 1-4)
Michael Corbat	$1,500,000		$4,200,000	$4,900,000	$4,900,000	$15,500,000
John Gerspach	$500,000		$3,400,000	$2,550,000	$2,550,000	$9,000,000
James Forese	$500,000		$5,920,000	$4,440,000	$4,440,000	$15,300,000
Stephen Bird	$499,623	(1)	$3,400,151	$2,550,113	$2,550,113	$9,000,000
Jane Fraser	$500,000		$2,960,000	$2,220,000	$2,220,000	$7,900,000

(1)    Mr. Bird’s salary in the above column reflects the impact of currency exchange rates.

The above table is not intended to be a substitute for the reporting of compensation in accordance with SEC rules as shown in the 2016 Summary Compensation Table.

Mr. Forese’s annual compensation has been comparable to Mr. Corbat’s in 2016 and prior years. The Compensation Committee has recognized Mr. Forese’s performance in his franchise-wide role as Citi President in 2015 and 2016 as well as his role as CEO of Institutional Clients Group, with its broad range of complex products and services and its exceptional global scale. The Compensation Committee has also considered market levels of pay for the roles.

Citi’s Executive Compensation Framework

Our Compensation Committee uses a five-step process to determine incentive compensation for our named executive officers.

Step 1 – Goal Setting and Goal Weightings for Scorecards
●The Compensation Committee sets scorecard goals for each named executive officer early in each year. Goals fall into two categories, financial and non-financial, and vary by named executive officer:
➢Financial performance goals include:
oCompany-wide goals for all named executive officers that reflect our annual business plan, and
oBusiness-unit specific goals for named executive officers who are business unit leaders that reflect annual plans for our individual business units.
➢Non-financial performance goals include:
oStrategic goals tailored to each named executive officer based on his or her role and the goals of Citi or the applicable business unit, and
oUniform expectations of all named executive officers to deliver leadership effectiveness and strong risk management and control practices.
●When we set the goals, we also assign weightings to the goals. For 2016 and consistent with prior years, financial performance goals were weighted 70% and non-financial goals were weighted 30% in the calculation of the year-end overall scorecard rating for each named executive officer.

Citi 2017 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION	77

Step 2 – Scorecard Assessment
●After the end of each year, a named executive officer’s performance against each financial and non-financial scorecard goal is assessed on a qualitative basis.
●A performance rating is assigned for each goal on a scale of 1 to 5, with 1 being “significant outperformance” and 5 being “significant underperformance,” reflecting a subjective assessment of the executive’s performance against the goal.
●In accordance with the relative weightings established early in 2016, financial goal ratings were averaged and weighted 70% and non-financial goals were averaged and weighted 30% in arriving at an overall scorecard rating for each named executive officer.
●The Compensation Committee rates the CEO’s performance, and the Compensation Committee and the CEO rate the performance of the other named executive officers.

Step 3 – Evaluation of Market Pay
●The Compensation Committee develops an estimated market pay range for each named executive officer role.
●Ranges are developed by reviewing third-party market surveys of compensation for the same or comparable roles at peer firms. For 2016, we changed the peer group used for this purpose (see pages 87-88).
●This practice ensures that our named executive officer pay appropriately reflects market pay, based on varying levels of performance.

Step 4 – Linking Performance to Compensation
●The Compensation Committee then evaluates each named executive officer’s overall scorecard rating relative to the estimated market-based pay range for each named executive officer role.
●The overall scorecard rating determines whether compensation should be preliminarily targeted at, above, or below the estimated market median pay for the role. An overall scorecard rating of 3 would generally correspond to market median pay levels, with an overall 2 rating generally corresponding to above market median and an overall 4 rating generally corresponding to below market median.
●The Compensation Committee believes that the simultaneous evaluation of scorecard performance and market pay is the most effective approach to aligning pay and performance in an industry where market levels of pay can change dynamically.

Step 5 – Committee Determination
●Based on the evaluation of the scorecard ratings and market pay described in Step 4, the Compensation Committee, exercising its discretion, determines the final award amount for each named executive officer. The objective, non-formulaic factors that inform the decision are explained in detail within each named executive officer’s scorecard.

Reading the Scorecards

We use scorecards in our discussion of the performance of the named executive officers to illustrate how our results compare to the goals established by the Compensation Committee early in the year, based on our business plan for the year. The colors in the Financial Goal section of the scorecards are intended to visually signify relative performance against operational and risk-related financial goals, as follows:

Signifies that an operational goal result achieved the 2016 goal or exceeded the 2016 goal by up to 10%. Signifies that a risk goal result was achieved.	Signifies that an operational goal result was below the 2016 goal by less than 10%. Signifies that a risk goal had a positive but below-target result.	Signifies that an operational goal result was below the 2016 goal by 10% or more. Signifies that a risk goal had a negative result.

The Compensation Committee assesses each financial and non-financial goal on a qualitative scale, as follows:

Score	Rating	Score	Rating
1	Significant Outperformance	4	Underperformance
2	Outperformance	5	Significant Underperformance
3	Meets Expectations

www.citigroup.com

78	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION

CEO Scorecard and Pay Explanation

Mr. Corbat has been CEO of Citi since October 2012. He joined Citi in 1983 and has held various management positions throughout Citi in multiple businesses and geographies.

SIZE AND SCOPE OF ROLE

●As CEO, Mr. Corbat is responsible for Citi’s global business operations. Citi operates Global Consumer Banking (which consists of consumer banking businesses in North America, Mexico, and Asia) and Institutional Clients Group, which provides corporate, institutional, public sector, and high-net-worth clients around the world with a full range of wholesale banking products and services, including fixed income and equity sales and trading, foreign exchange, prime brokerage, derivative services, equity and fixed income research, corporate lending, investment banking and advisory services, private banking, cash management, trade finance, and securities services.
●Citi is physically present in 97 countries and jurisdictions, many for over 100 years, and offers services in over 160 countries and jurisdictions. Citi believes this global network provides a strong foundation for servicing the broad financial services needs of its large multinational clients and for meeting the needs of retail, private banking, commercial, public sector, and institutional clients around the world.
●At December 31, 2016, Citi reported:
➢revenues of $69.9 billion,
➢total assets of $1,792 billion,
➢market capitalization of $165 billion,
➢approximately 219,000 employees, and
➢$929 billion of deposits.

Financial Scorecard (weighted 70%)

Category	Financial Goal (Glossary on Page 120)	2016 Result(1)	Rating(2)
Profitability	Citigroup Income from Continuing Operations Before	$21.5 billion	4
	Taxes
Expense Management	Citicorp Efficiency Ratio	57.9%	4
Use of Capital	Citigroup Return on Tangible Common Equity	7.6%	4
	Citigroup Return on Assets	0.82%	4
Risk	Citicorp Risk Appetite Ratio	131%	2
	Citicorp Risk Appetite Surplus	$4.60 billion

(1)	As used throughout the Compensation Discussion and Analysis, Return on Tangible Common Equity, Risk Appetite Ratio, and Risk Appetite Surplus are non-U.S. GAAP financial measures. For a reconciliation of these results to reported results, please see Annex A to this Proxy Statement.
(2)	Explanations of the colors and ratings used in the scorecards appear on page 77.

Non-Financial Scorecard (weighted 30%)

Non-Financial Goal	Result Highlights (Glossary on Page 120)	Rating(1)
Set strategic direction
●Under Mr. Corbat’s sponsorship, Citi received no objection to its capital plan submitted as part of the 2016 CCAR process, enabling the return of nearly $11 billion of capital to stockholders during 2016.
●Citi Holdings was eliminated as a separately reported business segment at the end of 2016, marking the end of Citi’s restructuring after the financial crisis. At its peak, Citi Holdings had over $800 billion in assets, while at year-end 2016, it had only $54 billion of assets, constituting just 3% of Citi’s GAAP assets.
●Mr. Corbat has sponsored a program of investing in several key businesses crucial to Citi’s future growth, including credit cards, Mexico, treasury and trade solutions, and the equities business.
1

Citi 2017 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION	79

Non-Financial Goal	Result Highlights (Glossary on Page 120)	Rating(1)
Strong risk and controls management	●While Citi has more work to do, Citi achieved a significant milestone during 2016 when it received feedback from the Federal Reserve Board and FDIC that neither agency had found deficiencies in Citi’s 2015 resolution plan. ●Citi had no new headline control issues in 2016, similar to 2015. The company’s risk profile was stable in 2016.	2
Strong personnel management
●Mr. Corbat has focused on encouraging diverse slates of candidates for senior roles. At the managing director level and above, the percentage of roles with diverse interviewing panels was 81% in 2016.
●Mr. Corbat continued to strengthen our multi-year focus on Ethics and Culture, which is our broad and innovative effort to further emphasize ethical decision-making across Citi. In 2016, we provided training on transforming typical management situations into powerful leadership moments to approximately 20,000 managers and reinforced the importance of escalation through a range of communications from Citi leadership.
		2
Enhance relations with external stakeholders, including stockholders	●Mr. Corbat continued his outreach to external stakeholders globally, including clients, investors, regulators, and government officials. ➢He maintained regular client contact by holding, on average, 39 client meetings per month in cities around the world. ➢He also led investor outreach by conducting numerous investor meetings and presenting at an investor conference. ➢In 2016, he participated in 89 meetings with regulators, central bankers, and government officials from the U.S. and other countries.	1

(1)    Explanations of the ratings used in the scorecards appear on page 77.

SUMMARY OF FRAMEWORK CONCLUSIONS AND FINAL PAY DECISION

Scorecard Assessment Summary

●Company-wide financial results reflected solid overall performance, especially in Institutional Clients Group, but did not attain the challenging targets set at the beginning of 2016, most notably due to the size of investments in key businesses, including in North America credit cards, as well as a more challenging operating environment than anticipated in early 2016. Across several key metrics, company-wide performance was better in 2015 than in 2016.
●The Compensation Committee considered Mr. Corbat’s notable 2016 non-financial goal achievements, such as the 2016 favorable CCAR result, which enabled the return of nearly $11 billion in capital to stockholders during 2016, and the continued wind-down of Citi Holdings.

Linking Performance to Compensation

●Company business performance below targets combined with Mr. Corbat’s strong performance against non-financial goals resulted in an overall scorecard rating of 2.97, which points toward compensation within the range of market median pay for the CEO role within our new 13-firm peer group. The overall scorecard rating was determined by averaging the financial goal ratings and weighting the result 70%, averaging the non-financial goal ratings and weighting the result 30%, then adding the two amounts ([3.6 x 0.7] + [1.5 x 0.3] = 2.97).

Final Award

●The Compensation Committee awarded Mr. Corbat $15.5 million in total annual compensation for 2016, consisting of a base salary of $1.5 million and a total annual incentive award of $14 million. Mr. Corbat’s total annual compensation for 2016 represents a 6% reduction from his total annual compensation for 2015 of $16.5 million and is below the market median for the role. In determining the final award amount in the exercise of its discretion, the Compensation Committee was influenced by Citi’s overall 2016 business performance as compared to targets and the prior year, although the results produced by our Framework would have justified total compensation within the range of market median.

www.citigroup.com

80	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION

CFO Scorecard and Pay Explanation

John Gerspach has been CFO of Citi since July 2009 and has served in various executive financial management roles globally since joining Citi in 1990.

SIZE AND SCOPE OF ROLE

●As Citi CFO, Mr. Gerspach is responsible for managing Citi’s balance sheet and Citi’s financial reporting processes. At December 31, 2016, Citi had approximately $1.79 trillion of assets and $929 billion of deposits.
●Among the disciplines reporting to Mr. Gerspach is Citi’s treasury function. Treasury manages our capital, funding, and liquidity, and manages corporate oversight of liquidity risk, interest rate risk, and currency translation risk.
●Mr. Gerspach leads the teams coordinating Citi’s firm-wide responses to global financial regulatory reform, including Dodd-Frank, and Citi’s comprehensive approach to resolution planning. The Finance function also plays a central role in our CCAR capital planning process.
●In addition, Mr. Gerspach is responsible for Citi Ventures, which accelerates innovation and growth at Citi through strategic investments in new technology solutions and through facilitating idea generation within Citi.

Financial Scorecard (weighted 70%)

Category	Financial Goal (Glossary on Page 120)	2016 Result(1)	Rating(2)
Profitability	Citigroup Income from Continuing Operations	$21.5 billion	4
	Before Taxes
Expense Management	Citicorp Efficiency Ratio	57.9%	3	(3)
Use of Capital	Citigroup Return on Tangible Common Equity	7.6%	4
	Citigroup Return on Assets	0.82%	4
Risk	Citicorp Risk Appetite Ratio	131%	2
	Citicorp Risk Appetite Surplus	$4.60 billion

(1)	For a reconciliation of these results to reported results, please see Annex A to this Proxy Statement.
(2)	Explanations of the colors and ratings used in the scorecards appear on page 77.
(3)	Overall expense management rating reflects strong management of Finance function expense.

Non-Financial Scorecard (weighted 30%)

Non-Financial Goal	Result Highlights (Glossary on Page 120)	Rating(1)
Strong risk and controls management	●While Citi has more work to do, Citi achieved a significant milestone during 2016 when it received feedback from the Federal Reserve Board and FDIC that neither agency had found deficiencies in Citi’s 2015 resolution plan. Mr. Gerspach led Citi’s comprehensive resolution plan submission and our ongoing integrated approach to resolution planning.	2
Achieve satisfactory CCAR result	●Citi received no objection to its capital plan submitted as part of the 2016 CCAR process, enabling the return of nearly $11 billion of capital to stockholders during 2016. This critical result was achieved under Mr. Gerspach’s leadership.	1
Manage Deferred Tax Assets and foreign tax credits	●Mr. Gerspach leads Citi’s strategic use of our Deferred Tax Assets and related foreign tax credit carry forwards. ●Citi utilized $1.2 billion of its Deferred Tax Assets in 2016; the utilization was negatively impacted by earnings that were lower than targets. Reductions in Deferred Tax Assets are important because they have the effect of making additional capital available for use either in Citi’s businesses or for return to Citi’s stockholders.	3

Citi 2017 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION	81

Non-Financial Goal	Result Highlights (Glossary on Page 120)	Rating(1)
Leadership effectiveness	●Mr. Gerspach continues to lead efforts in Finance to work more efficiently with a streamlined organizational structure.	2
Enhance operational efficiency	●In partnership with Citi’s Chief Risk Officer, Mr. Gerspach has led the effort to continuously improve our standardized financial reporting systems through better integration with Citi’s Risk Management function and systems that monitor risk. ●The Finance function continues to achieve its goals regarding enhanced data quality, standardized reporting processes, and automated reporting.	2

(1)    Explanations of the ratings used in the scorecards appear on page 77.

SUMMARY OF FRAMEWORK CONCLUSIONS AND FINAL PAY DECISION

Scorecard Assessment Summary

●Company-wide financial results reflected solid overall performance, especially in Institutional Clients Group, but did not attain the challenging targets set at the beginning of 2016, most notably due to the size of investments in key businesses, including in North America credit cards, as well as a more challenging operating environment than anticipated in early 2016.
●The Compensation Committee considered Mr. Gerspach’s notable 2016 non-financial goal achievements, such as the 2016 favorable CCAR result and feedback received on Citi’s 2015 resolution plan, along with his leadership in developing successful firm-wide expense management initiatives.

Linking Performance to Compensation

●Company business performance below targets combined with Mr. Gerspach’s strong performance against non-financial goals resulted in an overall scorecard rating of 2.98, which points toward compensation within the range of market median for the CFO role. The overall scorecard rating was determined by averaging the financial goal ratings and weighting the result 70%, averaging the non-financial goal ratings and weighting the result 30%, then adding the two amounts ([3.4 x 0.7] + [2.0 x 0.3] = 2.98).

Final Award

●The Compensation Committee awarded Mr. Gerspach $9 million in annual compensation for 2016, the same as Mr. Gerspach’s 2015 pay. In prior years, Mr. Gerspach’s compensation was compared to a peer group that was dominated by our five most comparable U.S. peer firms, and his 2016 compensation is below market median for the CFO role within that group. Mr. Gerspach’s compensation remained above market median for the CFO role based on a comparison against the CFO role in our new 13-firm peer group. In determining the final award amount in the exercise of its discretion, the Compensation Committee determined not to make a downward adjustment from 2015 pay even though Mr. Gerspach’s compensation was above market median for the new peer group. In making this judgment, the Compensation Committee was influenced primarily by the firm’s result in the 2016 CCAR process and feedback received on the 2015 resolution plan.

www.citigroup.com

82	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION

Citi President and Institutional Clients Group CEO Scorecard and Pay Explanation

James Forese is President of Citi and CEO of Institutional Clients Group (ICG). He assumed expanded duties as President of Citi in June 2015 after serving as Co-President of Citi and CEO of ICG since January 2013. Mr. Forese joined Citi in 1985 and has held various executive positions in multiple geographies throughout the businesses comprising ICG.

SIZE AND SCOPE OF ROLES

●

As President of Citi, Mr. Forese leads enterprise-wide initiatives, including our initiatives designed to improve Citi’s execution of its business strategy and our efforts to shape Citi’s culture through our common mission and value proposition statements.

●

Mr. Forese is also CEO of ICG, which provides corporate, institutional, public sector, and high-net-worth clients around the world with a full range of wholesale banking products and services, including fixed income and equity sales and trading, foreign exchange, prime brokerage, derivative services, equity and fixed income research, corporate lending, investment banking and advisory services, private banking, cash management, trade finance, and securities services.

●

ICG’s international presence is supported by trading floors in approximately 80 countries and a proprietary network in 97 countries and jurisdictions. At December 31, 2016, ICG had approximately $1.3 trillion of assets and $610 billion of deposits, while two of its businesses, securities services and issuer services, managed approximately $15.2 trillion of assets under custody.

Financial Scorecard (weighted 70%)

Mr. Forese’s performance on most financial metrics was evaluated on the basis of both company-wide and ICG results, consistent with his roles as President of Citi and as CEO of ICG.

Category	Financial Goal (Glossary on Page 120)	2016 Result(1)	Rating(2)
Profitability	Citigroup Income from Continuing Operations Before Taxes	$21.5 billion	3
	ICG Income from Continuing Operations Before Taxes	$14.4 billion
Expense Management	Citicorp Efficiency Ratio	57.9%	4
	ICG Efficiency Ratio	55.9%
Use of Capital	Citigroup Return on Tangible Common Equity	7.6%	4
	ICG Return on Tangible Common Equity	12.3%
	Citigroup Return on Assets	0.82%	3
	ICG Return on Assets	0.76%
Risk	ICG Risk Appetite Ratio	218%	1
	ICG Risk Appetite Surplus	$7.41 billion

(1)	For a reconciliation of these results to reported results, please see Annex A to this Proxy Statement.
(2)	Explanations of the colors and ratings used in the scorecards appear on page 77.

Citi 2017 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION	83

Non-Financial Scorecard (weighted 30%)

Non-Financial Goal	Result Highlights (Glossary on Page 120)	Rating(1)
Strong risk and controls management	●Efforts led by Mr. Forese to improve the controls environment in ICG continue to show results as demonstrated through continued reductions in operational losses. ●ICG’s risk metrics demonstrate that risk discipline was maintained in 2016 despite the challenging market conditions in the first quarter. No new headline control issues emerged in 2016.	2
Leadership and strategy effectiveness
●Despite the challenging first quarter, Mr. Forese’s initiatives resulted in 2016 ICG business performance that was close to plan and exceeded 2015 ICG performance in many areas.
●As Citi President, Mr. Forese has taken visible public roles supporting our “Leadership Matters” initiative and other global franchise initiatives.
●He has taken a leadership role in our relations with regulators globally, particularly in connection with Citi’s ongoing efforts to enhance our culture of ethical business conduct.
●He has reinforced our global commitment to diversity through his support of diverse slates and diverse interview panels for senior roles.
		2
Improve ICG business optimization	●Mr. Forese continued the drive toward a more streamlined and integrated ICG by continuing to direct resources toward opportunities for growth and performance, such as treasury and trade solutions. ●Certain of ICG’s businesses (such as the private bank) continued to improve their ability to deliver Citi’s full range of products to clients in innovative ways, as demonstrated by improved revenues and market share, while other businesses had less consistent results.	3
Enhance ICG operational efficiency	●ICG maintained expense discipline in 2016, which, when combined with revenues essentially in line with 2015, resulted in a modest improvement in this metric as compared to 2015.	2

(1)	Explanations of the ratings used in the scorecards appear on page 77.

SUMMARY OF FRAMEWORK CONCLUSIONS AND FINAL PAY DECISION

Scorecard Assessment Summary
●

Company-wide financial results reflected solid overall performance, especially in ICG, but did not attain the challenging targets set at the beginning of 2016, most notably due to the size of investments in key businesses, including in North America credit cards, as well as a more challenging operating environment than anticipated in early 2016. ICG 2016 financial results were largely improved over 2015 results.

● The Compensation Committee considered Mr. Forese’s notable 2016 non-financial goal achievements, including improvements in controls and leadership on regulatory matters.

Linking Performance to Compensation
●

Company business performance below targets and better ICG business performance combined with strong performance against non-financial goals resulted in an overall scorecard rating of 2.775, pointing toward compensation within the range of market median for Mr. Forese’s role as CEO of ICG. The overall scorecard rating was determined by averaging the financial goal ratings and weighting the result 70%, averaging the non-financial goal ratings and weighting the result 30%, then adding the two amounts ([3.0 x 0.7] + [2.25 x 0.3] = 2.775).

Final Award
●

The Compensation Committee awarded Mr. Forese $15.3 million in annual compensation for 2016, a 4% reduction from his 2015 annual compensation of $16 million. Mr. Forese’s 2016 compensation was below market median for his ICG role. In determining the final award amount in the exercise of its discretion, the Compensation Committee this year gave considerable weight to Citi’s 2016 overall business performance as compared to targets and the prior year, given Mr. Forese’s franchise-wide role as Citi President.

www.citigroup.com

84	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION

Global Consumer Banking CEO Scorecard and Pay Explanation

Stephen Bird became CEO of Global Consumer Banking (GCB) in June 2015. Previously, Mr. Bird was CEO of Citi’s Asia Pacific region, responsible for Citi’s business lines across the region. He joined Citi in 1998 and has held regional executive roles in Operations & Technology in the Asia Pacific and Latin America regions as well as business executive roles in GCB.

SIZE AND SCOPE OF ROLE

●

As CEO of GCB, Mr. Bird’s global responsibilities include all consumer and commercial banking businesses in 19 countries, including retail banking and wealth management, credit cards, mortgages, and operations and technology supporting GCB.

●

GCB provides traditional banking services to retail customers through retail banking, including commercial banking, Citi branded cards, and Citi retail services. GCB is focused on its priority markets in the U.S., Mexico, and Asia with 2,649 branches as of December 31, 2016. At December 31, 2016, GCB had approximately $413 billion of assets and $301 billion of deposits.

●	Citi is the world’s largest credit card issuer, with more than 142 million accounts and $420 billion in annual purchase sales across Citi branded cards and Citi retail services.

Financial Scorecard (weighted 70%)

Mr. Bird’s performance on most financial metrics was evaluated on the basis of both company-wide and GCB results, consistent with his roles as an executive officer of Citi and as CEO of GCB.

Category	Financial Goal (Glossary on Page 120)	2016 Result(1)	Rating(2)
Profitability	Citigroup Income from Continuing Operations Before Taxes	$21.5 billion	4
	GCB Income from Continuing Operations Before Taxes	$7.8 billion
Expense Management	Citicorp Efficiency Ratio	57.9%	4
	GCB Efficiency Ratio	55.1%
Use of Capital	Citigroup Return on Tangible Common Equity	7.6%	4
	GCB Return on Tangible Common Equity	14.2%
	Citigroup Return on Assets	0.82%	4
	GCB Return on Assets	1.28%
Risk	GCB Risk Appetite Ratio	139%	2
	GCB Risk Appetite Surplus	$1.95 billion

(1)	For a reconciliation of these results to reported results, please see Annex A to this Proxy Statement.
(2)	Explanations of the colors and ratings used in the scorecards appear on page 77.

Citi 2017 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION	85

Non-Financial Scorecard (weighted 30%)

Non-Financial Goal	Result Highlights (Glossary on Page 120)	Rating(1)
Strong risk and controls management	●Led by Mr. Bird, GCB made significant progress during 2016 in strengthening its control environment, while proactively resolving outstanding regulatory issues. ●Net credit loss metrics improved over 2015, while operating loss metrics were less favorable.	3
Leadership effectiveness	●No new headline control issues emerged in GCB in 2016, despite ongoing global scrutiny of sales practices throughout the financial services industry. ●Mr. Bird focused on filling critical talent gaps with a mix of internal and external candidates, infusing new talent to support the GCB Digital & Technology objectives and capabilities. He also streamlined and simplified his management organization.	2
Digitize and simplify customer platforms	●Numerous promising mobile and digital initiatives are underway globally. ●GCB increased digital users and introduced a significantly enhanced Citigold mobile platform in the U.S. ●Mr. Bird continued to drive progress on the multi-year rollout of a common global technology platform.	1
Improve market share in core markets	●Under Mr. Bird’s leadership, GCB integrated the Costco portfolio and renewed and extended several key credit card partnerships. ●Market share continues to grow in Mexico and Asia, and New York branch upgrades were completed, while we are reorganizing Wealth Management’s client offerings and revamping its value proposition. ●Net promoter scores continued to improve.	2
Enhance productivity in GCB	●Mr. Bird continued to drive efficiencies by winding down non-core consumer businesses throughout the world (including through agreements to sell the consumer businesses in Argentina and Brazil) and making corresponding changes in leadership and organizational structures.	2

(1)	Explanations of the ratings used in the scorecards appear on page 77.

SUMMARY OF FRAMEWORK CONCLUSIONS AND FINAL PAY DECISION

Scorecard Assessment Summary
●

Company-wide financial results reflected solid overall performance, but did not attain the challenging targets set at the beginning of 2016, most notably due to the size of investments in key businesses, including in North America credit cards, as well as a more challenging operating environment than anticipated in early 2016. GCB results were also impacted by these planned investments in our businesses that entailed incurring expenses before expected revenues were generated.

●

The Compensation Committee considered Mr. Bird’s notable 2016 non-financial goal achievements, such as the gains in the digital space, along with key achievements in important markets. No new GCB headline control issues surfaced in 2016.

Linking Performance to Compensation
●

Business performance below targets plus strong performance against non-financial goals resulted in an overall scorecard rating of 3.12, which points toward compensation within the range of market median for Mr. Bird’s role. The overall scorecard rating was determined by averaging the financial goal ratings and weighting the result 70%, averaging the non-financial goal ratings and weighting the result 30%, then adding the two amounts ([3.6 x 0.7] + [2.0 x 0.3] = 3.12).

Final Award
●

The Compensation Committee awarded Mr. Bird $9 million in 2016 annual compensation, a 6% increase over his 2015 pay of $8.5 million. In determining the final award amount in the exercise of its discretion, the Compensation Committee reflected market levels of compensation and GCB’s progress toward strategic goals, although in recognition of business results, Mr. Bird’s 2016 compensation was below market median for his role.

www.citigroup.com

86	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION

Latin America CEO Scorecard and Pay Explanation

In June 2015, Jane Fraser became CEO of Citi’s Latin America (LatAm) region. Previously, she was CEO of Citi’s U.S. Consumer and Commercial Banking and CitiMortgage, responsible for retail banking, commercial banking, small business banking, and wealth management in the U.S. and Citi’s residential home mortgage lending business globally. From 2009 to 2013, Ms. Fraser served as CEO of Citi’s Private Bank, and before then, she held key strategy roles. She joined Citi in 2004.

SIZE AND SCOPE OF ROLE

●	The CEO of LatAm is responsible for LatAm GCB in Mexico and ICG’s businesses in the 23 countries where Citi is present in this region.
●

LatAm GCB includes Citibanamex (previously known as Banco Nacional de Mexico, or Banamex), one of Mexico’s largest banks. At December 31, 2016, LatAm GCB had 1,494 retail branches in Mexico, with approximately 27.4 million retail banking customer accounts, $18.3 billion in retail banking loans and $26.4 billion in deposits.

●	In addition, LatAm GCB had approximately 5.8 million Citi-branded card accounts with $4.8 billion in outstanding loan balances.

Financial Scorecard (weighted 70%)

Ms. Fraser’s performance on most financial metrics was evaluated on the basis of both company-wide and LatAm results, consistent with her roles as an executive officer of Citi and as CEO of LatAm.

Category	Financial Goal (Glossary on Page 120)	2016 Result(1)	Rating(2)
Profitability	Citigroup Income from Continuing Operations Before Taxes	$21.5 billion	3
	LatAm Income from Continuing Operations Before Taxes	$3.2 billion
Expense Management	Citicorp Efficiency Ratio	57.9%	4
	LatAm Efficiency Ratio	50.6%
Use of Capital	Citigroup Return on Tangible Common Equity	7.6%	4
	LatAm Return on Tangible Common Equity	17.8%
	Citigroup Return on Assets	0.82%	3
	LatAm Return on Assets	1.57%
Risk	LatAm Risk Appetite Ratio	230%	2
	LatAm Risk Appetite Surplus	$1.91 billion

(1)	For a reconciliation of these results to reported results, please see Annex A to this Proxy Statement.
(2)	Explanations of the colors and ratings used in the scorecards appear on page 77.

Non-Financial Scorecard (weighted 30%)

Non-Financial Goal	Result Highlights (Glossary on Page 120)		Rating(1)
Strong risk and controls management	●	Ms. Fraser is managing the effort to simplify Citi in Latin America through the sales of consumer businesses in the region.	2
	●	She has championed the upgrade of our governance and control framework in Mexico, and regional operational control metrics continued to improve or remained stable in 2016.

Citi 2017 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION	87

Non-Financial Goal	Result Highlights (Glossary on Page 120)		Rating(1)
Leadership effectiveness	●	Ms. Fraser is leading the transformation of Citi’s consumer banking platform in Mexico through utilization of Citi’s $1 billion investment in Citibanamex.	1
	●	Ms. Fraser is upgrading talent in key roles, especially in operational and controls functions.
Initiatives in Mexico	●	Ms. Fraser is responsible for managing the investment in Citibanamex announced in 2016, which will enhance the digital banking experience, improve technology platforms, upgrade branch banking and ATMs, and provide specialized services to underserved markets.	2
Productivity and growth in LatAm	●	Ms. Fraser continues to reduce the expense base in the region and streamline the organizational structure, particularly in ICG Operations & Technology.	3
Accelerate transformation of ICG in LatAm	●	Under Ms. Fraser’s leadership, ICG revenue and investment banking market share grew in Latin America in 2016.	2
	●	Certain ICG businesses, such as treasury and trade solutions, demonstrated strong growth in the region in 2016.

(1)	Explanations of the ratings used in the scorecards appear on page 77.

SUMMARY OF FRAMEWORK CONCLUSIONS AND FINAL PAY DECISION

Scorecard Assessment Summary
●

Company-wide financial results reflected solid overall performance, especially in ICG, but did not attain the challenging targets set at the beginning of 2016, most notably due to the size of investments in key businesses, including in North America credit cards, as well as a more challenging operating environment than anticipated in early 2016. LatAm financial results were closer to plan.

● The Compensation Committee considered Ms. Fraser’s notable 2016 non-financial goal achievements, including the improved ICG results in the LatAm region.

Linking Performance to Compensation
●

Company business performance below targets and better LatAm regional performance combined with strong performance against non-financial goals resulted in an overall scorecard rating of 2.84, which points toward compensation within the range of market median for Ms. Fraser’s role. The overall scorecard rating was determined by averaging the financial goal ratings and weighting the result 70%, averaging the non-financial goal ratings and weighting the result 30%, then adding the two amounts ([3.2 x 0.7] + [2.0 x 0.3] = 2.84).

Final Award
●

The Compensation Committee awarded Ms. Fraser $7.9 million in annual compensation for 2016, which is within the range of market median for the role. In determining the final award amount in the exercise of its discretion, the Compensation Committee noted the greater size and complexity of Ms. Fraser’s role as compared to the same role at our peer firms and the importance of the region to Citi’s financial goals.

Our New Compensation Peer Group

The Compensation Committee believes that market compensation levels must frame compensation decisions in order to retain the executive talent necessary to execute the company’s business strategy. Accordingly, a critical step in our compensation Framework is the Compensation Committee’s understanding of market pay, which it develops through consideration of surveys of historic peer firm compensation for each named executive officer role.

www.citigroup.com

88	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION

The Compensation Committee evaluates the peer group on an annual basis to ensure that the group continues to be appropriate. Following its most recent evaluation in 2016, the Compensation Committee, with input from its independent compensation consultant, changed the peer group used to determine market pay ranges due to the increasing challenges associated with comparing executive compensation at U.S. financial services firms to pay at firms headquartered outside the U.S. that are subject to different regulatory environments. This change was the first modification in Citi’s peer group since 2012.

As a result of the peer group review, three non-U.S. companies (Barclays, Deutsche Bank, and HSBC) were removed, and eight U.S. financial services firms (AIG, American Express, BNY Mellon, Capital One, MetLife, PNC, Prudential, and U.S. Bancorp) were added to create a peer group of 13 U.S. companies. The new peers operate in one or more lines of business that are similar to Citi’s and compete in similar labor markets, although many do not have global scale that is comparable to Citi. The Compensation Committee believes that the new peer group can provide improved comparability of data across Citi’s key competitors for executive talent. The new peer group is composed of the following companies:

2016 COMPENSATION PEER GROUP

AIG	Goldman Sachs	Prudential
American Express	JPMorgan Chase	U.S. Bancorp
Bank of America	MetLife	Wells Fargo
BNY Mellon	Morgan Stanley
Capital One	PNC

Blue shading indicates new peer for 2016.

All peer firms were included in preparing the market data for the CEO and CFO roles. Not all peer firms have roles comparable to Citi’s named executive officer roles other than the CEO and CFO roles (e.g., the Institutional Clients Group role), so not all of the peer firms were represented in the market data for each of the other named executive officer roles. Information from comparable non-U.S. firms was included if insufficient comparable market data was available for the other named executive officer roles.

In selecting peers, the Compensation Committee used size-based metrics as primary screening criteria among financial services firms. The result was a peer group where Citi is in or near the top quartile in size yet typically compensates executive officers below the top quartile. The Compensation Committee also considered the impact of the peer group changes on median pay ranges where the 13-firm group was used and concluded that those changes reduced market median pay for the roles.

CITI POSITIONING RELATIVE TO PEER COMPANIES

(1)	MetLife employees as of 12/31/2015.

Citi 2017 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION	89

Structure of Incentive Awards

Overview. Citi’s incentive awards are delivered as a mix of cash bonus, Performance Share Units, and deferred stock awarded under our Capital Accumulation Program. This incentive structure establishes a balance between annual and long-term compensation, with the majority of incentive compensation delivered in Performance Share Units and deferred stock that vest over multiple years. In determining the percentages to award as cash bonuses, Performance Share Units, and deferred stock, the Compensation Committee considered applicable regulatory requirements and guidelines for deferral as well as market practices.

	CEO Incentive Mix	Other NEO Incentive Mix	Award Type	Performance Link and Vesting	Compensation Type
Annual Incentive	30%	40%	Annual Bonus	●Scorecard assessment determines value	Cash
Deferred/ Long-term Incentives	70%	60%	Performance Share Units (35% for CEO; 30% for other NEOs)
●Scorecard assessment determines target number of units
●Earned units based 50% on return on tangible common equity in 2019 and 50% on cumulative earnings per share over 2017-2019
●Ultimate value of earned units linked to Citi total shareholder returns
●Award capped at 100% of target if Citi’s total shareholder return is negative over 2017-2019
●Subject to clawbacks
					Equity-based but settled in cash to limit dilution to stockholders
			Deferred Stock granted under our Capital Accumulation Program (35% for CEO; 30% for other NEOs)
●Scorecard assessment determines number of shares granted
●Ultimate value based on Citi total shareholder returns
●Vests ratably over a four-year period
●Subject to reduction in the event of pre-tax losses in any year of the deferral period
●Subject to clawbacks
					Equity

Performance Share Unit awards. Performance Share Units represent 35% of the CEO’s total incentive award and 30% of the other named executive officers’ total incentive award for 2016, and constitute half of each named executive officer’s deferred incentive award. The target number of Performance Share Units awarded to the executives is the amount of their total incentive award allocated to the Performance Share Unit program divided by the average of the closing Citi stock prices for the five trading days immediately preceding the February 16, 2017, grant date ($58.8340).

www.citigroup.com

90	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION

Half of the target units will be earned based on return on tangible common equity performance and the remaining half will be earned based on cumulative earnings per share. The Performance Share Units will be earned at the end of 2019 according to the following performance schedule:

PERFORMANCE SHARE UNIT SCHEDULE

Percent of Target Performance Share Units Earned (applies separately to each metric)	0%	50%	100%	150%
Metric: Return on Tangible Common Equity for 2019	Less than 5%	5%	10%	14% or more
Metric: Cumulative Earnings per Share, 2017-2019	Less than $16.00	$16.00	$17.70	$19.00 or more

Cumulative earnings per share is determined by adding the diluted earnings per share based on net income allocated to common shareholders from our quarterly earnings reports for the 12 quarters ending in 2017 through 2019. Performance between the thresholds in the table above will be determined by straight-line interpolation to avoid encouraging imprudent risk-taking through artificial cliffs in the design of the Performance Share Units.

Example: If Citi has return on tangible common equity in 2019 of 10% and cumulative earnings per share of $16.00 over the performance period, the executives will receive 75% of the target Performance Share Units, which assigns equal weight to performance against the return on tangible common equity metric (100% performance) and the cumulative earnings per share metric (50% performance).

Consistent with a provision we added last year as a stockholder protection, the number of Performance Share Units that may be earned is capped at 100% of target if Citi’s total shareholder return is negative over the three-year performance period, regardless of the outcome of the performance metrics.

To the extent earned, the award will be delivered in cash based on the value of Citi common stock. After the end of the performance period, the number of earned Performance Share Units will be multiplied by the average Citi common stock price over the 20 trading days preceding the final vesting date, and the resulting value will be paid in cash. This feature has the effect of linking the amount that executives receive to changes in the price of Citi common stock while limiting stockholder dilution.

Dividend equivalents will be accrued and paid on the number of earned Performance Share Units after the end of the performance period; dividend equivalents on Performance Share Units that are not earned will be forfeited.

Deferred stock awards. Deferred stock granted under our Capital Accumulation Program represents 35% of the CEO’s total incentive award and 30% of the other named executive officers’ total incentive award for 2016, and constitutes half of each named executive officer’s deferred incentive award. No changes were made in the Capital Accumulation Program for awards granted for 2016 performance as compared to the prior year.

The awards vest ratably over a four-year period based on continued service, and an additional performance-based vesting condition applies to these awards that allows for cancellation of future vesting of awards in the event of losses. If Citigroup has pre-tax losses in any year of the deferral period, the portion of the deferred stock award that is scheduled to vest in the year following the loss year will be reduced by a fraction, the numerator of which is the amount of the pre-tax loss, and the denominator of which is the highest level of annual pre-tax profit for Citigroup in the three years immediately preceding the loss year. However, if that fraction would result in a cancellation of 20% or less of the shares, the shares scheduled to vest will be reduced by 20% (i.e., there is a minimum cancellation level in the event of pre-tax losses).

Citi 2017 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION	91

Example: The following example illustrates a deferred stock award made in February 2017 of 20,000 shares to a named executive officer. The example shows how the portion of this award that is scheduled to vest in January 2018 – 5,000 shares – would be affected, assuming the following pre-tax profit (loss) history for Citigroup.

Pre-tax profit (loss) for Citigroup (in millions)

Scheduled vesting date	2017 (hypothetical)	2016	2015	2014	Highest pre-tax profit in prior three years
January 2018	($500)	$21,477	$24,826	$14,701	$24,826

Please note: The profit amounts for 2014, 2015, and 2016 in the example are derived from current publicly reported financial information. The pre-tax loss amount for 2017 in the example is a hypothetical assumption for illustrative purposes only.

The reduction produced by the formula (500 divided by 24,826) is 2.01%. Due to the minimum cancellation level, 20% of shares scheduled to vest in January 2018 would be cancelled. Therefore, 1,000 shares of the 5,000 that were scheduled to vest would be cancelled (1,000 = 20% of 5,000).

This performance-based vesting feature cannot result in an increase in award value; the feature can only result in the cancellation of unvested shares. Dividend equivalents will be accrued and paid on deferred stock only if and when the stock vests; dividend equivalents will not be paid on cancelled shares.

Clawbacks applicable to Performance Share Units and deferred stock. Citi’s robust clawback policies are applicable to incentive awards to the named executive officers and all other eligible employees. The clawback provisions provide Citi with the right to cancel unvested deferred incentive compensation under a range of adverse outcomes, and not just misconduct, and are summarized in the table below:

Applicable Clawback Policy	Potential Trigger	Performance Share Units	Deferred Stock
General

Misconduct or materially imprudent judgment that caused harm to any of Citi’s business operations, or that resulted or could result in regulatory sanctions, including either failure to supervise employees who engaged in such behavior or failure to escalate such behavior

MAO	Significant responsibility for a material adverse outcome (MAO), which is defined as serious financial or reputational harm to Citi
Citi	Award received based on materially inaccurate publicly reported financial statements
Citi	Employee knowingly engaged in providing materially inaccurate information relating to publicly reported financial statements
Citi	Material violation of any risk limits established or revised by senior management and/or risk management
Citi	Gross misconduct
Sarbanes-Oxley	Intentional misconduct or fraud that requires a financial restatement

www.citigroup.com

92	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION

At a minimum Citi will consider whether a material adverse outcome has occurred and potential impact on Performance Share Units if there is an annual pre-tax loss at any of the following three reportable financial segments: Citigroup (the entire company), Global Consumer Banking, and Institutional Clients Group. Citi will also consider making public disclosures whenever a decision has been made to cancel deferred compensation payable to an executive officer because he or she had significant responsibility for a material adverse outcome or otherwise.

Citi’s Additional Compensation Practices

Risk and Citi’s Incentive Compensation Programs

Our compensation programs are designed in accordance with our responsibility to assume only risks that are prudent and well-understood and to effectively manage those risks to protect the franchise. Our programs have the following important elements:

●	Our Compensation Philosophy requires us to consider risk management when making discretionary incentive compensation awards. Our Compensation Philosophy is available on our public website.
●

The Chief Risk Officer reports at least twice annually to the Compensation Committee on risk levels and trends across Citi, as well as incentive compensation frameworks at the senior executive level and throughout Citi. The Chief Risk Officer reviews our executive compensation Framework to help ensure that compensation is aligned with long-term performance in a manner that does not encourage imprudent or excessive risk-taking.

●	Citi’s executive compensation Framework explicitly and implicitly adjusts incentive awards for risk. Citi’s executive compensation Framework takes risk into account in a number of ways, including:
➢	Using financial metrics intended to assess risk levels as an element of each executive’s financial goals.
➢	Evaluating risk management performance, including effectiveness of the control environment, as part of the non-financial goals.
➢	Taking adverse risk outcomes into account when determining incentive compensation.
●

Annual incentive awards to covered employees, including the named executive officers, have clawbacks and other provisions intended to discourage imprudent or excessive risk-taking. Through a systematic annual process, Citi identifies the inherent material risks to the firm and its material business units, and then identifies employees with influence over those risks as “covered employees,” as defined in applicable bank regulatory guidance. The compensation structure for covered employees, including the named executive officers, includes substantial deferrals and clawbacks intended to cover a range of behaviors, as described on page 91. Furthermore, performance-based vesting criteria are a part of all deferred incentive compensation awarded to covered employees.

●

An assessment of risk management behaviors is taken into account in determining the aggregate amount of annual incentive compensation. For individual covered employees (several hundred of the most senior employees at Citi), Citi has established an annual control function review process in which reviewers from the control functions provide an evaluation of each covered employee’s risk behaviors. The control functions are Compliance, Finance, Internal Audit, Legal, and Risk Management. The process is designed to evaluate current behavior and attitudes toward risk. The rating from the control function review process informs and influences the covered employee’s performance review conducted by the employee’s manager, and the results of the process are reported to the Compensation Committee. We believe this process has improved awareness of the importance of risk management behaviors and has resulted in the strengthening of Citi’s risk culture. The named executive officers other than Mr. Corbat were evaluated on risk behaviors by Citi’s control functions through this annual control function review process, and Mr. Corbat was assessed on risk behaviors by the Compensation Committee with input from the control functions. These reviews resulted in positive ratings or assessments on risk behaviors for the named executive officers. The positive ratings were not determinative of the size of the annual incentive awards for 2016, as a positive rating on risk behaviors is an expected element of job performance in all covered employee roles. A negative risk rating on risk behaviors would have resulted in the reduction or elimination of incentive compensation awarded for 2016.

Citi’s control functions provide direct feedback on a senior manager’s risk behaviors as part of the annual performance assessment process.

Citi 2017 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION	93

●

Citi has a strong global governance process covering all of Citi’s incentive compensation plans. Citi’s formulaic incentive compensation plans, including its sales incentive plans, provide variable compensation to a broad-based population of employees predominantly in Global Consumer Banking. The plans are administered through a global governance process that is designed to eliminate incentives to engage in illegal or imprudent conduct or take imprudent or excessive risks. As part of this governance process, all of Citi’s incentive compensation plans throughout the world are analyzed through a central risk management model developed and administered by a third-party consultant with input from Citi. Six potential sources of risk are assessed: incentive program design, misalignment with Citi’s strategy and goals, pay opportunity offered by the plan, payout approval process, extent of monitoring as part of plan governance, and risks associated with plan administration. Plans are remediated based on the results of the risk assessment, if appropriate. This global governance model ensures that best practices are communicated and shared throughout Citi.

Our Independent Compensation Consultant

The Board’s compensation consultant does no work for Citi other than advising the Board.

FW Cook has been the Compensation Committee’s independent advisor since 2012. FW Cook provides no services to Citi other than its services to the Board, has no other ties to management that could jeopardize its fully independent status, and has strong internal governance policies that help ensure that it maintains its independence. Representatives of FW Cook attended all Compensation Committee meetings during 2016, including executive sessions as requested, and consulted with Compensation Committee members between meetings. FW Cook advised the Compensation Committee regarding the compensation awarded to the CEO and other executive officers. FW Cook also provided extensive guidance and analysis regarding the Compensation Committee’s and the Board’s responses to Citi’s advisory say-on-pay votes, offered market insights, and provided advice to the Compensation Committee on Citi’s executive compensation plan design and the presentation of its programs to stockholders. FW Cook was paid fees of $350,497 in 2016. Pursuant to SEC and NYSE rules, the Compensation Committee assessed the independence of FW Cook most recently in January 2017 and determined that FW Cook is independent from Citi management and that its work for the Compensation Committee has not raised any conflicts of interest.

Tax Deductibility of Incentive Compensation

Annual incentive awards for 2016 were awarded to named executive officers under the 2011 Executive Performance Plan (the EPP), a performance plan intended to preserve the deductibility of incentive compensation paid to the named executive officers that might otherwise not be deductible under Section 162(m) of the Internal Revenue Code. The EPP specifies a maximum amount that can be awarded to a participant for any year based on Citigroup’s income from continuing operations before income taxes. The amount of annual incentive actually awarded for the year, however, is determined by the Compensation Committee, applying the executive compensation Framework described in this Compensation Discussion and Analysis and subject to the condition that Citi may pay less (but not more) than the maximum. For 2016, the Compensation Committee certified the maximum amount payable under the EPP as $43 million per executive (0.2% of Citigroup earnings) and exercised its discretion to award lesser amounts under the plan. In addition to this limit on total incentive pay, the EPP was amended in February 2017 to limit the annual cash bonus portion of individual executive officer incentive pay to $20 million. While Citi seeks to preserve deductibility of compensation paid to the named executive officers to the extent permitted by law, Citi retains the flexibility to provide nondeductible compensation arrangements it believes are necessary to recruit, incentivize, and retain its executives, and individuals may in some circumstances receive nondeductible payments resulting from awards made prior to becoming an executive officer. Mr. Corbat’s annual base salary is not deductible to the extent it exceeds $1 million.

www.citigroup.com

94	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION

The Personnel and Compensation Committee Report

The Personnel and Compensation Committee has evaluated the performance of and determined the compensation for the CEO, approved the compensation of executive officers, and approved the compensation structure for other members of senior management and other highly compensated employees. The Personnel and Compensation Committee reviewed and discussed the foregoing Compensation Discussion and Analysis with members of senior management and, based on this review, the Personnel and Compensation Committee recommended to the Board of Directors of Citigroup Inc. that the Compensation Discussion and Analysis be included in Citi’s Annual Report on Form 10-K and Proxy Statement on Schedule 14A filed with the SEC.

The Personnel and Compensation Committee:

William S. Thompson, Jr. (Chair)
Duncan P. Hennes
Michael E. O’Neill
Gary M. Reiner
Judith Rodin
Diana L. Taylor

Dated: March 8, 2017

Citi 2017 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION	95

2016 Summary Compensation Table and
Compensation Information

2016 Summary Compensation Table

The following table shows the compensation for 2016 and, as applicable, 2015 and 2014, for any person serving as Citi’s CEO or CFO during 2016 and Citi’s three other most highly compensated executive officers, with their titles on December 31, 2016. These individuals are referred to as Citi’s named executive officers.

Name and Principal Position(1)	Year(2)	Salary(3) ($)	Bonus(4) ($)	Stock Awards(5) ($)	Non-Equity Incentive Plan Compensation(6) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(7) ($)	All Other Compensation(8) ($)	Total ($)
Michael Corbat	2016	$1,500,000	$4,200,000	$7,645,356	$1,848	$4,271	$30,283	$13,381,758
CEO	2015	$1,500,000	$6,000,000	$6,493,169	$586,393	$2,961	$15,900	$14,598,423
	2014	$1,500,000	$4,600,000	$7,727,757	$606,924	$6,918	$15,600	$14,457,199
John Gerspach	2016	$500,000	$3,400,000	$4,332,368	$1,355	$48,949	$15,900	$8,298,572
CFO	2015	$500,000	$3,400,000	$3,952,364	$430,021	$18,937	$15,900	$8,317,222
	2014	$500,000	$2,800,000	$4,161,100	$445,078	$85,580	$15,600	$8,007,358
James Forese	2016	$500,000	$5,920,000	$7,901,877	$1,056,412	$4,342	$15,900	$15,398,531	(9)
President,	2015	$496,712	$6,201,315	$7,354,220	$2,082,700	$4,074	$15,900	$16,154,921
Citi; CEO,	2014	$475,000	$5,210,000	$8,039,839	$2,145,487	$6,294	$15,600	$15,892,220
Institutional
Clients Group
Stephen Bird	2016	$499,623	$3,400,151	$3,766,294	$509,673	$0	$5,122,985	$13,298,726
CEO, Global	2015	$500,273	$3,199,891	$3,880,827	$974,873	$0	$742,590	$9,298,454
Consumer
Banking
Jane Fraser	2016	$500,000	$2,960,000	$3,302,904	$895,061	$0	$18,730	$7,676,695
CEO, Latin
America
Region

(1)	The principal position for each named executive officer is the position he or she held on December 31, 2016.
(2)	In accordance with SEC rules, compensation for Mr. Bird is not presented for 2014 and compensation for Ms. Fraser is not presented for 2015 and 2014 because each was not a named executive officer for those years.
(3)	Pursuant to his expatriate assignment, Mr. Bird’s salary was denominated in Hong Kong dollars. The salary shown in this table is Mr. Bird’s total annual salary converted to U.S. dollars at an average annual exchange rate (for 2016, 0.12883791 U.S. dollars = 1 Hong Kong dollar).
(4)	Amounts in this column show cash bonuses for service in the listed year.
(5)	The 2016 amounts in this column for 2016 are the aggregate grant date fair values of Performance Share Units and shares of deferred stock under the Capital Accumulation Program, in each case granted in February 2016 for performance in 2015. The separate grant date value of each award is disclosed in the 2016 Grants of Plan-Based Awards Table. The aggregate grant date fair values of the awards are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions made, if any, when calculating the amounts in this column are found in Note 7 to the Consolidated Financial Statements of Citigroup Inc. and its subsidiaries, as filed with the SEC on Form 10-K for 2016. The amounts reported in the Summary Compensation Table for the Performance Share Units are the values at the grant date under applicable accounting principles, which take into account the probable outcome of the performance conditions. Consequently, these values differ from the nominal amount of the awards made by the Compensation Committee, which is divided by the Citi common stock price as determined on the grant date to yield a number of Performance Share Units. The

www.citigroup.com

96	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION

values of the Performance Share Units at the 2016 grant date shown in the 2016 Summary Compensation Table, assuming that the highest levels of performance conditions are achieved, are: Mr. Corbat, $6,750,000; Mr. Gerspach, $3,825,000; Mr. Forese, $6,976,479; Mr. Bird, $3,599,877; and Ms. Fraser, $3,156,962.
(6)	Set forth below is a breakdown of the amount reported as Non-Equity Incentive Plan Compensation for each named executive officer for 2016. For each executive, the total amount shown in the 2016 Summary Compensation Table represents the amount of each Deferred Cash Award considered earned in 2016 even though the awards were granted in prior years in respect of prior year service. Deferred Cash Awards were granted to senior executives before the creation of our Performance Share Unit program and are also granted to executives who are not eligible for Performance Share Units, which are awarded only to the CEO and executives who report directly to him. Like our Performance Share Units, Deferred Cash Awards represent 50% of each executive’s deferred incentive award for the applicable performance year with deferred stock awarded under the Capital Accumulation Program representing the other 50%. Deferred Cash Awards earn notional interest at a fixed market rate and vest over a period of four years, and the portion of the award (including notional interest) that vests for a year is included in the Summary Compensation Table for the year of vesting. The amount shown in the 2016 Summary Compensation Table therefore includes the portions of outstanding awards that vested and were deemed earned in 2016 and notional interest earned in 2016 on all outstanding awards.

Name	Reportable Portion of February 2013 Deferred Cash Award	Reportable Portion of February 2014 Deferred Cash Award	Reportable Portion of February 2015 Deferred Cash Award	Aggregate 2016 Earnings on Outstanding Deferred Cash Awards	Total Non-Equity Incentive Plan Amount Shown in 2016 Summary Compensation Table
Michael Corbat	—	—	—	$1,848	$1,848
John Gerspach	—	—	—	$1,355	$1,355
James Forese	$1,014,375	—	—	$42,037	$1,056,412
Stephen Bird	$489,484	—	—	$20,189	$509,673
Jane Fraser	—	$437,896	$371,741	$85,424	$895,061

The table includes a portion of the Deferred Cash Award granted in February 2013 for performance in 2012, a portion of the Deferred Cash Award granted in February 2014 for performance in 2013, a portion of the Deferred Cash Award granted in February 2015 for performance in 2014, and notional interest earned in 2016 on all outstanding awards. Mr. Corbat and Mr. Gerspach received small amounts of notional interest in connection with the January 20, 2016, vesting of the last tranche of their Deferred Cash Awards granted in January 2012 for performance in 2011.
Mr. Bird’s Deferred Cash Awards are denominated in Hong Kong dollars as they were awarded for years in which Mr. Bird was employed in Hong Kong. The amounts presented above for Mr. Bird are shown as converted from Hong Kong dollars to U.S. dollars at the December 31, 2016, conversion rate used to prepare Citi’s financial statements (0.12895904 U.S. dollars = 1 Hong Kong dollar). Ms. Fraser’s Deferred Cash Awards are denominated in British pounds as they were awarded for years in which Ms. Fraser was employed in London. The amounts presented above for Ms. Fraser are shown as converted from British pounds to U.S. dollars at the December 31, 2016, conversion rate used to prepare Citi’s financial statements (1.2362 U.S. dollars = 1 British pound).
(7)	These amounts represent the increases in the present value of pension benefits for Mr. Corbat, Mr. Gerspach, and Mr. Forese, as more fully described in the 2016 Pension Benefits Table. (The value of Mr. Gerspach’s benefit under The Citigroup Pension Plan increased by $28,543, and the value of his benefit under the Supplemental ERISA Compensation Plan of Citibank, N.A. and Affiliates increased by $20,406.) The amount of each named executive officer’s above-market or preferential earnings on compensation that was deferred on a basis that was not tax-qualified was $0. Mr. Bird and Ms. Fraser have never been eligible to participate in a defined benefit pension plan under the terms of Citi’s broad-based retirement programs in effect in their employment countries; they have participated only in defined contribution retirement plans since the commencement of their employment.

Citi 2017 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION	97

(8)	Set forth below is a breakdown of All Other Compensation for 2016 (including personal benefits):

Name	Employer Retirement Plan Contribution ($)	Tax Reimbursement Costs ($)	Temporary Living and Home Leave Costs ($)	Housing and Cost of Living Differential ($)	Relocation Expenses ($)	Total ($)
Michael Corbat	$15,900	$14,383	$0	$0	$0	$30,283
John Gerspach	$15,900	$0	$0	$0	$0	$15,900
James Forese	$15,900	$0	$0	$0	$0	$15,900
Stephen Bird	$24,141	$4,780,613	$39,559	$145,581	$133,091	$5,122,985
Jane Fraser	$15,900	$0	$0	$2,830	$0	$18,730

Mr. Bird moved from Hong Kong to New York on an expatriate assignment effective July 1, 2015, with benefits provided under the general terms of Citi’s Expatriate Program. Mr. Bird’s expatriate assignment ended on December 31, 2016, at which time he became a U.S. local employee. Mr. Bird is not eligible for expatriate benefits for service after 2016. The benefits made available to Mr. Bird are fully in accordance with Citi’s Expatriate Program and are generally available to similarly situated employees who accept assignments outside their home countries. The Expatriate Program enables Citi to quickly fill specific business needs through relocating employees for a transitional period and neutralizing the tax and other personal financial consequences of the move. The tax equalization benefits shown above in the Tax Reimbursement Costs column are intended to limit Mr. Bird’s tax liabilities and related expenses to what they would have been had he remained employed in Hong Kong and, as such, are not additional incentive compensation. The disclosed amounts are based on the estimated tax equalization benefits accrued in respect of compensation paid in 2016, although the tax equalization payments may be made in later years and will not again appear in the Summary Compensation Table.
The tax reimbursement costs for Mr. Corbat and the housing costs for Ms. Fraser relate to assignments under Citi’s Expatriate Program that ended before 2016.
Mr. Corbat, Mr. Gerspach, Mr. Forese, and Ms. Fraser received 401(k) plan matching contributions pursuant to the formula applicable to all eligible U.S. employees. Mr. Bird received an employer contribution under the general terms of the Citi Hong Kong Retirement Plan, a broad-based defined contribution retirement plan.
Mr. Corbat has entered into an Aircraft Time Sharing Agreement with Citiflight, Inc. (a subsidiary of Citigroup Inc.) that permits him to reimburse Citi for the cost of his personal use of corporate aircraft in accordance with limits set forth in Federal Aviation Regulation 91.501(d). Mr. Corbat has reimbursed Citi for the flights in an amount equal to or exceeding the aggregate incremental cost of such flights during 2016.
(9)	Mr. Forese’s reported compensation exceeds Mr. Corbat’s reported compensation for 2016 and prior years in part because Mr. Forese was awarded Deferred Cash Awards in prior years when Mr. Corbat was awarded Performance Share Units; Deferred Cash Awards are reported as Non-Equity Incentive Plan Compensation over time as they vest while Performance Share Units are reported in full as Stock Awards for the year of grant. Therefore, Mr. Forese has had significant amounts of prior year compensation reported in the Summary Compensation Table that has not appeared for Mr. Corbat. In addition, the 2016 Bonus column shows a significantly lower amount for Mr. Corbat than for Mr. Forese in part because the Compensation Committee increased Mr. Corbat’s deferral percentage for awards granted for 2016 performance but did not increase the deferral percentage for any other named executive officer. Notwithstanding the foregoing, Mr. Forese’s annual compensation has been comparable to Mr. Corbat’s in 2016 and prior years. The Compensation Committee has recognized Mr. Forese’s performance in his franchise-wide role as Citi President in 2015 and 2016 as well as his role as CEO of Institutional Clients Group, with its broad range of complex products and services and its exceptional global scale. The Compensation Committee has also considered market levels of pay for the roles.

www.citigroup.com

98	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION

2016 Grants of Plan-Based Awards

The table below provides information regarding awards granted by the Compensation Committee to the named executive officers in 2016. The values shown are each equity award’s grant date fair value as determined under applicable accounting standards.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards ($)(1)
		Threshold (#)	Target (#)	Maximum (#)
Michael Corbat	2/16/2016	0	121,457(2)	121,457	$4,500,000
	2/16/2016	0	121,457(3)	182,186	$3,145,356
John Gerspach	2/16/2016	0	68,825(2)	68,825	$2,550,000
	2/16/2016	0	68,825(3)	103,238	$1,782,368
James Forese	2/16/2016	0	125,532(2)	125,532	$4,650,986
	2/16/2016	0	125,532(3)	188,299	$3,250,891
Stephen Bird	2/16/2016	0	64,775(2)	64,775	$2,399,918
	2/16/2016	0	64,775(3)	97,162	$1,366,376
Jane Fraser	2/16/2016	0	56,805(2)	56,805	$2,104,641
	2/16/2016	0	56,805(3)	85,208	$1,198,263

(1)	The assumptions used in determining grant date fair value are the same as those set forth in footnote 5 to the Summary Compensation Table. These amounts do not necessarily represent the actual value that may be realized by the named executive officer.
(2)	These deferred stock awards granted under the Capital Accumulation Program were granted under the 2014 Stock Incentive Plan for performance in 2015. More detailed information about the terms of these awards appears on pages 90-91.
(3)	These awards are Performance Share Units for performance in 2015. More detailed information about the terms of these awards appears on page 68 and pages 89-90.

Outstanding Equity Awards at 2016 Fiscal Year End

The market values in this table were computed using the closing price of a share of Citi common stock on December 31, 2016, which was $59.43.

Name		Option Awards			Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael Corbat	2/19/2013	—	—	—	17,841	(1)	$1,060,291	—		—
	2/18/2014	—	—	—	—		—	39,263	(2)	$2,333,400
	2/18/2014	—	—	—	39,500	(3)	$2,347,485	—		—
	2/18/2015	—	—	—	—		—	51,166	(4)	$3,040,795
	2/18/2015	—	—	—	—		—	50,996	(5)	$3,030,692
	2/16/2016	—	—	—	—		—	121,457	(6)	$7,218,190
	2/16/2016	—	—	—	—		—	39,352	(7)	$2,338,689

Citi 2017 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION	99

Name		Option Awards				Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John Gerspach	2/19/2013	—		—	—	11,096	(1)	$659,435	—		—
	2/18/2014	—		—	—	—		—	21,142	(2)	$1,256,469
	2/18/2014	—		—	—	21,269	(3)	$1,264,017	—		—
	2/18/2015	—		—	—	—		—	31,144	(4)	$1,850,888
	2/18/2015	—		—	—	—		—	31,041	(5)	$1,844,767
	2/16/2016	—		—	—	—		—	68,825	(6)	$4,090,270
	2/16/2016	—		—	—	—		—	22,300	(7)	$1,325,289
James Forese	1/14/2009	29,745	(8)	$106.10	1/14/2019	—		—	—		—
	1/14/2009	29,745	(8)	$178.50	1/14/2019	—		—	—		—
	2/19/2013	—		—	—	23,089	(1)	$1,372,179	—		—
	2/18/2014	—		—	—	—		—	40,849	(2)	$2,427,656
	2/18/2014	—		—	—	41,094	(3)	$2,442,216	—		—
	2/18/2015	—		—	—	—		—	57,951	(4)	$3,444,028
	2/18/2015	—		—	—	—		—	57,759	(5)	$3,432,617
	2/16/2016	—		—	—	—		—	125,532	(6)	$7,460,367
	2/16/2016	—		—	—	—		—	40,673	(7)	$2,417,196
Stephen Bird	2/19/2013	—		—	—	11,145	(1)	$662,347	—		—
	2/18/2014	—		—	—	—		—	20,476	(2)	$1,216,889
	2/18/2014	—		—	—	20,600	(3)	$1,224,258	—		—
	2/18/2015	—		—	—	—		—	33,481	(4)	$1,989,776
	2/18/2015	—		—	—	—		—	33,370	(5)	$1,983,179
	2/16/2016	—		—	—	—		—	64,775	(6)	$3,849,578
	2/16/2016	—		—	—	—		—	20,987	(7)	$1,247,257
Jane Fraser	2/18/2014	—		—	—	11,728	(2)	$696,995	—		—
	2/16/2015	—		—	—	—		—	27,299	(4)	$1,622,380
	2/16/2016	—		—	—	—		—	56,805	(6)	$3,375,921
	2/16/2016	—		—	—	—		—	18,405	(7)	$1,093,809

(1)	This deferred stock award granted under the Capital Accumulation Program on February 19, 2013, vests in four equal annual installments beginning on January 20, 2014, subject to a performance-based vesting condition.
(2)	This deferred stock award granted under the Capital Accumulation Program on February 18, 2014, vests in four equal annual installments beginning on January 20, 2015, subject to a performance-based vesting condition, except that Ms. Fraser’s award vested in three equal annual installments beginning on February 20, 2015.
(3)	This Performance Share Unit award granted on February 18, 2014, vested in three equal annual installments beginning on January 20, 2014. Based on attainment of the performance metrics of the award, approximately 50.3% of the target number of units was delivered to each executive. The performance period for the award ended on December 31, 2016. In accordance with SEC rules, the table presents the award values at December 31, 2016; the values of the awards on the 2017 delivery date were determined using the Citi common stock price on the delivery dates, such that the realized values of the awards were as follows: Mr. Corbat, $2,331,968; Mr. Gerspach, $1,255,675; Mr. Forese, $2,426,144; and Mr. Bird, $1,216,146.
(4)	This deferred stock award granted under the Capital Accumulation Program on February 16, 2015, or February 18, 2015, vests in four equal annual installments beginning on January 20, 2016, subject to a performance-based vesting condition.

www.citigroup.com

100	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION

(5)	This Performance Share Unit award granted on February 18, 2015, vests in three equal annual installments beginning on January 20, 2016, subject to performance conditions based on relative total shareholder return and average return on assets. The table includes the entire value of Performance Share Units assuming that relative total shareholder return, average return on assets, and the Citi common stock price at December 31, 2016, remain constant through the end of the performance period in 2017.
(6)	This deferred stock award granted under the Capital Accumulation Program on February 16, 2016, vests in four equal annual installments beginning on January 20, 2017, subject to a performance-based vesting condition.
(7)	This Performance Share Unit award granted on February 16, 2016, vests in three equal annual installments beginning on January 20, 2017, subject to performance conditions based on relative total shareholder return. The table includes the entire value of Performance Share Units assuming that relative total shareholder return and the Citi common stock price at December 31, 2016, remain constant through the end of the performance period in 2018.
(8)	This stock option granted on January 14, 2009, vested in four equal annual installments beginning on January 14, 2010. The numbers of options and exercise prices have been adjusted for the 10-for-1 reverse stock split effective May 6, 2011.

Option Exercises and Stock Vested in 2016

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Michael Corbat	17,392	$966,000	102,985	$4,088,453
John Gerspach	17,392	$966,000	62,187	$2,502,041
James Forese	18,108	$997,750	62,831	$2,527,938
Stephen Bird	11,451	$635,000	46,770	$1,881,744
Jane Fraser	—	—	32,009	$1,261,819

(1)	The values in the Option Awards column reflect the exercise of options granted on February 14, 2011, under the one-time Executive Option Grant program.
(2)	The values in the Stock Awards column reflect shares of deferred stock under the Capital Accumulation Program and Performance Share Units that were delivered to the named executive officers in 2016.

2016 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)
Michael Corbat	The Citigroup Pension Plan	24.4	$114,598
John Gerspach(2)	The Citigroup Pension Plan	17.7	$491,323
	Supplemental ERISA Compensation Plan of Citibank, N.A. and
	Affiliates (Pay Cap Plan)	11.7	$326,000
James Forese	The Citigroup Pension Plan	24.5	$106,036
Stephen Bird	–	—	—
Jane Fraser	–	—	—

(1)	The mortality table, plan discount rate, and payment form assumptions used in determining the present value of The Citigroup Pension Plan and Pay Cap Plan benefits are the same as the year-end 2016 assumptions used to prepare Note 8 to the Consolidated Financial Statements of Citigroup Inc. and its subsidiaries, as filed with the SEC on Form 10-K for 2016. An interest crediting rate on cash balance plan benefits of 3.10% is also an assumption used in determining these present values. The interest crediting rate assumption is not required to be stated in that Note 8. Benefits in the 2016 Pension Benefits Table have been calculated using a normal retirement age of 65, as defined in the plans.
(2)	Mr. Gerspach has more years of credited service under The Citigroup Pension Plan than under the Pay Cap Plan because benefit accruals under the Pay Cap Plan ceased before benefit accruals under The Citigroup Pension Plan ceased.

Citi 2017 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION	101

Citi’s policy is that executives should accrue retirement benefits on the same basis generally available to Citi employees under Citi’s broad-based, tax-qualified retirement plans. Citi has not granted extra years of credited service under any retirement plan to any of the named executive officers. Mr. Bird and Ms. Fraser have never been eligible to participate in a defined benefit pension plan under the terms of Citi’s broad-based retirement programs in effect in their employment countries; they have participated only in defined contribution retirement plans since the commencement of their employment at Citi.

The following describes the pension plans listed in the 2016 Pension Benefits Table.

The Citigroup Pension Plan. The purpose of this broad-based, tax-qualified retirement plan is to provide retirement income on a tax-deferred basis to all eligible U.S. employees. Effective December 31, 2006, The Citigroup Pension Plan was closed to new members and generally ceased benefit accruals effective December 31, 2007. Mr. Corbat, Mr. Gerspach, and Mr. Forese are eligible for benefits under this plan. Mr. Corbat’s and Mr. Forese’s entire benefits are cash balance benefits, and Mr. Gerspach accrued a cash balance benefit from 2000 through 2007.

The Citigroup Pension Plan cash balance benefit is expressed as a hypothetical account balance. Prior to January 1, 2008, the plan generally provided for the annual accrual of benefit credits for most of the covered population, including the covered named executive officers, at a rate between 1.5% and 6% of eligible compensation; the benefit credit rate increased with age and service. Eligible compensation generally included base salary and incentive awards, but excluded compensation payable after termination of employment, certain non-recurring payments, and other benefits. Annual eligible compensation was limited by the Internal Revenue Code to $225,000 for 2007 (the final year of cash balance benefit accrual). Interest credits continue to be applied annually to each participant’s account balance; these credits are based on the yield on 30-year Treasury bonds (as published by the Internal Revenue Service).

Prior to 2000, Mr. Gerspach accrued a benefit under the Citibank Retirement Plan formula, which is a component of The Citigroup Pension Plan. That formula generally provided for an annual benefit of 2% of annual average compensation per year of service for up to 30 years of credited service plus 0.75% of average annual compensation for up to an additional five years of credited service, reduced by an offset based on an estimated Social Security benefit. Annual compensation included base salary and excluded bonus and incentive pay, and average annual compensation was the average of the five highest years of annual compensation out of the final 10 annual computation periods. Annual compensation was also subject to limits imposed by the Internal Revenue Code.

Benefits under The Citigroup Pension Plan are payable in annuity form or in other optional forms. The benefits of Mr. Corbat, Mr. Gerspach, and Mr. Forese are payable in lump sum form after termination of employment; however, a portion of Mr. Forese’s benefit is not available as a lump sum unless his employment with Citi terminates after he attains age 55 with at least 10 years of service.

The Citigroup Pension Plan’s normal retirement age is 65. The portion of an eligible participant’s benefit determined under the Citibank Retirement Plan formula may be paid upon early retirement, which is defined for this purpose as the first day of the month after the later of the participant’s 55th birthday or the date on which the participant completes a year of service (as defined in the plan). Mr. Gerspach has attained eligibility for early retirement, and there would be no reduction in his benefits attributable to early retirement under the terms of the plan because he attained age 60 while employed.

Supplemental ERISA Compensation Plan of Citibank, N.A. and Affiliates (Pay Cap Plan). The Pay Cap Plan is an unfunded, nonqualified deferred compensation plan. The Pay Cap Plan provided benefits not otherwise provided under The Citigroup Pension Plan because of limits imposed by the Internal Revenue Code on eligible pay and benefits. To the extent that a participant’s benefit was determined under the cash balance formula in The Citigroup Pension Plan, eligible compensation under the Pay Cap Plan was limited to $500,000 beginning January 1, 2000. Future benefit accruals under the Pay Cap Plan ceased effective January 1, 2002, for most participants in the plan, including Mr. Gerspach. Benefits under the Pay Cap Plan are payable at the same time as benefits are payable under The Citigroup Pension Plan; accordingly, Mr. Gerspach is eligible for early retirement and immediate commencement under the Pay Cap Plan.

www.citigroup.com

102	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION

2016 Nonqualified Deferred Compensation

Name and Plan	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year(1) ($)	Aggregate Withdrawals/ Distributions(2) ($)	Aggregate Balance at Last Fiscal Year End(3) ($)
Michael Corbat
Capital Accumulation Program	$0	$0	($212,145)	$741,136	$0
John Gerspach
Capital Accumulation Program	$0	$0	($155,573)	$543,499	$0
Citicorp Deferred Compensation Plan	$0	$0	$214,389	$0	$1,633,522
James Forese
Capital Accumulation Program	$0	$0	($362,766)	$1,267,343	$0
Stephen Bird
Capital Accumulation Program	$0	$0	$0	$0	$0
Jane Fraser
Capital Accumulation Program	$0	$0	$0	$0	$0

(1)	None of the amounts reported as “Aggregate Earnings in Last Fiscal Year” are required to be reported in the 2016 Summary Compensation Table. The table shows the aggregate realized or unrealized gains and losses on applicable Capital Accumulation Program shares held by the applicable named executive officer in the “Aggregate Earnings” column.
(2)	The “Aggregate Withdrawals/Distributions” column shows the value of Capital Accumulation Program shares that were delivered to the applicable named executive officer during 2016.
(3)	None of the amounts in the “Aggregate Balance at Last Fiscal Year End” column were required to be reported in any prior year Summary Compensation Table.

The following is additional information on awards shown in the 2016 Nonqualified Deferred Compensation Table.

Capital Accumulation Program. For many years, Citi has provided that a percentage of annual incentive awards must be made in the form of deferred stock under the Capital Accumulation Program. Under Capital Accumulation Program rules in effect before 2013, the shares were delivered in four equal annual installments beginning on January 20 of the year following the year of grant, but had no performance-based vesting provisions. Because of the absence of performance-based vesting conditions, employees who meet certain age and service requirements under the Rule of 60 as described on page 104 are considered to be vested in these Capital Accumulation Program awards for purposes of the 2016 Nonqualified Deferred Compensation Table even though the awards are delivered over a period of four years. Because the awards are considered to be vested for this purpose, those Capital Accumulation Program awards are reported in the above table as “nonqualified deferred compensation.” Mr. Bird and Ms. Fraser had not attained the Rule of 60 as of December 31, 2016, so their Capital Accumulation Program awards granted before 2013 are not considered to be “nonqualified deferred compensation” in the above table and are not shown there.

Citicorp Deferred Compensation Plan. Mr. Gerspach participates in the Citicorp Deferred Compensation Plan, which was closed in 2001 and provided for mandatory and voluntary deferrals of compensation from 1996 through 2000 for employees of Citicorp. All mandatory deferrals under the Citicorp Deferred Compensation Plan have been distributed to participants, but voluntary deferrals are notionally invested at the participant’s election in one of six pre-determined investment alternatives. Participants may change investment elections up to four times per year. All amounts deferred under the Citicorp Deferred Compensation Plan are fully vested and are distributed in a lump sum or installments at the participant’s election upon termination at or after the attainment of age 55.

Potential Payments upon Termination or Change of Control

General Policies. Citi does not provide guaranteed executive severance or change of control agreements, and none of the named executive officers has an individually negotiated employment or separation agreement.

Citi 2017 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION	103

Potential Payments Table. Set forth below is a table showing the estimated value of outstanding awards that would have been delivered over time to each named executive officer, had the applicable employment termination or other event occurred on December 31, 2016 and assuming that all award vesting and performance conditions are satisfied. Unless the awards are forfeited, the awards shown in the Potential Payments Table vest on schedule following termination of employment and do not accelerate by their terms except in the case of death.

The closing price of Citi’s common stock on December 31, 2016 ($59.43) was used in developing the estimates shown in the Potential Payments Table. The Potential Payments Table includes the value of outstanding Performance Share Units assuming that relative total shareholder return, average return on assets, and the Citi common stock price at December 31, 2016, remain constant through the end of the applicable performance periods.

Name	Change of Control of Citigroup	Termination for Gross Misconduct	Involuntary Termination not for Gross Misconduct	Voluntary Resignation or Retirement, if Not Forfeited(1)	Death or Disability
Michael Corbat
Capital Accumulation Program	$0	$0	$13,652,676	$13,652,676	$13,652,676
Performance Share Units	$0	$0	$7,716,866	$7,716,866	$7,716,866
Deferred Cash Awards	$0	$0	$0	$0	$0
John Gerspach
Capital Accumulation Program	$0	$0	$7,857,062	$7,857,062	$7,857,062
Performance Share Units	$0	$0	$4,434,073	$4,434,073	$4,434,073
Deferred Cash Awards	$0	$0	$0	$0	$0
James Forese
Capital Accumulation Program	$0	$0	$14,704,230	$14,704,230	$14,704,230
Performance Share Units	$0	$0	$8,292,029	$8,292,029	$8,292,029
Deferred Cash Awards	$0	$0	$1,131,999	$1,131,999	$1,131,999
Stephen Bird
Capital Accumulation Program	$0	$0	$7,718,590	$7,718,590	$7,718,590
Performance Share Units	$0	$0	$4,454,694	$4,454,694	$4,454,694
Deferred Cash Awards(2)	$0	$0	$546,243	$546,243	$546,243
Jane Fraser
Capital Accumulation Program	$0	$0	$5,695,296	$5,695,296	$5,695,296
Performance Share Units	$0	$0	$1,093,809	$1,093,809	$1,093,809
Deferred Cash Awards(3)	$0	$0	$1,682,724	$1,682,724	$1,682,724

(1)	Mr. Corbat, Mr. Gerspach, and Mr. Forese have attained years of age and service sufficient to satisfy the Rule of 60 as described on page 104. As a result, their awards disclosed in the Potential Payments Table may vest on schedule after voluntary resignation or retirement if the executive is not employed by a “significant competitor;” the executive forfeits the awards if he is employed by a “significant competitor.” Mr. Bird and Ms. Fraser had not attained years of age and service sufficient to satisfy the Rule of 60 as of December 31, 2016. Therefore, if Mr. Bird or Ms. Fraser had resigned voluntarily at December 31, 2016, he or she would have forfeited his or her unvested deferred awards, unless he or she became employed in an “alternative career.” Under the “alternative career” provisions of Citi’s incentive compensation programs available to over 7,900 employees globally, employees may continue to vest in their deferred awards if they resign from Citi to work full-time in government or at a charitable organization or to teach full-time at an educational institution.
(2)	Mr. Bird’s Deferred Cash Awards are denominated in Hong Kong dollars as they were awarded for years in which he was employed in Hong Kong. The amounts presented above for Mr. Bird are shown as converted from Hong Kong dollars to U.S. dollars at the December 31, 2016, conversion rate used to prepare Citi’s financial statements (0.12895904 U.S. dollars = 1 Hong Kong dollar).
(3)	Ms. Fraser’s Deferred Cash Awards are denominated in British pounds as they were awarded for years in which she was employed in London. The amounts presented above for Ms. Fraser are shown as converted from British pounds to U.S. dollars at the December 31, 2016, conversion rate used to prepare Citi’s financial statements (1.2362 U.S. dollars = 1 British pound).

www.citigroup.com

104	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION

Capital Accumulation Program; Rule of 60. Deferred stock awarded to the named executive officers under the Capital Accumulation Program vests over a period of four years subject to performance conditions. Capital Accumulation Program awards provide for accelerated vesting if a participant dies but provide for vesting on schedule in all other circumstances in which vesting occurs after termination of employment. If a participant’s combined years of age and service meet the Rule of 60 at the time he or she voluntarily resigns, the participant’s Capital Accumulation Program shares will continue to vest on schedule over the four-year period, provided he or she does not work for a “significant competitor” during the vesting period. A participant meets the Rule of 60 if his or her age plus full years of service equal at least 60 and he or she either: (i) is at least age 50 with at least five full years of service; or (ii) is under age 50 with at least 20 full years of service. Partial years of age and service are each rounded down to the nearest whole number. In contrast, if a participant does not meet the Rule of 60 and voluntarily resigns, any unvested Capital Accumulation Program shares are forfeited, unless the participant becomes employed in an “alternative career.” Under the “alternative career” provisions of Citi’s Capital Accumulation Program, employees may continue to vest in their deferred awards if they resign from Citi to work full-time in government or at a charitable organization or to teach full-time at an educational institution. As of December 31, 2016, all of the named executive officers except Mr. Bird and Ms. Fraser had attained the Rule of 60.

Performance Share Units. Performance Share Units have the same vesting provisions covering termination of employment as those applicable to Citi’s Capital Accumulation Program, including the Rule of 60. Any named executive officer who meets the Rule of 60 will receive his earned Performance Share Units unless: (i) he or she voluntarily resigns during the performance period and performs services for a competitor, or (ii) he or she is terminated for gross misconduct (in which case the undelivered award is cancelled). If a named executive officer who meets the Rule of 60 resigns and competes, at the end of the performance period, he or she will forfeit a prorated Performance Share Unit award, based on his or her service during the performance period. For example, if such a named executive officer resigns after the first year of the performance period to work for a competitor, he or she will receive one-third of the earned Performance Share Units after the end of the three-year performance period and the other two-thirds will be forfeited. A named executive officer who does not meet the Rule of 60 will also receive this pro rata vesting if he or she resigns.

Deferred Cash Awards. Deferred Cash Awards were granted to senior executives before the creation of our Performance Share Unit program and are also granted to executives who are not eligible for Performance Share Units, which are awarded only to the CEO and executives who report directly to him. Like our Performance Share Units, Deferred Cash Awards represent 50% of each executive’s deferred incentive award for the applicable performance year with deferred stock awarded under the Capital Accumulation Program representing the other 50%. Deferred Cash Awards are a fixed amount that earns notional interest at a fixed market rate and vests over a period of four years. The treatment of Deferred Cash Award Plan awards upon termination of employment is the same as Capital Accumulation Program awards.

“Double Trigger” Change of Control Requirement. Citi’s 2014 Stock Incentive Plan has a “double trigger” requirement, which provides that an involuntary termination of employment not for gross misconduct must occur as a result of a “change of control” of Citi before any vesting of equity awards may occur in connection with the change of control. In addition, the Compensation Committee has a policy that equity awards granted to executive officers will not be accelerated solely by reason of a change of control of Citigroup Inc. The intent of the policy is for such a change of control to have no impact on the applicable awards. The same change of control provisions apply to Citi’s Performance Share Units and Deferred Cash Awards.

Under the 2014 Stock Incentive Plan, a “change of control” means: (i) a person acquiring direct or indirect beneficial ownership of Citigroup Inc. securities representing 30% or more of the combined voting power of then outstanding securities of Citigroup Inc.; (ii) specified changes in the majority of the Board (not including the election of Directors whose election or nomination was approved by a majority of the then incumbent Board); (iii) a sale, transfer, or distribution of all or substantially all of the assets of Citigroup Inc. or a dissolution or liquidation of Citigroup Inc.; or (iv) consummation of a reorganization, merger, consolidation, or other corporate transaction that results in stockholders of Citigroup Inc. not owning more than 50% of the combined voting power of Citigroup Inc. or other corporation resulting from the transaction.

Citi 2017 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2016 EXECUTIVE COMPENSATION	105

Equity Compensation Plan Information

All of Citi’s outstanding equity awards have been granted under stockholder approved plans, principally the 2014 Stock Incentive Plan and the 2009 Stock Incentive Plan. There are no awards outstanding under plans for which stockholder approval was not required or sought. The information below is as of December 31, 2016.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (in millions)		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (in millions)
Equity compensation plans approved by
security holders	44.31	(1)	$131.78	52.11
Equity compensation plans not
approved by security holders	0		N/A	0
Total	44.31		$131.78	52.11

(1)	Includes 42.78 million shares issuable upon the vesting of deferred stock awards. As such, these awards do not have an exercise price; only the 1.53 million outstanding options are considered when determining the weighted-average exercise price in column (b).

Management Analysis of Potential Adverse Effects of Compensation Plans

Citi has adopted multiple coordinated strategies to manage the risk of material adverse effects to the franchise through the design and administration of its incentive compensation programs, including those applicable to the named executive officers. During 2016, Citi continued its efforts to align its processes with the U.S. Interagency Guidance on Sound Incentive Compensation Policies and the Financial Stability Board’s Principles for Sound Compensation Practices. Citi’s approach to risk and incentive compensation plans is detailed on pages 92-93 of the Compensation Discussion and Analysis. On the basis of the foregoing analysis, management has concluded that Citi’s compensation plans are not reasonably likely to have a material adverse effect on Citi.

www.citigroup.com

106

Proposal 4: Advisory Vote to Approve the Frequency of Future Advisory Votes on Executive Compensation

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal 3 should occur every year, every two years, or every three years.

After careful consideration, our Board recommends that future advisory votes on executive compensation occur every year (annually). We believe that an annual advisory vote on executive compensation is the most appropriate option for us because it will allow our stockholders to provide more frequent, direct input on our compensation policies and practices, and the resulting compensation for our named executive officers. Stockholders will have the opportunity to consider our most recent compensation decisions and focus on increasing long-term stockholder value, and to provide feedback to us in a timely way. The Board also believes an annual advisory stockholder vote promotes corporate transparency and accountability for the Personnel and Compensation Committee.

Making this recommendation, the Board took into account that a majority of the votes cast at our 2011 Annual Meeting voted in favor of holding an annual advisory vote on executive compensation. In addition, we are aware of the significant interest in executive compensation matters by investors and the general public, and value and encourage constructive dialogue with our stockholders on these matters. We understand that our stockholders may have different views as to what is the best approach for the Board of Directors, and we look forward to hearing from our stockholders on this proposal.

This advisory resolution is non-binding on our Board. Although we currently believe that holding an advisory vote on executive compensation every year would reflect the right balance of considerations in the normal course, we will continue to periodically reassess that view and can provide for an advisory vote on executive compensation on a less frequent basis if long-term stability in our compensation program or other circumstances suggest that such a vote frequency would be more appropriate.

Board Recommendation

The Board recommends that you vote FOR approval of an ANNUAL stockholder advisory vote regarding compensation awarded to Citigroup’s named executive officers.

Citi 2017 Proxy Statement

107

Stockholder Proposals

Citi makes every effort to be responsive to concerns expressed by our stockholders by engaging in dialogues, participating in issuer/investor working groups, and adopting policies or initiatives we believe to be in the best interests of all stockholders. In 2016, Citi commenced listing our significant trade and business associations on our website in order to provide greater transparency. In 2015, Citi adopted changes to the charter of its Business Practices Committee in response to a stockholder proposal that was then withdrawn. Citi also amended its By-laws to adopt Proxy Access in 2015. In addition, in 2013, the Personnel and Compensation Committee adopted changes to certain of the Company’s compensation practices in response to stockholder proposals: the Committee formalized its practice not to accelerate the vesting of equity awards in the event of a change of control and adopted a post-termination holding period for executive officers, requiring them to hold 50% of the shares previously subject to the Stock Ownership Commitment (SOC) for one year once they cease being executive officers of the Company. Over the years, Citi has met with several proponents and other interested parties regarding such issues as gender pay equity, proxy access, the Company’s response to regulation (Dodd-Frank, credit cards), derivatives, risk management, auditor rotation, and trade association payments, among others. We encourage our stockholders to communicate with management and the Board. Any stockholder wishing to communicate with management, the Board or an individual Director should send a request to the Corporate Secretary as described on page 37 in this Proxy Statement.

Proposal 5

Arjuna Capital c/o Adam D. Seitchik, 49 Union Street, Manchester, MA 01944, has submitted the following proposal for consideration at the 2017 Annual Meeting:

Gender Pay Equity

Whereas:

The median income for women working full time in the United States is reported to be 79 percent of that of their male counterparts, a 10,800 dollar disparity that can add up to nearly half a million dollars over the course of a career. The gap for African America and Latina women is wider at 60 percent and 55 percent respectively. At the current rate, women will not reach pay parity until 2059.

A 2016 Glassdoor study finds an unexplained 6.4 percent gender pay gap in the financial industry after statistical controls, among the highest of industries examined. Data from the Bureau of Labor Statistics, reveals female financial advisors faced a 61.3 percent pay gap in 2014, the widest of occupations reviewed.

Women make up over half of entry level positions in finance, yet a 2016 Oliver Wyman study finds it will take until 2048 to reach 30 percent female executive committee representation. Mercer finds female executives are 20 to 30 percent more likely to leave financial services careers than in any other industry.

At Citigroup, approximately 51 percent of our employees are women, but women account for only 24 percent of leadership.

A large body of evidence suggests diversity in leadership leads to better performance. McKinsey & Company states, “the business case for the advancement and promotion of women is compelling” and has found companies with highly diverse executive teams boasted higher returns on equity, earnings performance, and stock price growth. Best practices to address this underleveraged opportunity include “tracking and eliminating gender pay gaps.”

www.citigroup.com

108	STOCKHOLDER PROPOSALS

Mercer finds actively managing pay equity “is associated with higher current female representation at the professional through executive levels and a faster trajectory to improved representation.”

Regulatory risk exists as the Paycheck Fairness Act pends before Congress. The Equal Employment Opportunity Commission has proposed rules requiring wage gap reporting. California, Massachusetts, New York and Maryland have passed some of the strongest equal pay legislation to date.

The Wall Street Journal reports, “Academic research attributes salary inequalities to several factors–from outright bias to women failing to ask for raises.” A Harvard University economist concluded the gap stems from women making less in the same jobs. As much as 40 percent of the wage gap may be attributed to discrimination.

S&P 500 companies including Intel, Apple, Expedia, and eBay have publically reported and committed to gender pay equity.

Resolved: Shareholders request Citigroup prepare a report by October 2017, omitting proprietary information and prepared at reasonable cost, on the Company’s policies and goals to reduce the gender pay gap.

The gender pay gap is defined as the difference between male and female earnings expressed as a percentage of male earnings (Organization for Economic Cooperation and Development).

Supporting Statement: A report adequate for investors to assess Citigroup’s strategy and performance would include the percentage pay gap between male and female employees, including base, bonus and equity compensation, policies to address that gap, and quantitative reduction targets.

Management Comment

Summary

We are proud of Citi’s diversity and the fact that we have employees from over 100 countries with very different backgrounds and perspectives. We promote an inclusive environment where diversity is embraced and where our employees’ differences are respected and valued. Gender equality is a critical component of supporting our inclusive environment. We must continue to attract and retain the best talent to lead Citi. In 2016 we combined the talent and diversity teams to further embed a diversity lens into all of our talent decisions and processes. We benchmark our progress regularly by participating in external studies and the Citi Board of Directors evaluates our progress on diversity and inclusion annually. Jim Cowles, CEO of EMEA, and Tracey Warson, Head of the US Private Bank, co-chair our global women’s affinity. The affinity chairs along with other members of senior management and the Board spend time with our employees all over the globe to better understand their experiences firsthand. We use the feedback we receive to continuously assess and refine our diversity and inclusion practices to yield stronger outcomes.

Important Points to Consider

➢	The information disclosed in Citi’s Annual Diversity Report published by the Company on an annual basis includes detailed information on our workforce demographics and provides additional information on our comprehensive diversity and inclusion efforts. The Annual Diversity Report provides information that is more meaningful for stockholders than the analysis requested in this Proposal. For copies of the current and previous annual reports and for more information about Citi’s diversity initiatives, please visit our website at http://www.citigroup.com/citi/diversity/.

Citi 2017 Proxy Statement

STOCKHOLDER PROPOSALS	109

➢

Citi’s published Compensation Philosophy shows that the objectives of our compensation programs are designed to address the risks mentioned by the proponent. Please visit our website http://www.citigroup.com/citi/investor/ corporate_governance.html to review the policy. Through our compensation programs, we strive to: attract and retain the best talent to lead Citi to success; align compensation programs, structures, and decisions with stockholder and other stakeholder interests; reinforce a business culture based on the highest ethical standards; manage risks to Citi by encouraging prudent decision-making; and reflect regulatory guidance in compensation programs.

➢

One of the initiatives developed by Citi is the CEO scorecard, applicable to more than 500 senior managers, which measures critical performance initiatives including financial controls and other top priorities such as diversity and culture. The diversity indicator measures how we are filling our senior opportunities at the Director level and above. Each quarter we track how many opportunities existed, whether there were multiple candidates considered, and whether women, and in the US, racial/ethnic minorities, were candidates on the slate. Since we started this practice in 2013, the percentage of diverse candidate slates has increased significantly from 58% of the opportunities in 2013 to 70% in 2016.

➢

Beginning in 2016, we began to expand the practice of creating diverse interview panels, currently performed in some lines of business, to be applicable to all Managing Director roles. Diverse interview panels are a group of individuals, including a diverse member (women globally; racial/ethnic minorities in the US), designed to foster a broader range of perspectives and mitigate potential biases when interviewing and confirming appointments for senior-level roles. We are hopeful that fostering a common approach to implementing diverse interview panels across Citi will further build our capability in candidate selection and increase our diverse outcomes.

➢

Along with our focus on recruitment and selection, through the Citi Women affinity, we also offer two flagship women’s development programs–Citi Women’s Leadership Development Program and Women Leading Citi, focused on high performing Director level women and Managing Directors respectively. We’ve had approximately 1,000 women participate in the combined programs to date and we plan to increase the number of women that participate on an annual basis. In addition, we are in the process of redesigning the programs to reflect our Mission and Value Proposition and our updated Leadership Standards, as well as to allow for greater exposure to our senior leaders, who will help to facilitate the sessions.

➢

Citi is also committed to diversity on its Board of Directors. We recently added another woman to our Board bringing total representation to 6 women of 17 directors, or 35%, as of the date this proxy statement was filed.

Board Recommendation

We remain committed to our on-going efforts to promote diversity in the workplace and believe we are making demonstrable progress in building a diverse company and compensating our employees based on performance. The Proposal calls for a report on the Company’s policies and goals to reduce the gender pay gap, which would be costly and time-consuming, and in light of our many efforts in this area, would not offer stockholders meaningful additional information. As such, the Proposal would not enhance the Company’s existing commitment to an inclusive culture or meaningfully further its goal and efforts in support of workplace diversity; therefore the Board recommends that you vote AGAINST this Proposal 5.

Proposal 6

Bartlett Collins Naylor, 215 Pennsylvania Avenue, S.E., Washington D.C. 20003, has submitted the following proposal for consideration at the 2017 Annual Meeting:

Resolved, that stockholders of Citigroup Corporation urge that:

1.	The Board of Directors should appoint a committee (the ‘Stockholder Value Committee’) composed exclusively of independent directors to address whether the divestiture of all non-core banking business segments would enhance shareholder value.
2.	The Stockholder Value Committee should publicly report on its analysis to stockholders no later than 300 days after the 2017 Annual Meeting of Stockholders, although confidential information may be withheld.

www.citigroup.com

110	STOCKHOLDER PROPOSALS

3.	In carrying out its evaluation, the Stockholder Value Committee should avail itself at reasonable cost of such independent legal, investment banking and other third party advisers as the Stockholder Value Committee determines is necessary or appropriate in its sole discretion.

For purposes of this proposal, “non-core banking operations” means operations that are conducted by affiliates other than the affiliate the corporation identifies as Citibank, N.A. which holds FDIC Certificate No 7213.

Supporting Statement

The financial crisis that began in 2008 underscored potentially significant weaknesses in the practices of large, inter-connected financial institutions such as Citigroup. Since the financial crash, Citi stock fell from $544 on April 30, 2007, to less than $50 by February 2009. It has remained there—90 percent below pre-crash levels—for six years now. The value of Citi’s assets less liabilities is $220 billion; its stock market value is $162 million. In accounting terms, the firm is worth more liquidated.

The crisis prompted questions about how to regulate “too big to fail” institutions such as Citigroup and about whether it made sense to allow financial institutions to engage in both traditional banking and investment banking activities, which had previously been barred by the Glass-Steagall Act.

Congress sought to address these concerns with the Dodd-Frank Act in 2010, which reformed regulation of financial institutions.

We are concerned that current law may not do enough to avert another financial crisis. Our concern too is that a mega-bank such as Citigroup may not simply be “to big to fail,” but also “too big to manage” effectively so as to contain risks that can spread across Citi’s business segments. Frauds resulting in more than $7 billion in shareholder-paid fines suggest management imperfection. Many smaller banks have proven far better investments. Just as in the 2008 crash, shareholders will suffer in the next crash at Citi.

Citigroup founders John Reed and Sanford Weil agree that the largest banks should be broken up.

We therefore recommend that the board act to explore options to split the firm into two or more companies, with one performing basic business and consumer lending with FDIC-guaranteed deposit liabilities, and the other businesses focused on investment banking such as underwriting, trading and market-making.

We believe that such a separation will reduce the risk of another financial meltdown that harms depositors, shareholders and taxpayers alike; in addition, given the differing levels of risk in Citi’s primary business segments, divestiture will give investors more choice and control about investment risks.

Management Comment

Summary

As part of its fiduciary obligation to shareholders, Citi’s Board of Directors engages with management in a formal annual review of the Company’s strategy and its execution. In these three-day sessions, management and the Board consider alternative strategic options for the Company. Over the past several years, the Board has hired several subject matter experts to assist it in determining if the firm’s chosen strategy was the most likely one to create the best long-term outcomes for our shareholders. Pursuant to its most recent review, and having taken into account changes in the operating environment, the Board remains confident that the current strategy being executed by the existing management team will yield the best long-term results.

Citi 2017 Proxy Statement

STOCKHOLDER PROPOSALS	111

Important Points to Consider

➢

Management and the Board’s willingness to take on difficult tasks to further the interest of shareholders should not be in doubt as evidenced by the massive reduction in the assets of Citi Holdings. Originally under the supervision of the disbanded Citi Holdings Oversight Committee and then under the auspices of the Citibank, N.A. Board, the Company has exited Citi Holdings’ businesses and assets as quickly as practicable in an economically rational manner. Over the course of this extensive process, the Company reduced its Citi Holdings assets from over $800 billion at its peak to $54 billion by the end of fourth quarter 2016, or approximately 3% of the Company’s total GAAP assets. Given this reduction, as of the first quarter of 2017, Citi Holdings will no longer be reported as a separate segment and oversight of the remaining assets will be provided by the Citigroup Board. The massive reduction in Holdings’ assets has been accomplished through more than sixty M&A transactions, portfolio sales, portfolio runoff and repayments. As the Company’s Chief Executive Officer has aptly stated, the wind-down of Citi Holdings is “one of the most significant transformations ever executed in [the banking] industry.”

➢

Citi already provides extensive disclosures regarding its strategy and divestitures in its public filings, as well as in discussions with investors. Making public the Company’s business information and plans – as called for by this Proposal – would result in our surrender of vital proprietary information. Such disclosure would likely strengthen our competitors’ knowledge of Citi’s businesses and potentially cause great harm to our shareholders.

Board Recommendation

Citi and its Board regularly review strategic alternatives for maximizing shareholder value. Management, with Board oversight, has continued to divest unproductive assets and to improve the efficiency of its core businesses. The main concerns identified by the Proposal are being addressed and the specific process envisioned by the Proposal would be duplicative and result in the publication of highly confidential information that would put the Company at a competitive disadvantage. As such, the Board recommends that you vote AGAINST Proposal 6.

Proposal 7

CtW Investment Group, 1900 L Street, N.W., Suite 900, Washington, DC 20036, has submitted the following proposal for consideration at the 2017 Annual Meeting:

Whereas, we believe in full disclosure of Citigroup’s direct and indirect lobbying activities and expenditures to assess whether Citigroup’s lobbying is consistent with its expressed goals and in the best interests of stockholders.

Resolved, the stockholders Citigroup request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.
2.	Payments by Citigroup used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
3.	Description of management’s and the Board’s decision making process and oversight for making payments described in section 2 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Citigroup is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on Citigroup’s website.

www.citigroup.com

112	STOCKHOLDER PROPOSALS

Supporting Statement

As stockholders, we encourage transparency and accountability in our company’s use of corporate funds to influence legislation and regulation. Citigroup spent $10.67 million in 2014 and 2015 on federal lobbying (opensecrets.org). This figure does not include lobbying expenditures to influence legislation in states, where Citigroup also lobbies in 42 states (“Amid Federal Gridlock, Lobbying Rises in the States,” Center for Public Integrity, February 11, 2016), but disclosure is uneven or absent. Citigroup’s lobbying on derivatives has attracted media scrutiny (“Why Citi May Soon Regret Its Big Victory on Capitol Hill,” American Banker, December 11, 2014).

Citigroup is a member of the Chamber of Commerce, which has spent over $1.2 billion on lobbying since 1998. Citigroup is also a member of the Business Roundtable, Financial Services Roundtable, and Securities Industry and Financial Markets Association, which together spent $32.14 million on lobbying in 2015. Citigroup prohibits its payments to trade associations from being used for political contributions, but this does not cover payments used for lobbying. This leaves a serious disclosure gap, as trade associations generally spend far more on lobbying than on political contributions. Citigroup does not disclose its trade association payments or the portions used for lobbying on its website. We are concerned that Citigroup’s current lack of trade association lobbying disclosure presents reputational risks.

We also question if Citigroup’s membership in the Chamber is consistent with Citigroup’s values. For example, combating climate change is a strategic priority for Citigroup, yet the Chamber has sued the EPA to block the Clean Power Plan. Transparent reporting would reveal whether company assets are being used for objectives contrary to Citigroup’s long-term interests.

Management Comment

Summary

Citi has a comprehensive system of reporting on Citi’s lobbying activities and political contributions. Citi discloses its lobbying activities as required by law in the more than 30 states in which it is actively engaged in lobbying, and at the federal level. Citi provides access to this information on its website. Moreover, shareholders can access Citi’s filings under the Lobbying Disclosure Act to view the issues and campaigns that Citi supports through its lobbying efforts. Citi also publishes annually on its website its political contributions made by the Citi Political Action Committees. Finally, Citi lists the names of the significant trade and business associations in which it participates. The proposal would be substantively duplicative and technically prohibitive to actually implement.

Important Points to Consider

➢	Citi already has in place measures to promote transparency in and oversight of its lobbying and political activity.
✓

First, as required by its Charter, the Nomination, Governance and Public Affairs Committee of Citi’s Board of Directors provides oversight over the Company’s political contributions, trade association activities, and lobbying strategy.

	✓	Second, Citi has links on its website to state government websites where its lobbying activities are reported.
	✓	Third, Citi discloses U.S. federal lobbying activity quarterly, as required by the Lobbying Disclosure Act (LDA). LDA requires disclosure of the issues and costs of its lobbying efforts.
✓

Fourth, Citi posts on its website a list, updated annually, of all corporate political contributions made by Citi as well as contributions made by Citi’s Political Action Committees (PAC) (www.citigroup.com. Click on “About Us,” and then “Corporate Governance.”).

	✓	Fifth, Citi posts the names of its significant trade and business associations on Citi’s website.

Citi 2017 Proxy Statement

STOCKHOLDER PROPOSALS	113

	✓	Citi’s Political Activities Statement, which can be found at www.citigroup.com, provides, in addition to the information above, meaningful disclosure about:
		■	Citi’s lobbying policies and procedures including grassroots lobbying – we commit to disclose any grassroots lobbying efforts or any state ballot initiative in which we engage
		■	membership in any tax-exempt group that writes and endorses model legislation
		■	the Board’s oversight of lobbying activities, and political contributions.
➢	Citi will not directly or indirectly make payments to independent expenditure campaigns and has procedures in place to prevent such payments from being made.
✓

First, Citi policy prohibits contributions for independent expenditures which means it cannot make such payments directly. “Independent expenditures” are expenditures by an entity other than the political candidate or his or her campaign that support the candidate (or criticize his/her opponent) and are generally made by SuperPACs.

✓

Second, to prevent any indirect funding of SuperPACs, Citi requires, before Citi pays its dues, that trade and business associations attest that they have a process that assures that no funds provided by any Citi entity (whether by way of dues or otherwise) will be used for independent expenditures.

➢	Citi engages in lobbying activities on its own behalf and determines on which issues to lobby based on careful consideration of political and legislative matters that may have an impact on Citi. Citi’s lobbying efforts are necessarily focused on issues and positions favored by Citi. While trade and business associations may lobby on behalf of the financial industry, this “indirect” lobbying does not necessarily represent Citi’s positions. Attributing these lobbying efforts to Citi’s decision-making would be misleading to shareholders.
➢	The report requested by the proposal would be duplicative and is not an effective use of Citi’s resources.
✓

Citi’s current public disclosures, including its political contributions disclosure, the links on its website to disclosures of its state lobbying activities, its disclosures of federal lobbying under the Lobbying Disclosure Act, and the disclosure of its Political Activities Statement provide stockholders with extensive information of the kind in substance requested in the Proposal.

✓

Citi has also successfully passed regular audits by regulatory authorities with lobbying and political contributions oversight, as well as those performed by Citi’s Internal Audit function. In addition, Citi participates in the European Union’s voluntary lobbying disclosure registry.

Board Recommendation

Because it already has extensive disclosure practices pertaining to its political contributions and lobbying activities, disclosures of its political contributions and lobbying expenditures, disclosure of its trade association participation, and a Political Activities Statement outlining its policies and procedures surrounding political and lobbying activities, Citi does not believe the additional disclosure requested by the stockholder proposal would be useful to shareholders. In addition, disclosure of indirect lobbying activities by outside trade associations in itself would not offer shareholders a useful nor clear window into Citi’s approach to lobbying and political activity. The disclosure requested by the Proposal would thus not be an effective use of Citi’s resources or management’s time, nor would it provide shareholders with additional meaningful disclosures; therefore the Board recommends that you vote AGAINST this Proposal 7.

Proposal 8

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, has submitted the following proposal for consideration at the 2017 Annual Meeting:

Proposal 8 — Clawback Amendment

RESOLVED, that shareholders of Citigroup Inc. urge the Board of Directors to amend the General Clawback policy to provide that a substantial portion of annual total compensation of Executive Officers, identified by the board, shall be deferred and be forfeited in part or in whole, at the discretion of Board, to help satisfy any monetary penalty associated with any violation of law regardless of any determined responsibility by any individual officer;

www.citigroup.com

114	STOCKHOLDER PROPOSALS

and that this annual deferred compensation be paid to the officers no sooner than 10 years after the absence of any monetary penalty; and that any forfeiture and relevant circumstances be reported to shareholders. These amendments should operate prospectively and be implemented in a way that does not violate any contract, compensation plan, law or regulation.

On July 14, 2014, the Department of Justice “announced a $7 billion settlement with Citigroup Inc. to resolve . . . claims related to Citigroup’s conduct in the . . . issuance of residential mortgage-backed securities (RMBS) prior to Jan. 1, 2009. The resolution includes a $4 billion civil penalty – the largest penalty to date under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA) . . . Citigroup acknowledged it made serious misrepresentations to the public.” This monetary penalty was borne by Citi shareholders who were not responsible for this unlawful conduct. Citi employees committed these unlawful acts. They did not contribute to this penalty payment, but instead undoubtedly received bonuses.

In 2014, Citi refined its clawback policies. In addition to recouping incentive compensation for employees who violate the law, the Compensation Committee “may also cancel awards if an employee failed to supervise individuals who engaged in such behavior.”

This refinement is welcome. It reflects that the Board agrees that compensation serves as an appropriate tool for deterrence and that restrictions should apply more broadly than simply to those determined to have violated the law. The further refinement here in this resolution can help strengthen Citi’s policy by making compliance with the law a group concern.

President William Dudley of the New York Federal Reserve outlined the utility of what he called a performance bond. “In the case of a large fine, the senior management . . . would forfeit their performance bond. . . . Each individual’s ability to realize their deferred debt compensation would depend not only on their own behavior, but also on the behavior of their colleagues. This would create a strong incentive for individuals to monitor the actions of their colleagues, and to call attention to any issues. . . . Importantly, individuals would not be able to “opt out” of the firm as a way of escaping the problem. If a person knew that something is amiss and decided to leave the firm, their deferred debt compensation would still be at risk.”

The statute of limitations under the FIRREA is 10 years, meaning that annual deferral period should be 10 years.

Please vote to protect shareholder value:

Clawback Amendment — Proposal 8

Management Comment

Summary

Citi’s existing clawback policies address the objectives sought by the Proponent and are in fact broader than the changes called for by the proposal. For example, the proposal would impose clawbacks only for “monetary penalties associated with any violation of law.” Citi’s current clawback policies do not require as a prerequisite to a clawback a “penalty” or a “violation of law.” Clawbacks under Citi’s existing policies may be imposed in instances of materially imprudent judgment that caused harm to any of Citi’s business operations or that resulted or could result in regulatory sanctions. In addition, implementing the proposal’s request to pay deferred compensation no sooner than 10 years after the absence of any monetary penalty and to permit the forfeiture of such compensation irrespective of the culpability of an executive officer would severely impair Citi’s ability to attract and retain talented executive officers as such terms and conditions are not currently in place at peer companies, are not required by applicable law or regulatory policy, and would make employment at Citigroup significantly less appealing relative to other institutions, both in our industry and outside of it. Adopting a proposal that inhibits Citi’s ability to attract and retain talented executive officers would be detrimental to Citi’s long-term business objectives and to its stockholders.

Citi 2017 Proxy Statement

STOCKHOLDER PROPOSALS	115

Important Points to Consider

➢

Citi’s General Clawback provision provides that the unvested portion of a deferred cash award or a performance share unit award granted to an employee will be canceled if Citi’s Personnel and Compensation Committee (the Committee) determines that such employee:

●

engaged in behavior constituting misconduct or exercised materially imprudent judgment that caused harm to any of Citi’s business operations, or that resulted or could result in regulatory sanctions (whether or not formalized);

●

failed to supervise or monitor individuals engaging in, or failed to properly escalate behavior constituting, misconduct in accordance with Citi’s policies regarding the reporting of misconduct, or exercised materially imprudent judgment that caused harm to any of Citi’s business operations; or

	●	failed to supervise or monitor individuals engaging in, or failed to properly escalate, behavior that resulted or could result in regulatory sanctions (whether or not formalized).
➢

In addition, all of Citi’s deferred incentive compensation awards are subject to the “Citi Clawback,” which requires the forfeiture or cancellation of unvested awards when the Committee determines that an employee received an award based on materially inaccurate publicly reported financial statements, knowingly engaged in providing materially inaccurate information relating to publicly reported financial statements, materially violated any risk limits established or revised by senior management and/or risk management or engaged in gross misconduct.

➢

Citi’s clawback policies are supported through other policies, such as Citi’s stock ownership commitment (SOC), which requires executive officers to retain at least 75% of the equity awarded to them as incentive compensation (other than cash equivalents and net of amounts required to pay taxes and exercise prices) as long as they are executive officers and to retain 50% of their equity subject to the SOC for one year after their status as executive officers ends. In addition, Citi’s anti-hedging policy also provides that executive officers may not enter into hedging transactions in respect of Citi’s common stock or other Citi securities. Citi’s clawback policies are part of a set of interrelated policies through which Citi ensures that officers are encouraged to focus on the long-term interests of stockholders and are discouraged from excessive risk-taking that could cause material harm to Citi.

➢

Unlike the proposal’s request to defer compensation awarded to executive officers for a period “no sooner than 10 years after the absence of any monetary penalty,” the deferral period under Citi’s current incentive award structures, which provide for prorated vesting and payment over a three- or four-year period, is competitive with the practices at peer companies and is consistent with regulatory guidance. The proposal is also unworkable in practice. If the term “monetary penalty” in the proposal means any monetary penalty against the Company, notwithstanding its severity, adopting the proposal could result in executives not receiving their deferred compensation irrespective of their culpability for the imposition of such penalty and would result in their having to wait at least 10 years from the date of the award for that determination to be made. Adopting such a proposal would be detrimental to Citi’s long-term business objectives and to its stockholders as it would likely severely impair Citi’s ability to attract and retain talented executive officers.

Board Recommendation

Because Citi’s current clawback provisions and accompanying policies serve the same objectives as the proposal, cover a broader range of potential employee misbehavior than those included in the proposal, and are better tailored to current regulatory and market conditions than the changes requested by the proposal, and because the deferral period proposed would put Citi at a significant competitive disadvantage when attracting and retaining talent, thus harming the Company, the Board recommends a vote AGAINST this Proposal 8.

Proposal 9

AFL–CIO Reserve Fund, 815 Sixteenth Street, NW, Washington, DC 20006, has submitted the following proposal for consideration at the 2017 Annual Meeting:

RESOLVED: Shareholders of Citigroup (the “Company”) request that the Board of Directors adopt a policy prohibiting the vesting of equity-based awards for senior executives due to a voluntary resignation to enter government service (a “Government Service Golden Parachute”).

www.citigroup.com

116	STOCKHOLDER PROPOSALS

For purposes of this resolution, “equity-based awards” include stock options, restricted stock and other stock awards granted under an equity incentive plan. “Government service” includes employment with any U.S. federal, state or local government, any supranational or international organization, any self-regulatory organization, or any agency or instrumentality of any such government or organization, or any electoral campaign for public office.

This policy shall be implemented so as not to violate existing contractual obligations or the terms of any compensation or benefit plan currently in existence or approved by shareholders on the date this proposal is adopted, and it shall apply only to equity plans or plan amendments that shareholders approve after the date of the 2017 annual meeting.

Supporting Statement:

Our Company provides its senior executives with vesting of equity-based awards after their voluntary resignation of employment from the Company to pursue a career in government service. In other words, our Company gives a “golden parachute“ for entering government service. For example, Stephen Bird, CEO of Global Consumer Banking, was entitled to $10 million in unvested equity awards if he entered government service on December 31, 2015.

At most companies, equity-based awards vest over a period of time to compensate executives for their labor during the commensurate period. If an executive voluntarily resigns before the vesting criteria are satisfied, unvested awards are usually forfeited. While government service is commendable, we question the practice of our Company providing continued vesting of equity-based awards to executives who voluntarily resign to enter government service.

The vesting of equity-based awards over a period of time is a powerful tool for companies to attract and retain talented employees. But contrary to this goal, our Company’s award agreements contain a “Voluntary Resignation to Pursue Alternative Career“ clause that provides for the continued vesting of restricted stock of executives who voluntarily resign to pursue a government service career.

Last year in its opposition statement to this resolution, the Company stated its desire to facilitate “some degree of parity between private and public sector employment” because “unvested awards are typically ‘bought out’ by a new private sector employer.” In our view, it is simply not appropriate for our Company’s employees who choose to enter government service to be “bought out.”

We believe that compensation plans should align the interests of senior executives with the long-term interests of the Company. We oppose compensation plans that provide windfalls to executives that are unrelated to their performance. For these reasons, we question how our Company benefits from providing Government Service Golden Parachutes. Surely our Company does not expect to receive favorable treatment from its former executives?

Management Comment

Summary

Citi’s deferred compensation programs, like those of many other companies, include provisions that alter an award’s regular forfeiture conditions and provide for vesting in a range of circumstances (e.g., termination of employment on account of death, disability, involuntary termination not for cause, and upon meeting certain retirement-type age and service provisions). The alternative career provision, which is available to all employees who are eligible for deferred compensation awards (not just senior executives), is one of these exceptions. Under the alternative career provision, an employee who is not eligible for retirement may resign to work full-time in a paid career in government service, for a charitable institution, or as a teacher at an educational institution, and have his/her awards continue to vest on schedule. (A retirement-eligible employee may work for such employers and continue to vest regardless of the alternative career provision.) We believe that the alternative career provision, like other exceptions to the vesting conditions of our programs, help us attract talented employees, which is a goal that furthers both our long-term business objectives and benefits stockholders at minimal cost.

Citi 2017 Proxy Statement

STOCKHOLDER PROPOSALS	117

Important Points to Consider

➢Adopting a policy that erodes the features of an incentive program intended to attract and retain talented employees would be detrimental to Citi’s long-term business objectives. The alternative career provision is necessary to remain competitive for talent in the financial services industry, as it is an element of our peers’ programs. It is not an executive perk; it is a component of our broader-based incentive programs covering about 8,300 employees globally.
➢The alternative career provision operates at minimal cost to Citi and its stockholders, despite broad eligibility. As of December 31, 2016, only 13 employees globally were vesting on schedule by reason of the alternative career provision, including charitable and educational as well as governmental employment.
➢The provision does not result in a “windfall” to employees as they have earned the awards for services already performed. Furthermore, Citi’s deferred incentive awards are subject to business-based performance conditions during the vesting period and to meaningful clawback provisions in the event of misconduct or other specified negative circumstances. Accordingly, awards that vest on schedule by reason of alternative career or other reasons are still subject to important conditions for receipt. These clawback provisions and business-based performance vesting conditions provide for alignment of stockholder and employee interests after termination of employment during the vesting period.
➢The alternative career provision helps maintain strong employee relations by facilitating some degree of parity between private and public sector employment following Citi service. Employees who are not eligible to retire and who leave to work in the private sector often do not face an economic penalty as a consequence of their decision to leave Citi as their unvested awards are typically “bought out” by a new private sector employer. Conversely, employees who are not eligible to retire are unlikely to have their unvested awards “bought out” by a new public, educational or non-profit sector employer and therefore would typically lose deferred awards if they entered those sectors. In contrast, employees who are eligible to retire under our incentive programs may leave to work in public, educational or non-profit service and continue to vest. The alternative career provision therefore promotes equitable treatment of employees seeking employment in public, educational and non-profit sectors by allowing employees who are not eligible to retire to continue to vest in their equity awards while employed in such sectors.

Board Recommendation

The alternative career provision advances stockholder interests by enabling Citi to attract and retain talented employees; adopting this proposal would put Citi at a competitive disadvantage and could harm the Company; therefore the Board recommends a vote AGAINST this Proposal 9.

www.citigroup.com

118	STOCKHOLDER PROPOSALS

Submission of Future Stockholder Proposals

Under SEC Rule 14a-8, a stockholder who intends to present a proposal at the next Annual Meeting of stockholders and who wishes the proposal to be included in the Proxy Statement for that meeting must submit the proposal in writing to the Corporate Secretary of Citi at 388 Greenwich Street, New York, New York 10013. The proposal must be received no later than November 15, 2017. The proposal and its proponent must satisfy all applicable requirements of Rule 14a-8.

Citi’s By-laws permit a stockholder or group of stockholders (up to 20) who have owned at least 3% of Citi common stock for at least three years to submit director nominees (up to the greater of two nominees or 20% of the Board, as determined in accordance with the By-laws) for inclusion in Citi’s Proxy Statement if the nominating stockholder(s) satisfies the requirements specified in the By-laws. With respect to stockholder nominees for Director election submitted for inclusion in Citi’s Proxy Statement for the 2018 Annual Meeting, written notice of nominations must be provided by the stockholder proponent(s) to Citi in accordance with Citi’s By-laws. The notice must be delivered to, or mailed and received by, Citi’s Corporate Secretary between October 16, 2017 and November 15, 2017. These deadlines are based on the 150th day and 120th day, respectively, before the one-year anniversary of the date that the Proxy Statement for this Annual Meeting was first sent to stockholders (which date, for purposes of Citi’s By-laws, is March 15, 2017). The ability to include a nominee in Citi’s Proxy Statement is subject to the terms and conditions set forth in Citi’s By-laws.

With respect to stockholder nominees for Director election at the next Annual Meeting (other than nominees submitted for inclusion in Citi’s proxy materials) and stockholder proposals for consideration at the next Annual Meeting that are not submitted for inclusion in Citi’s proxy materials under Rule 14a-8, written notice of nominations and proposals must be provided by the stockholder proponent to Citi in accordance with Citi’s By-laws. The notice must be delivered to, or mailed and received by, Citi’s Corporate Secretary between December 26, 2017 and January 25, 2018 and must comply with all applicable provisions of Citi’s By-laws. You may obtain a copy of Citi’s By-laws by writing to the Corporate Secretary at 388 Greenwich Street, New York, New York 10013.

Cost of Annual Meeting and Proxy Solicitation

Citi pays the cost of the Annual Meeting and the cost of soliciting proxies. In addition to soliciting proxies by mail, Citi may solicit proxies by personal interview, telephone, and similar means. No Director, officer, or employee of Citi will be specially compensated for these activities. Citi also intends to request that brokers, banks, and other nominees solicit proxies from their principals and will pay the brokers, banks, and other nominees certain expenses they incur for such activities. Citi has retained Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902, a proxy soliciting firm, to assist in the solicitation of proxies, for an estimated fee of $30,000 plus reimbursement of certain out-of-pocket expenses.

Householding

Under SEC rules, a single set of Annual Reports and Proxy Statements may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. In accordance with a notice sent to certain stockholders who shared a single address, only one Annual Report and Proxy Statement will be sent to that address unless any stockholder at that address requested multiple sets of documents be sent. However, if any stockholder who agreed to householding wishes to receive a separate Annual Report or Proxy Statement for 2016 or in the future, he or she may telephone toll-free 1-866-540-7095 or write to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting Broadridge at the address set forth above, if they are record holders.

Citi 2017 Proxy Statement

119

Directions to 2017 Annual Meeting Location

Date and Time April 25, 2017, 9:00 a.m.

Place	The Great Hall of The Cooper Union
7 East 7th Street
New York, New York 10003

●The Cooper Union is accessible by public transportation. If you plan to visit by car, please allow extra time to navigate New York City traffic and to secure parking. There are multiple parking garages near The Cooper Union; however, it is recommended that you contact a parking garage ahead of time to ensure availability.

By Subway

●The Astor Place stop served by the #6 train is the closest New York City subway stop to The Cooper Union. The N and R trains have a stop at 8th Street and Broadway, about 2 blocks west of The Cooper Union. For more information, please visit: www.mta.info.

By Car

●From the East Side, use the FDR Drive and take Exit 5 (Houston Street). Take Houston Street westbound to Lafayette Street. Turn right (north) on Lafayette, and drive to Astor Place. Turn right on Astor Place and drive one block to Cooper Square.
●From the West Side, take the West Side Highway to the 14th Street exit. Turn left onto 14th Street to 3rd Avenue and make a right. Take 3rd Avenue to Cooper Square, which begins at 7th Street.
●Please Note: The Cooper Union does not have designated visitor parking. Limited street parking is available, and there are several nearby parking garages.

By Bus

●Buses arrive at the Port Authority Bus Terminal at 42nd Street. From the terminal, you may take a taxi, the subway (S train to Grand Central and then the #6 train downtown), or MTA buses (crosstown M42 to Lexington Avenue, ask for a transfer and switch to the downtown M101). For more information, please visit: www.mta.info.

By Railroad

●Long distance trains generally arrive at Penn Station (32nd-33rd Street and 7th Avenue). From Penn Station, either take a taxi to The Cooper Union, or take the downtown N or R subway (at 34th Street and 6th Avenue). Metro North trains arrive at Grand Central Station where you may either take a taxi or the downtown #6 subway. For more information, please visit: www.mta.info.

www.citigroup.com

120

Annex A

Additional Information Regarding Proposal 3

Glossary

CCAR refers to the Federal Reserve Board’s annual Comprehensive Capital Analysis and Review. CCAR is an important regulatory supervisory mechanism for assessing the capital adequacy of banks including, among other things, ensuring that banks have sufficient capital to continue to provide key financial services under adverse economic and financial market scenarios. Banks may not return capital to stockholders or take other capital actions unless the Federal Reserve Board indicates that it has “no objection” to a bank’s capital plan, including its requested capital actions.

Cumulative earnings per share for our Performance Share Units is determined by adding the diluted earnings per share based on net income allocated to common shareholders from our quarterly earnings reports for the 12 quarters ending in 2017 through 2019.

Deferred Tax Assets or DTAs represent the accumulated tax benefits on Citi’s Consolidated Balance Sheet resulting from losses in prior years that Citi expects to use to offset tax liabilities on future profits. These assets are excluded to some extent from the calculation of a bank’s regulatory capital. This has the effect of limiting the amount of capital that a bank can deploy in its banking business or can return to stockholders. Large DTAs mean that a bank must retain higher amounts of capital, thereby making higher returns harder to achieve. Reductions in DTAs are therefore important because the reductions have the effect of making more capital usable either in Citi’s businesses or for return to Citi’s stockholders.

Efficiency Ratio is total operating expenses divided by total revenues (net of interest expense). This ratio generally compares the cost of generating revenue to the amount of revenue generated. A lower cost is preferable to a higher cost in generating the same amount of revenue, and therefore, a lower efficiency ratio is generally better than a higher one. This metric encourages management to consider the costs of generating additional revenue instead of simply maximizing revenue, and can be used on a relative basis to identify which businesses are managed better than others. We use the Citicorp Efficiency Ratio (and not Citigroup efficiency ratios) as a measure of Citi performance as Citicorp represents Citi’s ongoing businesses and thus focuses management on expense management and productivity initiatives within these businesses.

Income from Continuing Operations Before Taxes is revenues minus expenses and cost of credit, before taxes and discontinued operations.

Net Income represents a company’s after-tax profits. Net Income is an element of the metrics that measure return on assets or capital.

Return on Assets is Net Income divided by average assets as determined under U.S. GAAP.

Return on Tangible Common Equity is Net Income for a business or Citigroup (minus preferred dividends in the case of Citigroup) divided by average tangible common equity for the year. Management views this metric as an appropriate indication of the long-term potential of Citi’s operating businesses to deliver long-term value to stockholders.

Risk Appetite Ratio is the ratio between the earnings of a business unit, including expected losses (defined as revenues, net of interest expense, minus operating expenses minus expected losses) (the numerator) and the stress losses of Citi or the applicable business segment under a 1-in-10 year stress scenario (the denominator). The applicable business unit should produce sufficient earnings each year, so that it does not lose money under a moderate stress event (i.e., a 1-in-10 year stress scenario). As long as the relationship is higher than 1-to-1, then the business unit “passes” the Risk Appetite Ratio test. The Risk Appetite Ratio is currently viewed as a baseline standard or a minimum goal.

Citi 2017 Proxy Statement

ANNEX A	121

Risk Appetite Surplus, for a business unit, is earnings (defined as revenues, net of interest expense, minus operating expenses) minus both expected losses and minus unexpected losses (i.e., the stress losses of the business unit under a 1-in-10 year stress scenario). The Risk Appetite Surplus metric is intended to measure the ability of a business unit to withstand a moderate stress event without incurring an annual loss. Risk Appetite Surplus is used as a more nuanced qualitative tool to evaluate the capital generation power of businesses that may “pass” the Risk Appetite Ratio test.

Citigroup — Financial Scorecard Results Detail and Reconciliations

(In millions of dollars, except ratios)

	Citigroup	Citicorp	GCB	ICG	Citicorp Latin America
Income from Continuing Operations before Income Taxes	$21,477		$7,820	$14,425	$3,157

Less: Provision for Income Taxes	6,444		2,712	4,497	1,006
Add: Income From Discontinued Operations	(58)		—	—	—
Less: Noncontrolling Interests	63		7	58	4
Net Income For Return on Assets and Return on Tangible
Common Equity	$14,912		$5,101	$9,870	$2,147

Average Assets	$1,808,728		$397,000	$1,297,000	$137,000
ROA (Net Income/Average Assets)	0.82%		1.28%	0.76%	1.57%

Revenues, net of Interest Expense	$69,875	$66,023	$31,763	$33,850	$8,995

Total Operating Expenses	$41,416	$38,245	$17,516	$18,939	$4,552

Efficiency Ratio (Operating Expenses/Revenues,
net of Interest Expense)	59.3%	57.9%	55.1%	55.9%	50.6%

Net Income (from above)	$14,912		$5,101	$9,870	$2,147
Preferred Stock Dividends	1,077
Income Available to Common Shareholders	$13,835

Total Common Equity at December 31, 2016	$205,867
Less:
Goodwill at December 31, 2016	21,659
Intangible assets (other than Mortgage Servicing Rights)
at December 31, 2016	5,114
Goodwill and intangible assets (other than MSRs) related to
assets held-for-sale at December 31, 2016	72
Tangible Common Equity at December 31, 2016	$179,022
Average Tangible Common Equity during 2016	$182,135		$36,000	$80,300	$12,080
Return on Tangible Common Equity	7.6%		14.2%	12.3%	17.8%

Risk Appetite Ratio:
Unexpected Losses		$14,685	$5,035	$6,268	$1,463
Expected Losses		$8,495	$7,260	$1,235	$1,074
Risk Appetite Ratio (RAR) = [Revenues - Operating Expenses -
Expected Losses]/Unexpected Losses		131%	139%	218%	230%
Risk Appetite Surplus (RAS) = [Revenues - Operating Expenses -
Expected Losses - Unexpected Losses]		$4,598	$1,952	$7,408	$1,906

www.citigroup.com

(Intentionally Left Blank)

Citigroup Inc. 388 Greenwich Street New York, New York 10013

CITIGROUP INC.
242 TRUMBULL STREET
HARTFORD, CT 06103

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or from a mobile phone scan the QR code above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 24, 2017. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 24, 2017. Have this proxy card in hand when you call and then follow the recorded instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope so that it is received prior to the Annual Meeting on April 25, 2017.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Citigroup Inc. in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

To view or print a copy of the Proxy Statement or Annual Report on Form 10-K, go to www.citigroup.com/citi/investor/corporate_governance.html.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E19692-P86879-Z69415	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CITIGROUP INC.

The Board of Directors recommends a vote FOR Proposals 1 through 3.
1.	Proposal to elect 15 Directors:		For	Against	Abstain
	1a.	Michael L. Corbat	☐	☐	☐
	1b.	Ellen M. Costello	☐	☐	☐
	1c.	Duncan P. Hennes	☐	☐	☐
	1d.	Peter B. Henry	☐	☐	☐
	1e.	Franz B. Humer	☐	☐	☐
	1f.	Renée J. James	☐	☐	☐
	1g.	Eugene M. McQuade	☐	☐	☐
	1h.	Michael E. O'Neill	☐	☐	☐
	1i.	Gary M. Reiner	☐	☐	☐
	1j.	Anthony M. Santomero	☐	☐	☐
	1k.	Diana L. Taylor	☐	☐	☐
	1l.	William S. Thompson, Jr.	☐	☐	☐
	1m.	James S. Turley	☐	☐	☐
	1n.	Deborah C. Wright	☐	☐	☐
	1o.	Ernesto Zedillo Ponce de Leon	☐	☐	☐

		For	Against	Abstain
2.	Proposal to ratify the selection of KPMG LLP as Citi's independent registered public accounting firm for 2017.	☐	☐	☐
3.	Advisory Vote to Approve Citi's 2016 Executive Compensation.	☐	☐	☐
The Board of Directors recommends you vote 1 YEAR on the following proposal:		1 Year	2 Years	3 Years	Abstain
4.	Advisory Vote to Approve the Frequency of Future Advisory Votes on Executive Compensation.	☐	☐	☐	☐
		For	Against	Abstain
The Board of Directors recommends a vote AGAINST Proposals 5 through 9.
5.	Stockholder proposal requesting a report on the Company's policies and goals to reduce the gender pay gap.	☐	☐	☐
6.	Stockholder proposal requesting that the Board appoint a Stockholder Value Committee to address whether the divestiture of all non-core banking business segments would enhance shareholder value.	☐	☐	☐
7.	Stockholder proposal requesting a report on lobbying and grassroots lobbying contributions.	☐	☐	☐
8.	Stockholder proposal requesting an amendment to the General Clawback policy to provide that a substantial portion of annual total compensation of Executive Officers shall be deferred and forfeited, in part or whole, at the discretion of the Board, to help satisfy any monetary penalty associated with a violation of law.	☐	☐	☐
9.	Stockholder proposal requesting that the Board adopt a policy prohibiting the vesting of equity-based awards for senior executives due to a voluntary resignation to enter government service.	☐	☐	☐

	Yes	No
Please indicate if you would like to keep your vote confidential under the current policy.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

2017 Annual Meeting of Stockholders
April 25, 2017 at 9:00 a.m. at
The Great Hall of The Cooper Union
7 East 7th Street
New York, New York 10003

You should present this admission ticket in order to gain admittance to the meeting. This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. Each stockholder may be asked to present valid picture identification, such as a driver's license. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

If you submit your proxy by telephone or Internet, do not return your proxy card.

Thank you for your proxy submission.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice
and Proxy Statement and Annual Report are available at
www.citigroup.com/citi/investor/corporate_governance.html.

E19693-P86879-Z69415

CITIGROUP INC.
Proxy Solicited on Behalf of the Board of Directors
of Citigroup Inc. for the Annual Meeting, April 25, 2017

The undersigned hereby constitutes and appoints Michael E. O'Neill, Michael L. Corbat and Rohan Weerasinghe, and each of them his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Citigroup Inc. ("Citigroup") to be held at The Great Hall of The Cooper Union, 7 East 7th Street, New York, New York 10003, on Tuesday, April 25, 2017, at 9:00 a.m. local time and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your proxy cannot be voted unless you sign, date and return this card or follow the instructions for telephone or Internet voting set forth on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1-3, for 1 YEAR for Proposal 4 and AGAINST Proposals 5-9 and will be voted in the discretion of the proxies (or, in the case of a Voting Plan, will be voted in the discretion of the plan trustee or administrator) upon such other matters as may properly come before the Annual Meeting.

The signer(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement. The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at said Annual Meeting and any adjournments or postponements thereof. NOTE: Please sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Attention employee benefit plan participants: If you hold shares of Citigroup Common Stock through an employee benefit plan, you should complete, sign and return this proxy card to instruct the trustee of the plan how to vote these shares. Your proxy must be received no later than 8:00 a.m., Eastern Time, on April 21, 2017 so that the trustee of the plan (who votes the shares on behalf of plan participants) has adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential.

If shares of Citigroup common stock are issued to or held for the account of the undersigned under employee plans and voting rights attached to such shares (any of such plans, a "Voting Plan"), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Citigroup common stock in the undersigned's name and/or account under such Plan in accordance with the instructions given herein and the terms of the applicable Voting Plan, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to, the matters set forth on the reverse side.

IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ABOVE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE